As filed with the U.S. Securities and Exchange Commission on September 5, 2025.

Registration Statement No. 333-288678

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

Amendment No 2

to

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________________

Club Versante Group Limited

(Exact name of registrant as specified in its charter)

____________________________

Cayman Islands	5812	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Suite 1205

8400 West Road
Richmond BC V6X 0S7
Canada
604-284-5366
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Tel: (212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

Copies to:

Kyle Leung, Esq. Qin Li, Esq. Concord & Sage PC 1360 Valley Vista Dr Suite 140 Diamond Bar California 91765 929-989-7572	Ross D. Carmel, Esq. Shane Wu, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 212 930-9700

____________________________

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•        Public Offering Prospectus. A prospectus, or the Public Offering Prospectus, to be used for the initial public offering of 2,000,000 Ordinary Shares of the registrant through the underwriter named in the Underwriting section of the Public Offering Prospectus, of which all 2,000,000 Ordinary Shares are offered by the registrant.

•        Resale Prospectus. A prospectus to be used for the potential resale by the Resale Shareholders of an aggregate 2,133,000 Ordinary Shares of the registrant, or the Resale Prospectus. The offering of the resale shares pursuant to the Resale Prospectus will not be underwritten and sold through the underwriters, and the offering pursuant to the Resale Prospectus will not commence until after the closing of the offering of Ordinary Shares pursuant to the Public Offering Prospectus.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•        they contain different outside and inside front covers;

•        the Offering section in the Prospectus Summary section on page 1 of the Public Offering Prospectus is removed and replaced with the Offering section on page Alt-1 of the Resale Prospectus;

•        they contain different Use of Proceeds sections on page 42 of the Public Offering Prospectus which are removed and replaced with the Use of Proceeds section on page Alt-2 of the Resale Prospectus;

•        the Capitalization and Dilution sections on page 44 and page 46 of the Public Offering Prospectus are deleted from the Resale Prospectus respectively;

•        a Resale Shareholders section is included in the Resale Prospectus beginning on page Alt-3 of the Resale Prospectus;

•        references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;

•        the Underwriting section on page 111 of the Public Offering Prospectus is removed and replaced with a Plan of Distribution section on page Alt-4 of the Resale Prospectus;

•        the Legal Matters section on page 118 of the Public Offering Prospectus is removed and replaced with the Legal Matters on page Alt-6 of the Resale Prospectus; and

•        the outside back cover of the Public Offering Prospectus is deleted from the Resale Prospectus.

The registrant has included in this Registration Statement, after the financial statements, a set of alternate pages, or the Alternate Pages, to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by Resale Shareholders.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED SEPTEMBER 5, 2025

Ordinary Shares

Club Versante Group Limited

2,000,000 Ordinary Shares

This is the initial public offering of the ordinary shares, par value US$0.0001 per share (“Ordinary Shares” or “Shares”), of Club Versante Group Limited (“CVGL”), an exempted company with limited liabilities incorporated under the laws of the Cayman Island.

We are offering 2,000,000 Ordinary Shares of CVGL, representing 11.34% of the total issued and outstanding Ordinary Shares following completion of the offering of CVGL, assuming the underwriters do not exercise the over-allotment option. In addition, the Resale Shareholders (as defined below) are offering an aggregate of 2,133,000 Ordinary Shares for potential resale through the Resale Prospectus following the closing of the offering of Ordinary Shares pursuant to the Public Offering Prospectus. The Resale Shareholders will be offering their Ordinary Shares pursuant to the Resale Prospectus at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the Ordinary Shares to be sold by the Resale Shareholders.

Prior to this offering, there has been no public market for our Ordinary Shares. The offering price of our Ordinary Shares in this offering is expected to be between US$4.00 and US$5.00 per share. We intend to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “CADV”. This offering is contingent upon the final approval from Nasdaq for the listing of our Ordinary Shares on Nasdaq Capital Market. There is no guarantee or assurance that our Ordinary Shares will be approved for listing on the Nasdaq Capital Market, and if our application is not approved, we will not proceed to consummate this offering.

Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations in Canada by its Operating Subsidiary.

CVGL is a holding company incorporated in the Cayman Islands with limited liability and with no material operations of its own, and we conduct our operations primarily in Canada through our key Operating Subsidiary Club Versante Canada. References to the “Company,” “we,” “us,” and “our” in the prospectus are to CVGL, the Cayman Islands entity that will issue the Ordinary Shares being offered. References to “Club Versante Canada” are to the entity operating the business. References to “Operating Subsidiary” refer to Club Versante Canada. This is an offering of the Ordinary Shares of CVGL, the holding company in the Cayman Islands, instead of the shares of the Operating Subsidiary. Investors in this offering may never directly hold any equity interests in the Operating Subsidiary.

Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Ordinary Shares in “Risk Factors” beginning on page 14 of this prospectus.

Our operations are primarily located in British Columbia of Canada that has its own distinct rules and regulations. Canada’s federal and provincial governments have regulatory authority over various aspects of business operations, such as employment standards, environmental compliance, taxation, and trade policies. Regulatory changes or enforcement actions may occur unexpectedly and could affect our ability to distribute earnings, pay dividends, or reinvest in our business within Canada or abroad.

New policies or regulations, as well as inquiries or investigations, may:

–       Increase our compliance costs or operational expenses;

–       Require additional management resources and attention;

–       Delay or impede our business plans and development initiatives;

–       Lead to administrative penalties, fines, or reputational risks.

Our management monitors the cash position of our Operating Subsidiary regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfill its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our chief financial officer and subject to approval by our board of directors.

For CVGL to transfer cash to its subsidiaries, CVGL is permitted under the laws of the Cayman Islands and its Amended and Restated Memorandum and Articles of Association to provide funding to our subsidiaries incorporated in the BVI and Canada through loans or capital contributions. CVGL’s subsidiary formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to our Operating Subsidiary, Club Versante Canada, subject to certain restrictions laid down in the BVI Business Companies Act, Revised Edition 2020 (as amended) and memorandum and articles of association of the relevant CVGL’s subsidiary incorporated under the laws of the BVI. As a holding company, CVGL may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. According to the BVI Business Companies Act, Revised Edition 2020 (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. Pursuant to the British Columbia Business Corporations Act (the “BCBCA”), a Canadian company may declare or pay a dividend only if the company remains solvent both before and after the distribution. If any of CVGL’s subsidiaries incur debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to CVGL. If any of CVGL’s subsidiaries incur debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to CVGL.

During the years ended December 31, 2024 and 2023, Club Versante Canada had not declared any cash dividends to the shareholder. During the years ended December 31, 2024 and 2023 and as of the date of this prospectus, CVGL did not declare or pay any dividends and there was no transfer of assets among CVGL and its subsidiaries. We do not have any current intentions to distribute further earnings. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Operating Subsidiary, Club Versante Canada, by way of dividend payments. See “Dividend Policy,” and “Consolidated Statements of Change in Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm” for further details.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” beginning on page 10 of this prospectus for additional information.

Upon the completion of this offering, the outstanding shares of CVGL will consist of 17,633,000 Ordinary Shares, assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares, or 17,933,000 Ordinary Shares, assuming the over-allotment option is exercised in full. CVGL will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, our Controlling Shareholder (as defined below), director and chief executive officer, Ms. Chung Lin Ching, through her 80% of the equity interests in Club Versante Investment Limited, will have a control of 76.56% of the total issued and outstanding Ordinary Shares, representing 76.56% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, or 75.28% of the total issued and outstanding Ordinary Shares, representing 75.28% of the total voting power, assuming that the over-allotment option is exercised in full. As a result, our Controlling Shareholder will have the ability to control the outcome of certain matters submitted to shareholders for approval through her controlling ownership of the Company, such as the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions.

	Per Share	Total(2)
IPO price(3)	$4.50	$9,000,000
Underwriting discounts and commissions(1)	$0.315	$630,000
Proceeds, before expenses, to us	$4.185	$8,370,000

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(1)      Represents underwriting discounts equal to 7% per Ordinary Share, (or $0.315 per Ordinary Share), of gross proceeds of this offering. This table does not include expense allowance to be paid to Joseph Stone Capital, LLC. Underwriters will receive compensation, in addition to the underwriting discounts and non-accountable expense allowance, as set forth in the section entitled “Underwriting.” For a description of the other compensation to be received by the underwriter, see “Underwriting” beginning on page 111.

(2)      Assumes that the underwriters do not exercise any portion of their over-allotment option.

(3)      Initial public offering price per Ordinary Share is assumed to be US$4.50 (being the mid-point of the offer price range).

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately US$1,301,594 exclusive of the above discounts. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority (“FINRA”), as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares if any such shares are taken. We have granted the underwriters an option for a period of forty-five (45) days after the closing of this offering to purchase up to 300,000 additional Ordinary Shares (or fifteen percent (15%) of the total number of Ordinary Shares offered in the Offering) from us at the IPO price, less underwriting discounts to cover over-allotments, if any. If the underwriters exercise the option in full, assuming the public offering price per Ordinary Share is US$4.50, the total underwriting discounts payable will be US$724,500 and the total proceeds to us, before expenses, will be US$9,625,500.

We expect our total cash expenses for this offering to be approximately US$1,301,594, including cash expenses payable to the underwriters for their reasonable out-of-pocket expenses, exclusive of the above discounts.

If we complete this offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Ordinary Shares against payment as set forth under “Underwriting” on or about [—], 2025.

Joseph Stone Capital, LLC

Sole Book-Running Manager

The date of this prospectus is           , 2025.

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with different information, and we and the underwriters take no responsibility for any other information others may give you. We are not, and the underwriters are not, making an offer to sell our Ordinary Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Ordinary Shares.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

CVGL is incorporated under the laws of the Cayman Islands as an exempted company with limited liability and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act.

Until and including [—], 2025 (25 days after the date of this prospectus), all dealers that buy, sell or trade our Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

•        “Amended and Restated Memorandum and Articles of Association” means the amended and restated memorandum and articles of association of our Company to be adopted by our Company conditional and effect immediately prior to the completion of the initial public offering of the Company’s Ordinary Shares;

•        “BVI” refers to the British Virgin Islands;

•        “CA$” or “CAD” refers to Canadian dollar(s), the lawful currency of Canada;

•        “Club Versante BVI” refers to Club Versante Business Limited, a BVI business company limited by shares incorporated in the BVI, a direct wholly owned subsidiary of CVGL;

•        “Club Versante Canada” or “Operating Subsidiary” refers to Club Versante Management Limited, a company incorporated in the Province of British Columbia, Canada with limited liability, an indirect wholly owned subsidiary of CVGL and our key Operating Subsidiary in Canada;

•        “Companies Act” refers to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

•        “Company,” “we,” “us,”, “CVGL” and “Club Versante” refers to Club Versante Group Limited, an exempted Company incorporated in the Cayman Islands with limited liability on April 9, 2025, that will issue the Ordinary Shares being offered;

•        “Controlling Shareholder” refers to the ultimate beneficial owner of the Company, who is Ms. Chung Lin Ching. See “Management” and “Principal Shareholders” for more information;

•        “COVID-19” refers to the Coronavirus Disease 2019;

•        “Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended;

•        “Independent Third Party” refers to a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company;

•        “IPO” refers to an initial public offering of securities;

•        “Nasdaq” refers to Nasdaq Stock Market LLC;

•        “Ordinary Shares” or “Shares” refer to our ordinary shares, par value US$1.00 per ordinary share;

•        “PCAOB” refers to Public Company Accounting Oversight Board;

•        “Resale Prospectus” means a prospectus to be used for the potential resale by the Resale Shareholders of an aggregate 2,133,000 Ordinary Shares after the closing of the offering of Ordinary Shares pursuant to the Public Offering Prospectus.

•        “Resale Shareholders” means Kon Teck Tien, Leong Kah Yee, and Yang Shengguang as set forth in the Resale Prospectus;

•        “SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission;

•        “Securities Act” refers to the U.S. Securities Act of 1933, as amended; and

•        “U.S. dollars” or “$” or “USD” or “US$” or “dollars” refers to United States dollar(s), the lawful currency of the United States.

ii

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

CVGL is a holding company with operations conducted in British Columbia of Canada through its key Operating Subsidiary in British Columbia, Club Versante Canada. Club Versante Canada’s reporting currency is Canadian dollars. This prospectus contains translations of Canadian dollars into U.S. dollars solely for the convenience of the reader. The results of operations and the consolidated statements of cash flows, denominated in the functional currency, are translated to US$ at the average rate of exchange during the reporting period. Assets and liabilities denominated in the functional currency at the balance sheet dates are translated to US$ at the applicable rates of exchange in effect at those dates. The equity, denominated in the functional currency, is translated to US$ at the historical rate of exchange at the time of the transaction. No representation is made that the CAD amount represents or could have been, or could be converted, realized or settled into US$ at that rate, or at any other rate.

iii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our Ordinary Shares. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in this prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision. Unless the context otherwise requires, all references to “CVGL,” “we,” “us,” “our,” the “Company,” and similar designations refer to Club Versante Group Limited, an exempted Cayman Islands company and its wholly owned subsidiaries.

Overview

We are a Canada based restaurant group operating 4 restaurants and bars, namely a full-service restaurant, a takeaway restaurant, a Whisky bar and a lounge offering a variety of cuisines and liquors under a portfolio of brands. All the restaurants are located within International Trade Centre, Richmond, British Columbia, Canada. Our mission is to offer an exclusive dining experience under one roof.

We opened our first restaurant “Bruno” and our first bar “Cask” in 2021. We expanded our catering services to “Alaïa”, a lounge, in 2022. In order to diversify our product offerings, we further expanded and opened the takeaway restaurant “Yakiniku Don” in May 2024. Each of them showcases exceptional ingredients, refined craftsmanship, and immersive dining experiences. With a commitment to quality, modern design, and personalized service, we believe we continue to set new benchmarks in dining while strategically expanding our presence in new markets.

•        Bruno is a fine dining restaurant focused on sustainability and locally sourced ingredients from British Columbia. It offers an intimate yet spacious 6,000 square foot setting, featuring a communal table, private dining options, and a lively bar that seats 30 guests, creating a welcoming atmosphere for both dining and social gatherings.

•        Cask is a Japanese Lzakaya style bar offering an extensive selection of single malts, bourbons, and blended whiskies alongside handcrafted cocktails, wines, and local craft beers. Guests can enjoy Japanese-style snacks and Western cuisine in a casual dining setting.

•        Alaïa is a stylish lounge designed for private and corporate events, blending food, art, music, and fashion. With a sky-high ceiling, monochromatic décor, and a wraparound balcony showcasing panoramic views, it provides an elegant setting.

•        Yakiniku Don offers Japanese rice bowls, covering beef, pork, chicken and eel. Yakiniku Don does not offer dine in service and is available exclusively for pick-up and delivery. Yakiniku Don is supported and served by kitchen of Cask.

Apart from the 4 restaurants for offering catering services mentioned above, we generate rental income from letting our “Cask” and Alaïa for venue and event as well as rental income from subletting a premise to a restaurant under the brand “Yandoux Patisserie” specializing in French pastries and afternoon tea sets. “Yandoux Patisserie” is operated by an independent third party and we do not involve in its operation.

Our revenue was US$1,869,203 and US$2,134,202 for the six months ended June 30, 2025 and 2024, respectively, and US$3,954,810 and US$3,989,037 for the years ended December 31, 2024 and 2023, respectively. We recorded net income of US$433,314 and US$400,788 for the six months ended June 30, 2025 and 2024, respectively, and net income of US$794,258 for the year ended December 31, 2024 and net loss of US$284,013 for the year ended December 31, 2023. Our growth strategy focuses on strengthening our market share in existing markets, expanding our market presence and brand awareness, diversifying our product offerings with innovative dishes and alcoholic beverages, opening new restaurants and bars, and exploring opportunities to develop additional revenue streams.

Competitive Strengths

We believe our success to date is primarily attributable to the following key competitive strengths:

•        Our strategic locations to maximize customer reach;

•        We have strong commitment to food quality and culinary excellence;

•        Established and reliable supplier relationships; and

•        Experienced and visionary leadership team.

Our Strategies

We focus on strategic expansion and continuous innovation to drive long-term growth. Our growth strategy is anchored in market expansion, operational excellence, and menu innovation, ensuring we continue delivering exceptional dining experiences. We plan to extend our restaurant footprint beyond Richmond, British Columbia, into other major Canadian cities, including Vancouver and Toronto and meanwhile we will remain committed to refining our fine dining concept by sourcing fresh, locally available ingredients and expanding our rare liquor collection.

Corporate History and Structure

CVGL is a holding company engaged in catering services through its wholly-owned operating subsidiary, Club Versante Canada. Established in December 2013 under the laws of the Province of British Columbia, Canada, Club Versante Canada was originally known as The China Club General Partner Ltd. before rebranding as Club Versante Canada in April 2017. As of the date of this prospectus, our Controlling Shareholder currently owns 69.09% of our issued share capital.

To support corporate structuring and future expansion, CVGL was incorporated in April 2025 under the laws of the Cayman Islands as the ultimate holding company overseeing its subsidiaries. Following this, Club Versante BVI was incorporated in April 2025 under the laws of the British Virgin Islands as an intermediate holding entity.

As part of the corporate reorganization:

•        On April 25, 2025, CVGL acquired all shares of the Operating Subsidiary from Bygenteel Capital Inc. through Club Versante BVI, making CVGL its ultimate parent entity.

•        On May 6, 2025, Ms. Chung Lin Ching sold 200 shares of Club Versante Investment Limited to Lee Jet Thong.

•        On May 8, 2025, CVGL issued 158 new ordinary shares to three investors, including Kon Teck Tien, Leong Kah Yee, and Yang Shengguang.

In July 2025, a 1-for-10,000 share split/share subdivision effected by CVGL. On July 16, 2025, CVGL sub-divided its authorized shares so that the par value of each share changed from US$1.00 to US$0.0001 each and the number of authorized shares changed to 500,000,000 shares of par value US$0.0001 each. On the same date, CVGL implemented a share split/share subdivision, converting each existing share with a par value of $1.00 into 10,000 new Ordinary Shares with a par value of $0.0001 per share. As a result, each existing shareholder received 10,000 Ordinary Shares in exchange for every one share previously held, leading to a total issuance of 11,580,000 Ordinary Shares to all shareholders at that time. In addition, in order to increase its total number of outstanding shares following the share split/share subdivision and prior to this offering, CVGL issued to all then existing shareholders, on a pro-rata basis, additional Ordinary Shares. CVGL issued 3,500,000 Ordinary Shares, 182,000 Ordinary Shares, 175,000 Ordinary Shares and 196,000 Ordinary Shares to Club Versante Investment Limited, Kon Teck Tien, Leong Kah Yee and Yang Shengguang, respectively. Immediately following such issuance, the Company had a total of 15,633,000 Ordinary Shares issued and outstanding, each with a par value of US$0.0001, of which 13,500,000 Ordinary Shares were issued and held by Club Versante Investment Limited, and an aggregate of 2,133,000 Ordinary Shares held by the other existing shareholders.

The Shares offered in this offering are shares of CVGL, a Cayman Islands holding company and not shares of Club Versante Canada. Investors in this offering will not directly hold equity interests in any of the Club Versante Canada. The following chart summarizes our corporate structure upon completion of this offering (assuming the underwriters do not exercise the over-allotment option):

Transfers of Cash To and From Our Subsidiaries

Our management monitors the cash position of our Operating Subsidiary regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfill its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors.

No regulatory approval is required for CVGL to transfer cash to its subsidiaries, provided that the following conditions are met: CVGL is permitted under the laws of the Cayman Islands and its Amended and Restated Memorandum and Articles of Association to provide funding to our subsidiaries incorporated in the BVI and Canada through loans or capital contributions. CVGL’s subsidiary formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to our Operating Subsidiary Club Versante Canada subject to certain restrictions laid down in the BVI Business Companies Act, Revised Edition 2020 (as amended) and memorandum and articles of association of the relevant CVGL’s subsidiary incorporated under the laws of the BVI.

The ability of Club Versante BVI, the direct subsidiary of CVGL, to transfer cash to CVGL is subject to the following: according to the BVI Business Companies Act, Revised Edition 2020 (as amended), Club Versante BVI may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

The ability of Club Versante Canada to transfer cash to Club Versante BVI is subject to the following: pursuant to the BCBCA, Club Versante Canada may declare or pay a dividend only if the company remains solvent both before and after the distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

During the years ended December 31, 2024 and 2023, Club Versante Canada had not declared any cash dividends to its shareholder, Club Versanta BVI. During the years ended December 31, 2024 and 2023 and as of the date of this prospectus, CVGL did not declare or pay any dividends and there was no transfer of assets among CVGL and its subsidiaries. We do not have any current intentions to distribute further earnings. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Operating Subsidiary, Club Versante Canada, by way of dividend payments. See “Dividend Policy,” and “Consolidated Statements of Change in Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm” for further details.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries by way of dividend payments. CVGL is permitted under the laws of Cayman Islands and its Amended and Restated Memorandum and Articles of Association to provide funding to its subsidiaries through loans or capital contributions. Club Versante Canada is permitted under the laws of Canada to provide funding to CVGL through dividend distributions without restrictions on the amount of the funds distributed.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

There are no statutory prohibitions in the Cayman Islands on the granting of financial assistance by a company to another person for the purchase of, or subscription for, its own, its holding company’s or a subsidiary’s shares. Therefore, a company may provide financial assistance provided the directors of the company, when proposing to grant such financial assistance, discharge their duties of care and act in good faith, for a proper purpose and in the interests of the company. Such assistance should be on an arm’s-length basis. Subject to the Companies Act and our Amended and Restated Memorandum and Articles of Association, our Company in general meeting may declare dividends in any currency to be paid to the shareholders but no dividend shall be declared in excess of the amount recommended by our board of directors. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of the company’s memorandum and articles of association, a company may pay dividends and distributions out of its share premium account. In addition, based upon English case law that is likely to be persuasive in the Cayman Islands, dividends may be paid out of profits. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders in the Cayman Islands.

Under Canadian law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Canadian law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Canada imposed on the conversion of Canadian dollar into foreign currencies and the remittance of currencies out of Canada, nor there is any restriction on foreign exchange to transfer cash between CVGL and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries, to CVGL and U.S. investors and amounts owed. Under the current practice of the Canada, no tax is payable in Canada in respect to dividends paid by us.

See “Dividend Policy”, “Material Income Tax Consideration”, and “Risk Factors — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business,” and Consolidated Statements of Change in Shareholders’ Equity in the audited financial statements contained in this prospectus for more information.

Enforceability of Civil Liabilities

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. Substantially all of our assets are located outside the United States. In addition, all of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Harney Westwood & Riegels (“Harneys”), our counsel as to the laws of the Cayman Islands has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Harneys that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons.

Name	Position	Nationality	Residence
Ms. Chung Lin Ching	Director and Chief Executive Officer	Canada	Canada
Ms. Peng Du*	Director Appointee and Chief Financial Officer	Canada	Canada
Mr. John Robert Fiore*	Independent Director Appointee	United States	United States
Mr. Ming Gu*	Independent Director Appointee	Canada	Canada
Mr. Jianhua Zhao*	Independent Director Appointee	Canada	Canada

____________

*        Has agreed to act as our director or independent director upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

Boughton Law Corporation, our counsel as to the federal and provincial laws of Canada, has advised us that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Canada at common law by bringing an action in a Canada court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a monetary judgment for a definite sum of money or a non-monetary judgment with sufficiently clear and specific terms. The judgment cannot be for taxes of similar charges to a foreign government taxing authority or a fine or other penalty, and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Canada if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Canada, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Canadian judgment. We have further been advised by Boughton Law Corporation, however, that there is substantial doubt as to whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

Canada has no general arrangement for the reciprocal enforcement of judgments with the United States. However, most provinces have reciprocal enforcement legislation with select states. For example, British Columbia has reciprocal enforcement legislation relating to judgments from Alaska, Washington State, Oregon, California,

Colorado and Idaho. As a result, there is uncertainty as to the enforceability in Canada, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

Summary of Key Risks

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows, and prospects that you should consider before making a decision to invest in our Ordinary Shares. These risks are discussed more fully in “Risk Factors.”

Risks Related to Doing Business in British Columbia of Canada

•        As a holding company, CVGL conducts its operations in British Columbia of Canada through its Operating Subsidiary Club Versante Canada. While Canada is generally regarded as a stable and predictable business environment, regulatory changes or enforcement actions may present operational and compliance challenges. These changes may have an impact on our operations, shareholder value, and strategic objectives.

•        A downturn in Canada or global economy could materially and adversely affect our business operations.

•        The Canadian Government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.

•        Challenges in navigating labor market constraints, high turnover rates, and rising employment costs in British Columbia’s restaurant industry.

•        Minimum wage requirements in British Columbia of Canada could further increase and impact our staff costs in the future.

•        Impact of seasonal fluctuations in tourism, weather conditions, and local events on revenue and operational planning in our business.

•        Changes in international trade policies, trade disputes, barriers to trade or the emergence of a trade war may have a material and adverse effect to our operation.

•        Potential environmental risks and natural disasters can challenge our business operations.

•        Lingering effects and future health crisis challenges may impact our business performance.

•        Non-compliance with health and safety regulations can lead to significant penalties, operational disruptions, and damage to our reputation.

•        Navigating both federal and provincial regulations is vital for our operations in British Columbia, Canada. Adherence to these laws ensures our ability to serve food and liquor responsibly while mitigating legal and financial risks.

•        Changes in Canadian federal and provincial government policies may impose financial and operational challenges that could adversely impact our business performance.

•        Our parent company may be required to comply with securities laws, rules and regulations applicable in the Province of British Columbia when making distributions of securities.

Risks Related to our Business and Industry

•        Our restaurants faced challenges for dependence on local market conditions and dynamics.

•        Our revenue relies on Versante Hotel’s guests and office workers nearby. Declines in Tourism, business travel, or office activity could potentially have an adverse effect on our business.

•        Fewer weekend diners in low-profile Richmond limit revenue balance and sustainability.

•        The industry in which we operate is highly competitive. Failure to compete effectively could adversely affect our market share, growth and profitability.

•        Cost of raw materials are volatile and can increase our cost of sales.

•        Economic fluctuations in British Columbia, including inflation and downturns, impact consumer spending, raise costs, and challenge profitability, potentially hindering our ability to sustain revenue growth and financial stability.

•        Supply chain disruptions from logistics, inflation, or labor issues may raise costs, compromise menu quality, and affect operations.

•        Our results of operations may be adversely affected by unexpected closure or renovation of International Trade Centre in which our restaurants are located at.

•        Our business relies on obtaining and maintaining essential licenses, approvals, and permits. Any failure in obtaining or renewing any of the licenses, approvals and permits could significantly impact our operations, financial performance, and overall business stability.

•        Fluctuations in the supply, quality, or cost of food ingredients could negatively impact our profit margins, operations, and overall business performance.

•        Our past financial and operational results may not predict future performance, and sustaining historical revenue and profitability levels might prove challenging.

•        Unforeseeable business interruptions and external disruptions could adversely affect our business operations.

•        We face risks related to instances of food contamination and food-borne illnesses.

•        Exposure to risks associated with food safety may subject us to liability claims and damage to our reputation.

•        Our business depends on obtaining licenses and meeting hygiene standards. Non-compliance may lead to penalties, operational suspension, or increased costs, negatively affecting financial performance and reputation.

•        Our restaurants face risks from theft, robbery and employee misconduct, impacting safety and profitability.

•        Macro-economic factors have significantly impacted our business and could continue to pose risks, potentially affecting our financial stability, operational results, and overall growth.

Risks Related to Litigation, Laws and Regulation and Governmental Matters

•        Our operations are governed by various laws and regulations. Failure to comply with or adapt to evolving legal and regulatory requirements could lead to penalties or have an adverse effect on our business.

•        Non-compliance with data privacy, data protection, and cybersecurity laws and regulations can significantly harm our reputation, disrupt our operations, impact our financial health, and lead to other serious consequences.

•        Changes in financial accounting standards or practices may cause adverse, unexpected financial reporting fluctuations and affect our results of operations.

•        Unfavorable global and regional economic, political and health conditions could adversely affect our business, financial condition or results of operations.

•        Potential claims from customers or employees could have a material adverse effect on our business.

•        It will be difficult to obtain jurisdiction and enforce liabilities against our officers, Directors and assets outside the United States.

Risks Related to Being a Public Company

•        Public company compliance may make it more difficult to attract and retain officers and Directors.

•        We have no experience operating as a public company.

•        We will be subject to evolving laws, rules, and regulations in the United States related to regulatory matters, corporate governance, and public disclosure which are expected to increase our compliance costs and elevate the risks associated with potential non-compliance.

•        As a foreign private issuer, we are not subject to U.S. proxy rules. Instead, we are subject to the reporting obligations of the Exchange Act, which are, in certain respects, more lenient and less frequent compared to those applicable to a U.S. issuer.

•        As a foreign private issuer, we are exempt from certain Nasdaq corporate governance standards that apply to U.S. domestic issuers. As a result, you may have less protection than you would if we were a domestic issuer.

•        We may lose our status as a foreign private issuer in the future, which could lead to significant additional costs and expenses.

•        As a company incorporated in the Cayman Islands with limited liability, we are allowed to follow certain home country practices regarding corporate governance that may significantly differ from the Nasdaq corporate governance listing standards. These practices could offer shareholders less protection compared to full compliance with Nasdaq corporate governance listing standards.

•        You may encounter challenges in safeguarding your interests, and your ability to enforce your rights through U.S. courts may be limited because we are incorporated under Cayman Islands law.

Risks Related to Ownership of our Securities

•        Significant future sales of our Ordinary Shares, or even the expectation of such sales, could lead to a decline in the market price of our Ordinary Shares.

•        The trading price of our Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.

•        The sale or availability for sale of substantial amounts of our Ordinary Shares including the Ordinary Shares held by our Resale Shareholders that are being registered concurrently for resale in the Resale Prospectus could adversely affect their market price.

•        We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

•        Since we do not expect to pay dividends in the foreseeable future, your investment returns will depend solely on the price appreciation of our Ordinary Shares.

•        Our Ordinary Shares may face potential delisting if we fail to meet or maintain the Nasdaq listing requirements, which could adversely affect their liquidity, marketability, and overall investor confidence.

•        There has been no prior public trading market for our Ordinary Shares to date, and we cannot guarantee that an active trading market will develop or persist after this offering.

•        The market price of our Ordinary Shares could be subject to significant volatility, potentially resulting in a decline in value and negatively affecting your investment.

•        If our Ordinary Shares are listed on Nasdaq, there remains a risk that their price could decline, potentially leading to delisting. In such a scenario, broker-dealers might be discouraged from facilitating transactions in our shares, as they could be classified as penny stocks and become subject to the associated rules.

•        We may issue preferred shares in the future, and their terms could negatively impact the voting power or market value of our Ordinary Shares.

•        If securities analysts downgrade our Ordinary Shares, release negative research or reports, or cease to publish information about our business, it could harm our competitive position, potentially leading to a decline in our share price and trading volume.

•        We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

•        We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

•        Meeting the obligations of being a public company — such as adhering to the reporting requirements under the Exchange Act and the Sarbanes-Oxley Act — could place considerable strain on our resources, escalate costs, and divert management’s focus. Additionally, we might struggle to meet these requirements efficiently or within prescribed timelines.

•        As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

•        Management will have broad discretion over the use of our proceeds from this offering.

Regulation in Canada

Our business operations in British Columbia, Canada, are subject to various federal and provincial regulations that govern food safety, licensing, employment standards, workplace safety, zoning, environmental compliance, and data protection.

•        Food Safety Regulations:    Governed by Health Canada and the Canadian Food Inspection Agency (CFIA) at the federal level, with additional oversight from provincial authorities such as the Ministry of Health and the British Columbia Centre for Disease Control. Compliance with the Food and Drugs Act (FADA), Safe Food for Canadians Act (SFCA), and Food Safety Act (FSA) ensures food quality and safety.

•        Health Permits & Inspections:    Restaurants must obtain and maintain health operating permits issued by regional health authorities. Regular inspections are conducted to verify compliance with sanitation and food handling regulations.

•        Liquor Licensing:    Businesses must secure a Food Primary Liquor License from the Liquor and Cannabis Regulation Branch (LCRB) to serve alcohol. Compliance with operational requirements is essential to avoid penalties.

•        Employment Standards & Workplace Safety:    The Employment Standards Act and Workers Compensation Act set minimum wage, break periods, overtime, and workplace safety requirements, enforced by the Workers’ Compensation Board of British Columbia (WorkSafeBC).

•        Zoning & Environmental Regulations:    Local municipalities regulate zoning, permits, waste management, and environmental practices. Compliance with the Environmental Management Act ensures proper waste disposal and pollution prevention.

•        Privacy & Data Protection:    Businesses handling customer data must comply with the Personal Information Protection Act (PIPA), ensuring proper consent and safeguarding of personal information.

Recent PCAOB Developments

On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Pursuant to the HFCA act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor cannot be inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Company Act, which was signed into law on December 29, 2022, reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which took effect on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

Our auditor, HTL International, LLC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. HTL International, LLC. is headquartered in Houston, Texas, and can be inspected by the PCAOB.

Implication of Being a Controlled Company

We are and will continue, following this offering, to be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as our Controlling Shareholder, director and chief executive officer, Ms. Chung Lin Ching, through her 80% of the equity interests in Club Versante Investment Limited, will have a control of 76.56% of the total issued and outstanding Ordinary Shares, representing 76.56% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, or 75.28% of the total issued and outstanding Ordinary Shares, representing 75.28% of the total voting power, assuming that the over-allotment option is exercised in full. As a result, our Controlling Shareholder will have the ability to control the outcome of certain matters submitted to shareholders for approval through her controlling ownership of the Company, such as the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. As we are deemed as a “controlled company,” we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

•        an exemption from the rule that a majority of our board of directors must be independent directors;

•        an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•        An exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption after we complete this offering. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.”

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•        being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

•        not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•        reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements, and registration statements; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Ordinary Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion, or we issue more than US$1 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer as defined by the SEC. As a result, in accordance with the rules and regulations of The Nasdaq Stock Market LLC, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. In addition, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Furthermore, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq Capital Market. Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Corporate Information

Our principal executive office is located at Suite 1205, 8400 West Road, Richmond BC V6X 0S7, Canada. Our telephone number is 604-284-5366. Our registered office in the Cayman Islands is located at the office of McGrath Tonner Corporate Services Limited, Genesis Building, 5th Floor, Genesis Close, PO Box 446, Cayman Islands, KY1-1106.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, the U.S. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

The Offering

Ordinary Shares being offered by us:	2,000,000 Ordinary Shares.
Ordinary Shares Offered by the Resale Shareholders:	In aggregate 2,133,000 Ordinary Shares (as to 702,000 Ordinary Shares by Kon Teck Tien, 675,000 Ordinary Shares by Leong Kah Yee, 756,000 Ordinary Shares by Yang Shengguang)
IPO price:	The IPO price will be between US$4.00 and US$5.00 per Ordinary Share.
Number of Ordinary Shares outstanding before this offering:	15,633,000 Ordinary Shares.
Number of Ordinary Shares outstanding after this offering:	17,633,000 Ordinary Shares assuming no exercise of the underwriters’ over-allotment option. 17,933,000 Ordinary Shares assuming full exercise of the underwriters’ over-allotment option.
Over-allotment option:

We have granted the underwriter the right to purchase up to 300,000 additional Ordinary Shares (or fifteen percent (15%) of the total number of Ordinary Shares offered in the offering) from us at the public offering price less the underwriting discount within 45 days from the date of this prospectus to cover over-allotments.

Use of proceeds:

Based upon an assumed IPO price of US$4.50 per Share (the midpoint of the price range set forth on the cover page of this prospectus), we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, of approximately US$7,088,656 if the underwriters do not exercise their over-allotment option, and US$8,323,906 if the underwriters exercise their over-allotment option in full, after deducting the underwriting discounts and commissions, non-accountable expense allowance and estimated offering expenses payable by us.

We will not receive any of the proceeds from the sale of Ordinary Shares by the Resale Shareholders.

We plan to use the net proceeds of this offering as follows:
• Approximately 50% for expanding our expanding our restaurant and bar network in other cities in Canada such Vancouver and Toronto;
• Approximately 20% for conducting marketing and promotional activities; • Approximately 20% for employing additional management and operational staffs; and
• The balance to fund working capital and for other general corporate purposes.
For more information on the use of proceeds, see “Use of Proceeds” on page 42.

Dividend

We do not intend to pay any dividends on our Ordinary Shares for the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business. See “Dividend Policy” for more information.

Lock-up:

Our directors and officers and holders of more than 5% of our outstanding shares as of the effective date of this registration statement will enter into customary lock-up agreements in favor of the underwriters for a period of six (6) (twelve (12) months for officers, directors and affiliates) from the closing of this offering.

We have agreed with the underwriters that, for a period of twelve (12) months from the closing of this offering, we and any successors of us will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (a), (b) or (c) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Proposed Nasdaq symbol:	We intend to apply to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol “CADV”.
Transfer agent and registrar:	VStock Transfer, LLC
Risk factors:

Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 14.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the underwriters’ over-allotment option and is based on 15,633,000 Ordinary Shares outstanding as of the date of this prospectus.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, before deciding to invest in our Ordinary Shares. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations, and future growth prospects. In these circumstances, the market price of our Ordinary Shares could decline, and you may lose all or part of your investment.

Risks Related to Doing Business in British Columbia of Canada

•        As a holding company, CVGL conducts its operations in British Columbia of Canada through its Operating Subsidiary, Club Versante Canada. While Canada is generally regarded as a stable and predictable business environment, regulatory changes or enforcement actions may present operational and compliance challenges. These changes may have an impact on our operations, shareholder value, and strategic objectives.

Canada’s federal and provincial governments have regulatory authority over various aspects of business operations, such as employment standards, environmental compliance, taxation, and trade policies. Regulatory changes or enforcement actions may occur unexpectedly and could affect our ability to distribute earnings, pay dividends, or reinvest in our business within Canada or abroad.

New policies or regulations, as well as inquiries or investigations, may:

•        Increase our compliance costs or operational expenses;

•        Require additional management resources and attention;

•        Delay or impede our business plans and development initiatives;

•        Lead to administrative penalties, fines, or reputational risks.

•        A downturn in Canada or global economy could materially and adversely affect our business operations.

Our British Columbia-based business, prospects, financial condition, and results of operations may be significantly influenced by political, economic, and social conditions in British Columbia and Canada as a whole. In recent years, the Canadian economy has experienced a mix of challenges and opportunities, which could create uncertainty for our business operations. Economic conditions in British Columbia and Canada are closely tied to global economic trends. A prolonged slowdown in the global economy could adversely affect our customers and negatively impact our business performance, financial condition, and operational results.

•        The Canadian Government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.

The Canadian and British Columbia governments may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. The enforcement of laws, rules, and regulations in Canada and British Columbia can change quickly and with little advance notice. The Canadian government, or applicable provincial authorities, may intervene in or influence our British Columbia-based restaurants at any time or may impose additional regulatory requirements on securities offerings conducted overseas and/or foreign investment in Canadian-based issuers, which could result in a material change in our operations and/or the value of our Ordinary Shares.

•        Challenges in navigating labor market constraints, high turnover rates, and rising employment costs in British Columbia’s restaurant industry.

The restaurant industry in British Columbia is characterized by high employee turnover and significant challenges in attracting and retaining skilled staff. Rising minimum wage requirements, mandated employee benefits, and compliance with workplace safety regulations have also significantly increased employment-related expenses, putting pressure on profit margins and operational efficiency.

These factors may result in increased costs associated with recruiting and training new employees, operational disruptions stemming from understaffing, and potential reductions in the quality of customer service. Challenges in maintaining a consistent and experienced workforce can adversely affect our ability to provide exceptional dining experiences, impacting customer loyalty and overall business performance.

•        Minimum wage requirements in British Columbia of Canada could further increase and impact our staff costs in the future.

During the six months ended June 30, 2025 and 2024, our Group’s staff costs amounted to approximately CAD0.69 million (approximately US$0.49 million) and CAD0.69 million (approximately US$0.51 million), respectively, representing approximately 26.2% and 23.7% of our Group’s total revenue, respectively, of the corresponding period. During the years ended December 31, 2024 and 2023, our Group’s staff costs amounted to approximately CAD1.31 million (approximately US$0.96 million) and CAD2.07 million (approximately US$1.53 million), respectively, representing approximately 33.4% and 38.4% of our Group’s total revenue, respectively, of the corresponding year. Our operations in Canada are required to comply with the statutory minimum wage requirements, the Government of British Columbia had announced the B.C.’s general minimum wage increases from CAD17.40 to CAD17.85 per hour on June 1, 2025.

If the statutory minimum wage rate increases further, our staff costs are likely to rise as a result. Higher wages also intensify competition for qualified employees, which may indirectly lead to additional increases in our labor expenses. In Canada’s competitive market environment, our Group might not be able to fully pass these increased staffing costs onto our customers. As a result, our business and operating results could be materially and adversely impacted. We also have labor shortages issues which are caused by an ageing population, skills gap, wage pressures and work-life balance. This could exert upward pressure on wages and potentially limit business growth.

•        Impact of seasonal fluctuations in tourism, weather conditions, and local events on revenue and operational planning in our business.

Our business is significantly affected by seasonal fluctuations in revenue, driven by factors such as tourism patterns, weather conditions, and local events across British Columbia. The province experiences a notable influx of tourists during the summer months, contributing to increased customer traffic, particularly in regions with popular attractions, outdoor activities, and vibrant dining scenes. Outdoor dining becomes more prevalent during this period, adding to the seasonal surge in revenue. Summer festivals, holiday gatherings, and favorable weather conditions further enhance customer activity, presenting opportunities for growth and higher sales.

Conversely, the winter season often brings challenges due to colder weather and reduced tourist activity. Snow, rain, and other adverse weather conditions can discourage travel and outdoor dining, leading to diminished customer patronage. Additionally, local events during winter tend to be less frequent, reducing opportunities for increased restaurant traffic. These seasonal trends create variability in revenue streams, with some periods being exceptionally profitable and others requiring careful cost management to offset slower business. These seasonal trends may result in uneven revenue streams, requiring strategic planning to manage operational costs and maintain profitability during slower periods.

•        Changes in international trade policies, trade disputes, barriers to trade or the emergence of a trade war may have a material and adverse effect to our operation.

Changes in international trade policies, the imposition of trade barriers, or the escalation of trade disputes may significantly affect our operations, financial performance, and overall business environment. If tariffs, import/export restrictions, or other trade-related measures are implemented, they could lead to increased costs for imported goods, limited access to critical supplies, and disrupted supply chains. Such developments may adversely impact our ability to procure ingredients and products essential to our restaurants’ operations.

Moreover, the emergence of a trade war between major trading nations could have broader economic repercussions, potentially affecting consumer spending, market stability, and overall demand in the restaurant sector. As our operations may rely on goods or services affected by international trade dynamics, any unfavorable changes in trade relations could pose significant risks to our profitability and strategic growth.

•        Potential environmental risks and natural disasters can challenge our business operations.

British Columbia’s geographic location and natural landscape make it susceptible to various environmental risks that could significantly impact our restaurants operations. Natural disasters such as wildfires, floods, and earthquakes present ongoing threats to business continuity. Wildfires, which are common during the warmer months, may cause evacuations, disrupt supply chains, and deter customers due to safety concerns or poor air quality. Similarly, floods — especially in areas near rivers or coastal regions — can damage infrastructure, hinder transportation, and limit access to our restaurants.

These environmental risks can also affect customer behavior, with potential declines in patronage during or after disasters as people prioritize safety and recovery. Addressing these challenges effectively is critical to ensuring the resilience of our business in British Columbia.

•        Lingering effects and future health crisis challenges may impact our business performance.

The lingering effects of the COVID-19 pandemic continue to influence the restaurant industry, presenting both immediate and long-term challenges to our business operations and financial performance. Changes in dining habits, such as an increased preference for takeout and delivery services, reduced in-person dining, and heightened health and safety expectations, require continuous adaptation of our business model. Customers’ increased focus on hygiene and contactless experiences may necessitate investments in technology and infrastructure to meet evolving expectations.

Furthermore, the possibility of future health crises or resurgences of infectious diseases poses additional risks to our operations. Government-imposed restrictions, such as capacity limits, mandatory closures, or quarantine measures, could disrupt our ability to serve customers and generate revenue. These uncertainties add complexities to operational planning, supply chain management, and staffing strategies, further impacting business stability.

Addressing pandemic-related risks requires ongoing vigilance, adaptability, and proactive measures to mitigate the financial and operational impacts on our business while ensuring the safety and satisfaction of our customers and employees.

•        Non-compliance with health and safety regulations can lead to significant penalties, operational disruptions, and damage to our reputation.

Adherence to health and safety regulations is critical for maintaining operational continuity, protecting public health, and fostering customer trust in our establishments. Non-compliance with food safety standards can result in severe consequences, including hefty penalties, temporary or permanent closures, and lasting damage to our brand reputation. Ensuring compliance involves meeting rigorous food handling, storage, and preparation standards mandated by government authorities.

The Canadian Food Inspection Agency (CFIA) plays a key role in monitoring food safety, utilizing advanced tools like the Establishment-based Risk Assessment (ERA-Food) model to assess the risk levels of food establishments. This model evaluates various factors, such as the types of food handled, operational processes, and historical compliance records, to determine inspection priorities and mitigate potential risks. Failure to meet these stringent regulatory requirements could disrupt operations, erode customer confidence, and expose us to significant financial and legal liabilities.

•        Navigating both federal and provincial regulations is vital for our operations in British Columbia, Canada. Adherence to these laws ensures our ability to serve food and liquor responsibly while mitigating legal and financial risks.

Our operations are heavily regulated by both federal and provincial authorities in British Columbia, Canada. We are required to comply with the Liquor Control and Licensing Act and related provincial liquor regulations. Non-compliance, including serving alcohol to minors, exceeding approved service hours, or failing to adhere to responsible service guidelines, could result in fines, license suspension, or even permanent revocation of our liquor license. Such actions could significantly disrupt our operations and negatively impact our financial performance.

Additionally, we must comply with stringent food safety and health regulations enforced by provincial health authorities. This includes obtaining and maintaining a valid Health Operating Permit and adhering to prescribed food handling, storage, and preparation standards. Any breaches in these regulations — such as unsanitary conditions or improper food handling — could result in temporary closure, reputational harm, or legal penalties.

On a federal level, our compliance with the Safe Food for Canadians Regulations (SFCR) is mandatory. These regulations govern food safety practices, traceability standards, and preventive controls aimed at ensuring consumer health and safety. Failure to meet these requirements could lead to product recalls, legal liabilities, regulatory fines, and significant damage to our brand reputation.

Collectively, these regulatory requirements impose substantial operational and financial responsibilities. Any inability to meet or maintain compliance could materially impact our ability to operate and grow our business. Regulatory changes or increased enforcement in the future may further intensify these risks and associated costs.

•        Changes in Canadian federal and provincial government policies may impose financial and operational challenges that could adversely impact our business performance.

Our business is affected by government policies at both the federal and provincial levels, including British Columbia, which may create financial and operational challenges. For example, changes in tax policies, such as increases to the federal alcohol excise tax, impose additional financial burdens on restaurants by raising costs and pressuring profit margins. Tax increases can reduce the affordability of key menu offerings, such as alcoholic beverages, potentially lowering customer spending and revenue generation.

Local government policies also significantly impact our operations, as regulatory conditions and levels of support vary across regions. While certain jurisdictions may offer favorable initiatives, such as tax incentives or subsidies, others may enforce restrictive regulations, higher operating fees, or zoning constraints, creating uneven operating costs and conditions across different locations. Moreover, broader policies addressing labor costs, including minimum wage increases, mandatory employee benefits, and workplace safety compliance, add to the financial strain on restaurants already facing tight margins. Inability to adapt to evolving government policies may materially and adversely affect our ability to operate efficiently, maintain profitability, or compete effectively within the industry.

•        Our parent company may be required to comply with securities laws, rules and regulations applicable in the Province of British Columbia when making distributions of securities.

Under the securities laws in the Province of British Columbia, the British Columbia Securities Commission (the “BCSC”) may assert jurisdiction with respect to the distributions of securities by foreign companies where there is a connection of the foreign issuer with the Province of British Columbia. A connection may be drawn by the BCSC where there are investors located in the Province of British Columbia, the mind and management of the foreign issuer is located in the Province of British Columbia, the head office of the foreign company is located in the Province of British Columbia or in other similar circumstances.

Our parent company is organized under the laws of the Cayman Islands, while our head office, our operations, certain of our assets and our certain of our directors and officers (who are or may become shareholders of our parent company) are located in the Province of British Columbia. Hence, the BCSC may require that our parent company comply with securities laws, rules and regulations applicable in the Province of British Columbia when making distributions of securities to any person, which could result in increased costs and delays in raising capital, which could have a material adverse effect on our business, operating results and cash flows.

Risks Related to our Business and Industry

•        Our restaurants faced challenges for dependence on local market conditions and dynamics.

Our restaurants are located in Richmond, British Columbia which is not widely perceived as a primary destination for fine dining, unlike metropolitan areas such as downtown Vancouver. As a result, our ability to attract customers is limited by the local market dynamics, which heavily influence dining preferences and trends. While Richmond, British Columbia offers a diverse culinary scene, it caters more to casual and family-oriented dining rather than upscale or fine dining experiences. This local demographic environment may constrain our ability to expand our customer base, limiting growth opportunities compared to restaurants in areas with higher foot traffic and broader appeal. The challenge of standing out in a relatively niche market environment could adversely impact our ability to achieve sustained revenue growth.

•        Our revenue relies on Versante Hotel’s guests and office workers nearby. Declines in Tourism, business travel, or office activity could potentially have an adverse effect on our business.

A significant portion of our revenue is dependent on guests from the Versante Hotel and nearby office workers. This reliance creates vulnerabilities tied to external factors such as hotel occupancy rates and corporate activity. For example, fluctuations in tourism or hospitality trends, seasonal changes, or economic downturns impacting business travel could reduce hotel guest traffic, thereby affecting our customer base. Similarly, changes in workplace dynamics, such as remote work trends or reductions in local office activity, could diminish weekday foot traffic from nearby office workers. Any negative shifts in these sectors would directly impact our ability to generate consistent revenue, making diversification of our customer base a critical challenge for long-term stability.

•        Fewer weekend diners in low-profile Richmond limit revenue balance and sustainability.

Our weekday customer base is largely driven by hotel guests from the Versante Hotel, and office workers who frequent the area during business hours. However, weekends present a significant challenge due to the absence of a strong local dining crowd beyond these primary customer groups. Richmond’s status as a relatively low-profile entertainment hub, compared to destinations like downtown Vancouver with its vibrant events, nightlife, and attractions, results in fewer weekend visitors, limiting our ability to draw diners during this period. Our inability to effectively attract weekend diners may limit our ability to achieve a balanced and sustainable revenue stream.

•        The industry in which we operate is highly competitive. Failure to compete effectively could adversely affect our market share, growth and profitability.

The operation of the restaurant industry in Richmond and the surrounding metropolitan areas, such as Vancouver, is fiercely competitive. Some of our competitors may have been providing operating business in the restaurant industry for a longer period of time than we have and may have significantly more financial, research and development and other resources to support them than we do. We cannot assure you that our current or potential competitors will not introduce products or services that are comparable to or superior to ours, and it may be that our competitors will be able to deliver or adapt more quickly to evolving industry trends or changing market demands.

Furthermore, new competitors may emerge from time to time, which may further intensify competition. Our ability to compete effectively will depend on a variety of factors, including our branding and expansion strategy, as well as our use of data and intelligence to enhance the quality of our products. Failure to successfully compete for market positions could prevent us from continuing to increase or maintain our revenues and profitability and could result in a loss of market share, which could have a material adverse effect on our business, financial condition, operating results and cash flows.

•        Cost of raw materials are volatile and can increase our cost of sales.

To date, supply chain disruptions have not materially affected our results of operations or financial condition, including our outlook, business goals, restaurant operations or our ability to produce food. However, there is no assurance that such supply chain disruptions will not materially affect our results of operations or financial condition, including our outlook, business goals, restaurant operations or our ability to produce food in the future.

Costs of the ingredients for our products are volatile and can fluctuate due to conditions that are difficult to predict, including global competition for resources, weather conditions, consumer demand and changes in governmental trade and agricultural programs. We mitigate supply chain risks primarily by working with multiple suppliers that overlap in the supply of our key raw ingredients. This allows us to switch suppliers as needed if one of our suppliers were to terminate their relationship with us or not be able to supply a key raw ingredient. Nevertheless, volatility in the prices of raw materials and other supplies we purchase could increase our cost of sales and reduce our profitability. Moreover, we may not be able to implement product price increases to cover any increased costs, or any price increases implemented may result in lower sales volumes. If we are not successful in managing our ingredient and supply costs, and unable to increase our prices to cover increased costs or if such price increases reduce sales volumes, then such increases in costs will adversely affect our business, results of operations and financial condition.

•        Economic fluctuations in British Columbia, including inflation and downturns, impact consumer spending, raise costs, and challenge profitability, potentially hindering our ability to sustain revenue growth and financial stability.

Our restaurants are influenced by broader economic conditions in British Columbia. Fluctuations in the economy, such as inflation, interest rate changes, or economic downturns, can directly affect consumer behavior and spending patterns, particularly in discretionary sectors like dining. During periods of economic instability, customers may reduce spending on dining out or prioritize more affordable options, potentially reducing traffic to our restaurants.

In addition, rising inflation can increase the costs of food ingredients, supplies, and operational expenses, such as utilities and rent. This poses challenges in maintaining profitability, especially if we are unable to offset these costs through pricing adjustments due to the competitive market environment. Prolonged economic challenges in the region could significantly impact our ability to achieve stable revenue growth and financial performance.

•        Supply chain disruptions from logistics, inflation, or labor issues may raise costs, compromise menu quality, and affect operations.

Our business relies on a stable and efficient supply chain for sourcing high-quality food ingredients, beverages, and other essential supplies. Disruptions in the supply chain, whether caused by logistical issues, price inflation, labor shortages, or global events, could negatively affect our operations. For example, delays in ingredient deliveries or shortages of key products could compromise the consistency and quality of our menu offerings, impacting customer satisfaction and retention.

Additionally, supply chain disruptions could lead to increased costs, which may strain our operating margins. Our reliance on third-party suppliers and contract manufacturers makes us vulnerable to risks that are beyond our direct control. If our suppliers face operational difficulties or go out of business, it could result in gaps in our supply chain and adversely affect our ability to serve customers and sustain our business operations.

•        Our results of operations may be adversely affected by unexpected closure or renovation of International Trade Centre in which our restaurants are located at.

As of the date of this prospectus, all of our restaurants are located in International Trade Centre in Richmond, British Columbia, which is not considered a prime area for dining establishments. The success of our restaurants depends significantly on the accessibility and appeal of International Trade Centre. There is no assurance that International Trade Centre will continue to operate as it does currently, and it is subject to risks such as closure, demolition, or operational changes. Renovations or alterations to International Trade Centre could reduce customer traffic flow and negatively impact the visibility and accessibility of our restaurants.

Since Richmond is not widely perceived as a high-demand location for dining, competition for customer traffic is a continuous challenge. If International Trade Centre become less attractive or accessible, and our restaurants are unable to address these issues or relocate at reasonable terms, our results of operations could be adversely affected.

•        Our business relies on obtaining and maintaining essential licenses, approvals, and permits. Any failure in obtaining or renewing any of the licenses, approvals and permits could significantly impact our operations, financial performance, and overall business stability.

Our restaurants are required to obtain and maintain various licenses, including business licenses, food service permits, health permits, and liquor licenses, for our operations in Richmond, British Columbia. As of the date of this prospectus, all of our restaurants have obtained all applicable licenses and fulfilled all licensing requirements, remaining compliant with relevant laws and regulations. For details, see “Regulations” in this prospectus.

There is no assurance that our restaurants’ current licenses, approvals, or permits will be successfully renewed upon their expiry, or that they will be able to obtain all necessary licenses, approvals, or permits for the operation of new restaurants we may open. Failure to obtain or renew some or all required licenses, approvals, or permits in a timely manner, or at all, for reasons within or beyond our control, could require us to suspend part or all of our operations and delay planned expansions. This could disrupt our current restaurants operations and expansion plans, potentially causing material adverse effects on our business, results of operations, and financial condition.

•        Fluctuations in the supply, quality, or cost of food ingredients could negatively impact our profit margins, operations, and overall business performance.

Our profitability heavily depends on our ability to anticipate and respond to fluctuations in the supply, quality, or cost of food ingredients. Since our restaurants generally avoid entering into long-term contracts with suppliers, we have limited control over the prices of the food ingredients we purchase. These prices are often volatile and influenced by factors beyond our control, such as availability, seasonal trends, climate conditions, natural disasters, economic changes, global demand, government policies, regulations, and exchange rate fluctuations. Additionally, suppliers may face rising costs, including higher labor, importation, and operational expenses, which they pass on to us, further increasing the cost of ingredients. If we cannot effectively transfer these higher costs to customers, it could negatively impact our profit margins, business performance, and overall results of operations.

Moreover, there is no guarantee that our suppliers will consistently meet our quality control standards. If any supplier fails to provide quality food ingredients, or if fresh or frozen ingredients deteriorate due to delivery delays, refrigeration issues, or improper handling, these items could be rejected. Finding suitable replacement suppliers promptly and on reasonable terms cannot be assured, and failure to do so could lead to higher food ingredient costs and shortages, adversely affecting our restaurants operations.

Failure to source quality food ingredients in sufficient quantities, at competitive prices, and on time could disrupt operations, raise costs, and negatively impact our profit margins, business, and overall performance

•        Our past financial and operational results may not predict future performance, and sustaining historical revenue and profitability levels might prove challenging.

Our past performance may not accurately reflect our future results. Our financial and operating outcomes may fall short of the expectations set by market analysts or investors, which could lead to a decline in the future value of our Ordinary Shares. The revenues, expenses, and operating performance of our restaurants may fluctuate from one period to another due to various factors beyond our control. These factors include overall economic conditions, special events, regulations or actions in Richmond, British Columbia, and our ability to manage costs and operational expenses. You should not rely on our past performance to predict the future value of our Ordinary Shares.

•        Unforeseeable business interruptions and external disruptions could adversely affect our business operations.

Our operations are vulnerable to interruption by fires, floods, typhoons, hardware and software failures, computer viruses, power failures and shortages, health epidemics, terrorist attacks and other events beyond our control.

Our business depends heavily on the timely delivery and transportation of food ingredients and other supplies to our restaurants locations. Certain factors, such as adverse weather conditions, public demonstrations, serious traffic accidents, travel restrictions, and labor strikes, could cause delays or lost shipments of food supplies, potentially resulting in revenue loss or customer claims. Perishable supplies, including fresh or frozen food ingredients, are particularly at risk of spoilage due to delivery delays, refrigeration malfunctions, or improper handling during transportation. Such issues could prevent us from delivering high-quality food and services to our customers, negatively impacting our business and harming our reputation.

Natural disasters like floods, fires, and earthquakes, health epidemics, and terrorist attacks can result in evacuations and other operational disruptions. These events may hinder our ability to deliver quality food and services to customers for an indefinite period, adversely impacting our business operations, financial outcomes, and overall reputation.

•        We face risks related to instances of food contamination and food-borne illnesses.

The restaurant industry is particularly vulnerable to risks associated with food contamination and food-borne illnesses. While we implement internal controls and conduct staff training to mitigate these risks, there is no guarantee that such measures will be fully effective in preventing food-borne illnesses. Additionally, our dependency on third-party suppliers for food ingredients and other essentials heightens the risk of contamination or food-borne illness incidents caused by factors outside our control.

Other diseases, like hand, foot, and mouth disease, could further disrupt supply chains, diminishing the availability of key food ingredients and significantly driving up procurement costs. These challenges highlight the critical need for proactive measures to safeguard our operations, maintain customer trust, and preserve our reputation.

•        Exposure to risks associated with food safety may subject us to liability claims and damage to our reputation.

Our restaurants are exposed to risks associated with food safety which may subject us to liability claims, damage our reputation and/or affect our relationships with our customers Our main business activity is the preparation and supply of food. As a result, we are particularly exposed to damage resulting from actual or perceived issues regarding the safety or quality of the food provided by us. For the fiscal years ended December 31, 2024 and 2023, we did not experience any food safety issues. However, claims of illness, food poisoning and injury related to contaminated, spoiled, mislabeled or adulterated food can require costly measures to investigate and remediate to, such as withdrawing products or destroying supplies and inventory that are unfit for consumption. We rely on strict adherence by employees to standards for food handling and preparation. Claims related to food quality or food mishandling are common in the food services industry and a number of these claims may exist at any given time. If we are found to be negligent in food safety, we may be exposed to significant liability, which could have an adverse impact on our results of operations. Even if such claims are without merit, any negative publicity as a result of allegations of unsafe food service can have a significant impact on our reputation.

•        Our business depends on obtaining licenses and meeting hygiene standards. Non-compliance may lead to penalties, operational suspension, or increased costs, negatively affecting financial performance and reputation.

Our restaurants are required to obtain various licenses, approvals, and permits to operate our restaurants. In Richmond, British Columbia, the licensing requirements for restaurant operations may become stricter over time. Additionally, there is no guarantee that we will be able to obtain or renew all necessary licenses, approvals, and permits for our operations in a timely manner, or at all.

If the relevant government authority determines that any of our restaurants locations fail to meet hygiene standards or that we have not complied with the conditions attached to our licenses, approvals, or permits, we may be required to take corrective actions to comply with the applicable laws and regulations. This could result in the revocation of our licenses, approvals, or permits, or even the suspension of operations at the affected restaurant. Any non-compliance with current laws or potential legislative changes may lead to significant compliance costs or expenses, fines, or penalties. It could also result in the suspension of some or all of our operations, which would materially and adversely impact our financial condition and operational results.

For details regarding the laws and regulations relevant to our business operations in Richmond, British Columbia, please refer to the “Regulations” section.

•        Our restaurants face risks from theft, robbery and employee misconduct, impacting safety and profitability.

Our restaurants face inherent security risks that may adversely affect our operations and financial performance. Restaurants are particularly vulnerable to theft and robbery due to late operating hours and the presence of cash on the premises, which can attract external criminal activity such as break-ins or armed robberies. These incidents not only lead to financial losses but also pose safety concerns for our employees and customers, potentially damaging our reputation.

Internal security threats, such as employee theft, are also significant challenges. Instances of employee theft may include cash misappropriation, inventory theft, unauthorized discounts, or unrecorded sales. Industry estimates suggest that employee theft can account for a substantial portion of profit margin erosion in the restaurant sector. The impact of these risks on our business may be material, and our ability to mitigate such threats depends on implementing effective security measures, including surveillance systems, stringent cash-handling procedures, and fostering a reliable workplace culture.

•        Macro-economic factors have significantly impacted our business and could continue to pose risks, potentially affecting our financial stability, operational results, and overall growth.

The restaurant industry in Canada is affected by macro-economic factors, including changes in international, national, regional, and local economic conditions, employment levels, visitor arrivals, and the spending power of our target customers. In particular, our results of operations are closely influenced by the macro-economic conditions in Canada. Any economic downturn in Canada, decline in consumer disposable income, fear of a recession, or decrease in consumer confidence could lead to a reduction in customer visits and average spending per customer at our restaurants, which may materially and adversely impact our financial condition and operational outcomes.

Additionally, a sovereign debt crisis, banking crisis, or disruptions in global financial markets that affect credit availability may have a significant adverse impact on our access to financing. Renewed instability in financial markets, banking systems, or currency exchange rates could severely limit our ability to secure funding from capital markets or financial institutions on reasonable terms, or at all. Such challenges could materially harm our business, financial condition, and operational results.

Risks Related to Litigation, Laws and Regulation and Governmental Matters

•        Our operations are governed by various laws and regulations. Failure to comply with or adapt to evolving legal and regulatory requirements could lead to penalties or have an adverse effect on our business.

Our operations at restaurants are governed by various applicable laws and regulations, including, but not limited to federal and provincial food safety standards, health permits and inspections requirements, liquor licensing, employment standards, workplace safety, zoning, environmental management, and privacy laws.

At the federal level, regulations such as the Food and Drugs Act and Safe Food for Canadians Act set food safety policies enforced by the Canadian Food Inspection Agency. Provincially, the Food Safety Act, Public Health Act, and Food Premises Regulation require safe food handling, sanitation, employee hygiene, and certification of food handlers. Health authorities issue operating permits and conduct inspections to ensure compliance. Restaurants serving alcohol must obtain a Food Primary Liquor License, adhering to strict service and operational requirements enforced by the Liquor and Cannabis Regulation Branch. Employment Standards govern wages, hours, breaks, and protection against discrimination, while workplace safety laws mandate hazard assessments, employee training, and injury reporting under the Workers’ Compensation Board of British Columbia (WorkSafeBC). WorkSafeBC is a statutory agency to oversee workplace health and safety in British Columbia and operates under the Workers Compensation Act.

Local municipalities regulate zoning, building permits, noise, parking, and waste management, which affect restaurant construction and operations. Environmental laws require proper disposal of waste and management of fats and grease to prevent contamination. Additionally, privacy laws regulate the collection and protection of customer personal information.

For details about the laws and regulations that are critical to our businesses in British Columbia of Canada, please refer to the section titled “Regulations”.

While we strive to ensure compliance with all applicable laws and regulations in our operations, we cannot guarantee full compliance at all times. Any failure to comply may expose us to investigations, enforcement actions, penalties, or even criminal sanctions, which could adversely impact our business, operating results, and financial condition. Moreover, as legal and regulatory requirements continue to evolve, compliance with these updated requirements may lead to higher compliance costs and impose additional financial or other obligations, which could negatively affect our business, operating results, and financial condition.

•        Non-compliance with data privacy, data protection, and cybersecurity laws and regulations can significantly harm our reputation, disrupt our operations, impact our financial health, and lead to other serious consequences.

The collection, storage, hosting, transfer, processing, disclosure, use, security, retention, and destruction of personal information required to provide our services in British Columbia of Canada are governed by provincial laws, such as the Personal Information Protection Act (PIPA), as well as applicable federal laws like the Personal

Information Protection and Electronic Documents Act (PIPEDA). Failure to comply with these laws could result in investigations, enforcement actions, and penalties, which may adversely affect our business, operational results, and financial condition. Moreover, growing consumer and societal expectations for enhanced privacy and data protection mean that even the perception of non-compliance, whether accurate or not, could damage our reputation. Additionally, if stricter data privacy, protection, or cybersecurity laws, regulations, or rules become applicable to us in the future, we may face increased costs or efforts to meet these requirements. Any breaches could result in stricter enforcement actions or investigations, which may severely and adversely affect our operations.

•        Changes in financial accounting standards or practices may cause adverse, unexpected financial reporting fluctuations and affect our results of operations.

Generally accepted accounting principles and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business, including but not limited to revenue recognition, impairment of assets, leases, inventory, income taxes and litigation, are highly complex and involve many subjective assumptions, estimates and judgments, Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgements could significantly change our reported financial performance or financial condition in accordance with generally accepted accounting principles.

•        Unfavorable global and regional economic, political and health conditions could adversely affect our business, financial condition or results of operations.

Our operational results may be negatively impacted by global or regional economic, political, and health conditions. Events such as global financial crises, economic and political instability (including shifts in inflation, interest rates, and overall economic uncertainties), wars, terrorism, civil unrest, disease outbreaks (for examples, COVID-19), and other unexpected occurrences (such as supply chain disruptions or constraints) can create extreme market volatility, raise our costs, and interfere with our business operations. These disruptions may manifest as challenges in our supply chain network, as well as temporary closures of our restaurants’ locations or the facilities of our suppliers.

Moreover, if inflation or other factors were to substantially raise our business costs, the competitive market environment in British Columbia of Canada might prevent us from offsetting these costs through price increases to our customers. This could significantly and negatively impact our business and operational results. Additionally, inflation-driven increases in wages, benefits, and other expenses affect our operations. If we are unable to pass these rising labor and operational costs onto our clients, our profitability could be jeopardized.

•        Potential claims from customers or employees could have a material adverse effect on our business.

Customer Claims:    Claims from customers may include allegations of liability related to our food products, such as incidents involving foodborne illnesses, allergic reactions, or other quality concerns, as well as injuries occurring on our premises. Additionally, we may face claims regarding deceptive advertising practices, data security breaches, or intellectual property disputes. Such claims could require significant financial and management resources to address, while also creating negative publicity that could harm our brand and reputation.

Employee Claims:    As an employer, we are subject to a wide range of labor and employment laws in Canada, including regulations governing minimum wage, overtime, and termination pay. Failure to comply with these laws could result in legal actions or claims against us. Furthermore, allegations of workplace discrimination, harassment, or wrongful termination could expose us to significant financial liabilities, including fines, legal expenses, and damages, and could harm employee morale and our reputation as an employer.

Although we maintain insurance coverage that we believe is adequate to protect against most potential liabilities, such coverage may not be sufficient to cover all claims or may not apply to certain types of claims. Any costs associated with these claims, whether or not covered by insurance, could divert management attention, disrupt operations, and materially and adversely affect our financial condition and results of operations.

•        It will be difficult to obtain jurisdiction and enforce liabilities against our officers, Directors and assets outside the United States.

The Company is incorporated under the laws of the Cayman Islands and nearly all of our assets are based outside the United States. Save for Mr. John Robert Fiore, all of the Company’s Directors, director nominees, and Executive Officers are also located outside the United States, and most of their assets are similarly located abroad. Additionally, the experts mentioned in this prospectus reside outside the United States, with most of their assets situated outside the country as well. Consequently, it may be challenging or impossible for you to bring legal action against us or them in the United States if you believe your rights under U.S. federal securities laws or other laws have been violated. Even if such legal action is successful, the laws of the Cayman Islands, Canada, or other applicable jurisdictions may prevent you from enforcing a judgment against our assets or the assets of our directors and officers.

Harneys, our legal counsel specializing in Cayman Islands law, has informed us that there is uncertainty regarding the extent to which Cayman Islands courts would (i) recognize or enforce judgments from U.S. courts against us, our Directors, or Executive Officers under the civil liability provisions of U.S. federal securities laws or the securities laws of any U.S. state, or (ii) entertain original lawsuits filed in the Cayman Islands against us, our Directors, or Executive Officers based on U.S. federal securities laws or the securities laws of any U.S. state.

Risks Related to Being a Public Company

•        Public company compliance may make it more difficult to attract and retain officers and Directors.

Compliance as a public company may pose challenges in attracting and retaining officers and Directors. The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), along with new rules introduced by the SEC, has driven changes in corporate governance practices for public companies. As a public entity, we anticipate that these rules and regulations will increase our compliance costs in 2025 and beyond, making certain tasks more time-consuming and expensive. Additionally, we foresee these regulations making it harder and more costly to secure director and officer liability insurance in the future. We may be forced to accept lower policy limits and coverage or pay significantly higher premiums for similar coverage. As a result, recruiting and retaining qualified individuals for our Board or Executive Officer positions could become more difficult.

•        We have no experience operating as a public company.

We have no prior experience operating as a public company. Following our transition to public company status, we may encounter increased administrative and compliance requirements, which could lead to significant costs. Most of our Directors and Executive Officers lack experience managing a U.S. public company, creating uncertainty around our ability to fully comply with applicable laws, rules, and regulations. Failure to meet these requirements could expose us or our management to regulatory scrutiny or sanctions, potentially damaging our reputation and negatively impacting our share price.

•        We will be subject to evolving laws, rules, and regulations in the United States related to regulatory matters, corporate governance, and public disclosure which are expected to increase our compliance costs and elevate the risks associated with potential non-compliance.

Following this offering, we will be subject to the rules and regulations of various governing bodies and self-regulatory organizations, including the SEC and the Nasdaq Stock Market, which are tasked with protecting investors and overseeing publicly traded companies. We will also need to comply with new and evolving regulatory measures under applicable laws. Efforts to meet these compliance requirements have already resulted in increased general and administrative expenses and are expected to continue rising. Furthermore, the compliance process is likely to divert management’s focus and resources away from revenue-generating activities toward meeting regulatory obligations.

Additionally, these laws, regulations, and standards are subject to varying interpretations, and their practical application may shift over time as new guidance becomes available. This continuous evolution can create ongoing uncertainty in compliance matters and result in additional costs needed to revise our disclosure and governance practices. If we fail to effectively address and comply with these regulations or any future changes, we could face penalties and experience significant harm to our business.

•        As a foreign private issuer, we are not subject to U.S. proxy rules. Instead, we are subject to the reporting obligations of the Exchange Act, which are, in certain respects, more lenient and less frequent compared to those applicable to a U.S. issuer.

As a foreign private issuer under federal securities laws and in compliance with Cayman Islands laws and regulations, we are exempt from certain provisions of the Exchange Act that apply to U.S. public companies. These exemptions include: (i) the sections of the Exchange Act that regulate the solicitation of proxies, consents, or authorizations for securities registered under the Exchange Act; (ii) the sections that require insiders who profit from trades within a short timeframe to file public reports on their stock ownership and trading activities, along with related liabilities; and (iii) the rules mandating the filing of quarterly reports on Form 10-Q, which include unaudited financial and other specified information, or current reports on Form 8-K for certain significant events.

Additionally, foreign private issuers must file an annual report on Form 20-F within 120 days after the fiscal year-end, whereas U.S. domestic issuers that are non-accelerated filers must file their annual report on Form 10-K within 90 days. Foreign private issuers are also exempt from Regulation Fair Disclosure, which aims to prevent the selective disclosure of material information.

Despite these exemptions, we are contractually obligated and committed to providing interim reports to our shareholders and furnishing these reports to the SEC on Form 6-K. We are also required to file Form 6-K reports that disclose any information we make public under Cayman Islands law, distribute to shareholders, or consider material to our company. However, as a shareholder, you may not receive the same protections available to shareholders of U.S. domestic issuers.

•        As a foreign private issuer, we are exempt from certain Nasdaq corporate governance standards that apply to U.S. domestic issuers. As a result, you may have less protection than you would if we were a domestic issuer.

As a foreign private issuer, we may not be subject to all of the corporate governance standards required for U.S. issuers. Consequently, we may choose to adhere to the corporate governance practices of our home country rather than comply with certain requirements outlined in the Nasdaq Listed Company Manual, which could offer less protection to investors. Alternatively, we may decide to comply with these standards within one year of listing.

For instance, the Nasdaq Listed Company Manual mandates that listed companies have, among other things, a majority of board members who are independent. This requirement is not part of corporate governance practices in our home country, the Cayman Islands. As a result, although each director is required to act in the Company’s best interests, there may be fewer board members exercising independent judgment, which could potentially reduce the level of oversight on our management.

Additionally, the Nasdaq Listed Company Manual requires U.S. domestic issuers to establish a compensation committee and, in some cases, a nominating or corporate governance committee composed entirely of independent directors. We do not intend to comply with these committee requirements.

•        We may lose our status as a foreign private issuer in the future, which could lead to significant additional costs and expenses.

As discussed earlier, we are classified as a foreign private issuer and are therefore not required to adhere to all periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter.

In the future, we may lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents, and (2) a majority of our Directors or Executive Officers are U.S. citizens or residents, or if we fail to meet additional criteria needed to maintain this status. If we lose our foreign private issuer status, we will be required to file periodic reports and registration statements with the SEC using U.S. domestic issuer forms, which are more detailed and comprehensive than those used by foreign private issuers.

Additionally, we will need to comply with U.S. federal proxy requirements, and our officers, Directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions under Section 16 of the Exchange Act. Furthermore, we will lose the ability to rely on exemptions from specific corporate governance requirements under Nasdaq listing rules. As a U.S.-listed public company without foreign private issuer status, we would incur significant additional legal, accounting, and other expenses not currently required.

•        As a company incorporated in the Cayman Islands with limited liability, we are allowed to follow certain home country practices regarding corporate governance that may significantly differ from the Nasdaq corporate governance listing standards. These practices could offer shareholders less protection compared to full compliance with Nasdaq corporate governance listing standards.

As a foreign private issuer seeking to list our Ordinary Shares on Nasdaq, we may rely on a provision within the Nasdaq corporate governance listing standards that permits us to follow Cayman Islands law for certain corporate governance matters. This enables us to adopt corporate governance practices that may significantly differ from the requirements applicable to U.S. companies listed on Nasdaq.

For example, we may be exempted from Nasdaq regulations that require a listed U.S. company to:

•        have a majority of the board of Directors consist of independent directors;

•        require independent directors to hold regular meetings without the presence of management;

•        adopt a formal written compensation committee charter and nominating and corporate governance committee charter;

•        have a compensation committee of at least two members, each of whom must be an independent director. and/or to have a nominating and corporate governance committee each of whom must be an independent director;

•        nominate Directors in a vote in which only independent directors participate, or a nominations committee comprised constituting a majority of the board of director’s independent directors

•        for any meeting of the holders of common stock have a quorum of more than 33 1/3% of the outstanding shares of the company’s common voting stock;

•        seek shareholder approval in certain circumstances prior to an issuance of securities in connection with the acquisition of the stock or assets of another company;

•        seek shareholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the company; and

•        seek shareholder approval for the implementation of certain equity compensation plans and dilutive issuances of Ordinary Shares, such as transactions, other than a public offering, involving the sale of 20% or more of our Ordinary Shares for less than the greater of book or market value of the shares.

As a foreign private issuer, we are permitted to follow home country practices instead of the above requirements. Our audit committee is required to comply with Rule 10A-3 of the Exchange Act, which applies to U.S. companies listed on Nasdaq. Accordingly, we intend to establish a fully independent audit committee upon the effectiveness of the registration statement of which this prospectus forms a part, in compliance with Rule 10A-3 of the Exchange Act. However, as a foreign private issuer, our audit committee is not subject to the additional Nasdaq corporate governance requirements that apply to listed U.S. companies, including the requirement to have at least three members and to affirmatively determine that all members are “independent” under more stringent criteria than those applicable to us as a foreign private issuer.

•        You may encounter challenges in safeguarding your interests, and your ability to enforce your rights through U.S. courts may be limited because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. After the closing of this offering, our corporate affairs will be governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act, and the common law of the Cayman Islands. Shareholders’ rights to pursue legal action against us or our Directors, as well as actions initiated by minority shareholders and the fiduciary duties of our Directors, will primarily be governed by Cayman Islands common law. The common law of the Cayman Islands is derived, in part, from a relatively limited body of judicial precedent within the jurisdiction, as well as from English common law. While English common law is generally considered persuasive, it is not binding on Cayman Islands courts. As a result, the rights of our shareholders and the fiduciary duties of our Directors under Cayman Islands law are not as clearly defined as they might be under statutory provisions or judicial precedent in certain U.S. jurisdictions. The Cayman Islands has a distinct body of securities laws that offer significantly less investor protection compared to U.S. laws. Additionally, Cayman Islands companies may not have the standing to pursue shareholder derivative actions in U.S. federal courts. While Cayman Islands courts generally recognize and enforce non-penal judgments from foreign courts of competent jurisdiction, including those in the United States, this recognition occurs without a retrial on the merits, and there is no statutory provision for recognizing U.S. judgments in the Cayman Islands.

Shareholders of Cayman Islands exempted companies, such as ours, generally do not have rights under Cayman Islands laws to inspect corporate records, except as provided in our Amended and Restated Memorandum and Articles of Association. Additionally, our Directors are not obligated under these governing documents to make corporate records available for shareholder inspection. As a result, it may be more challenging for shareholders to access the information necessary to support a shareholder resolution or to solicit proxies from other shareholders during a proxy contest.

Corporate governance practices in the Cayman Islands, our home country, differ significantly from those required for companies incorporated in other jurisdictions, such as U.S. states. Currently, we do not plan to rely on Cayman Islands practices with respect to corporate governance matters. Consequently, our shareholders may afford less protection compared to the rules and regulations that apply to U.S. domestic issuers.

As a consequence of the factors mentioned above, shareholders may have more difficulty in safeguarding their interests against actions taken by our management, Board members, or controlling shareholders compared to shareholders of a company incorporated in a U.S. state. For a detailed comparison between the provisions of the Companies Act and the laws governing companies incorporated in a U.S. state and their shareholders, please refer to the section titled “Description of Share Capital — Differences in Corporate Law.”.

Risks Related to Ownership of our Securities

•        Significant future sales of our Ordinary Shares, or even the expectation of such sales, could lead to a decline in the market price of our Ordinary Shares.

The sale of substantial quantities of our Ordinary Shares in the public market after this offering, or the perception of such sales, could result in a decline in their market price. The Ordinary Shares offered will be freely tradable without restriction or further registration under the Securities Act. Additionally, certain Ordinary Shares owned by existing shareholders may also become available for public sale in the future, subject to the limitations set forth in Rule 144 and Rule 701 under the Securities Act, as well as applicable lock-up agreements.

Before the offering’s completion, a total of 15,633,000 Ordinary Shares will be outstanding. Upon completion, this number will increase to 17,633,000 shares if the underwriters do not exercise their over-allotment option, or to 17,933,000 shares if the over-allotment option is exercised in full. The registration statement associated with this prospectus includes provisions for the registration of additional shares for resale. Any sale of these additional registered shares may exert downward pressure on the market price of our Ordinary Shares and could make it harder to maintain our Nasdaq listing. Increased sales of additional shares could further contribute to a decline in the market price.

•        The sale or availability for sale of substantial amounts of our Ordinary Shares including the Ordinary Shares held by our Resale Shareholders that are being registered concurrently for resale in the Resale Prospectus could adversely affect their market price.

Sales of substantial amounts of our Ordinary Shares including the Ordinary Shares held by our Resale Shareholders that are being registered concurrently for resale in the Resale Prospectus in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. Prior to the sale of our Ordinary Shares in this offering, we have 15,633,000 Ordinary Shares outstanding. The Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and the remaining Ordinary Shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and applicable lock-up agreements. There are 17,633,000 Ordinary Shares outstanding immediately after this offering assuming the underwriters do not exercise their over-allotment option.

In connection with this offering, our directors, executive officers and holders of more than 5% of our outstanding shares as of the effective date of this registration statement, other than the Resale Shareholders, have agreed, subject to limited exceptions, not to sell any shares for a six (6) months after the date of this prospectus without the prior written consent of the underwriter. However, the underwriter may release these securities from these restrictions at any time. We cannot predict what effect, if any, market sales of securities held by our controlling shareholder or any other shareholder or the availability of these securities for future sale will have on the market price of our Ordinary Shares.

•        Our Resale Shareholder will be able to sell their shares upon completion of this offering subject to restrictions under Rule 144 under the Securities Act.

Our Resale Shareholders may be able to sell their ordinary shares under Rule 144 after the completion of this offering. Because they have paid a lower price per share than participants in this offering, when they are able to sell its shares under Rule 144, they may be more willing to accept a lower sales price than the public offering price. Potentially, this fact could have a negative impact to the trading price of the Ordinary Shares following the completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our Resale Shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

•        We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

CVGL is a holding company, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

According to the BVI Business Companies Act, Revised Edition 2020 (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. Pursuant to the BCBCA, a Canadian company may declare or pay a dividend only if the company remains solvent both before and after the distribution. Under the current practices of the Canada Revenue Agency (CRA), dividends paid by Club Versante Canada to shareholders are subject to specific tax regulations, including potential preferential tax treatment for eligible dividends. Any limitation on the ability of our Operating Subsidiary to pay dividends or make other distributions to us could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends, or otherwise fund and conduct our operations.

Any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

•        Since we do not expect to pay dividends in the foreseeable future, your investment returns will depend solely on the price appreciation of our Ordinary Shares.

We presently intent to retain all available funds and future earnings after this offering to support the development and growth of our business. Consequently, we do not anticipate paying cash dividends in the near future. Investors should not rely on our Ordinary Shares as a source of future dividend income.

Our Board retains full discretion over the decision to distribute dividends, subject to applicable laws in the Cayman Islands and Canada. If dividends are declared, the timing, amount, and form of such distributions will depend on factors including our future operational results, cash flow, capital needs, surplus, distributions from subsidiaries, financial condition, contractual obligations, and other considerations determined by our Board.

Accordingly, the return on your investment will primarily depend on potential price appreciation of our Ordinary Shares. However, there is no guarantee that the value of our shares will increase after this offering — or even maintain the price at which they were purchased. You may not realize any return on your investment, and you could risk losing the entire amount invested.

•        Our Ordinary Shares may face potential delisting if we fail to meet or maintain the Nasdaq listing requirements, which could adversely affect their liquidity, marketability, and overall investor confidence.

We have applied to list our Ordinary Shares on the Nasdaq under the ticker symbol “CADV.” Completion of this offering is contingent upon obtaining Nasdaq approval for such listing. If we are unable to secure a listing on Nasdaq, there will be no public offering of the Ordinary Shares under this prospectus. Nasdaq’s continued listing requirements include, but are not limited to, maintaining minimum market capitalization, a specified stock price, and compliance with corporate governance standards. Failure to satisfy these requirements or the occurrence of any event leading to delisting from Nasdaq could have significant adverse consequences. Shareholders’ ability to sell or trade our securities could be hindered, resulting in reduced liquidity and challenges in obtaining accurate market price quotations for our Ordinary Shares. Furthermore, a delisting could materially reduce the perceived value of our shares, adversely affecting our stock price and investor confidence.

In the event we are not listed or are subsequently delisted from Nasdaq, the absence of a national securities exchange listing could materially impair our ability to access the capital markets. This could limit our ability to issue additional securities for financing, pursue growth opportunities, or enter into future financing arrangements, thereby negatively impacting our operational and financial stability.

•        There has been no prior public trading market for our Ordinary Shares to date, and we cannot guarantee that an active trading market will develop or persist after this offering.

Prior to this offering, there has been no established public trading market for our Ordinary Shares, and we cannot guarantee that an active trading market will develop or, if established, that it will be sustained. As a result, there is uncertainty regarding the liquidity of any trading market for our Ordinary Shares, your ability to sell shares at your desired time, or the prices at which you may be able to sell them. Even if an active market for our Ordinary Shares does emerge, the market price of our shares may be subject to significant volatility. Such fluctuations could arise from uncertainties regarding our future operating performance and profitability, changes in interim financial results, or broader market dynamics — many of which are beyond our control. Factors such as unexpected supply chain disruptions, adverse economic conditions, or changing consumer preferences in the restaurant industry could further amplify this volatility. The lack of a prior trading market, combined with unpredictable external influences, poses risks to investors and may adversely affect the market price of our Ordinary Shares. These considerations should be taken into account when evaluating this offering.

•        The market price of our Ordinary Shares could be subject to significant volatility, potentially resulting in a decline in value and negatively affecting your investment.

The stock markets, including Nasdaq — where certain our Ordinary Shares will be listed — have historically experienced considerable price and volume fluctuations. Even if an active, liquid, and orderly trading market for our Ordinary Shares develops and persists, the market price of our shares may remain volatile and could decline substantially. If our securities are delisted from Nasdaq, their liquidity and pricing could be considerably restricted compared to being listed on Nasdaq or another national securities exchange. Moreover, fluctuations in the trading volume of our Ordinary Shares could result in significant price variations. We cannot guarantee that the market price of our shares will not experience substantial fluctuations or declines in the future. These fluctuations may arise due to various factors, including but not limited to the following:

•        Sales of a significant number of our securities, including those which we are registering under the registration statement of which this prospectus is a part, or those we may future register for sale or for resale on behalf of our securityholders, could materially adversely affect the trading prices of our securities;

•        occurrence of any of the risk factors outlined in this prospectus could significantly and adversely affect our business, operations, financial condition, and the market price of our securities;

•        actual or anticipated differences, whether expected or unexpected, in our or analysts’ estimates regarding revenues, earnings, operations, debt levels, liquidity, or financial condition of our restaurants could have adverse impacts;

•        failure to comply with the requirements of Nasdaq;

•        failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

•        variance in our financial performance from the expectations of market analysts;

•        announcements by us or our competitors of significant business developments, changes in service provider relationships, acquisitions or expansion plans

•        changes in the prices of our food offerings and services;

•        commencement of, or involvement in, litigation involving us;

•        future or anticipated transactions involving our securities — such as issuances, sales, resales, or repurchases — particularly after the expiration of lock-up agreements, could adversely impact the market price of our securities;

•        the failure of securities analysts to initiate or maintain coverage, changes in their financial estimates, or our inability to meet these estimates or investor expectations could negatively affect our market performance.

•        new laws, regulations, subsidies, or credits or new interpretations of existing laws applicable to us;

•        market conditions in our industry;

•        changes in key personnel;

•        speculation in the press or investment community;

•        changes in the estimation of the future size and growth rate of our markets;

•        significant disruptions in financial markets, including sudden credit market disturbances, could adversely affect our financial performance and market confidence;

•        issues related to actual, potential, or perceived control, accounting, or reporting problems could negatively impact investor confidence and the market value of our securities;

•        changes in accounting principles, policies and guidelines; and

•        other events or factors, such as infectious diseases, epidemics, pandemics, natural disasters, war, terrorism, or responses to these occurrences, could negatively impact our operations and market performance.

•        If our Ordinary Shares are listed on Nasdaq, there remains a risk that their price could decline, potentially leading to delisting. In such a scenario, broker-dealers might be discouraged from facilitating transactions in our shares, as they could be classified as penny stocks and become subject to the associated rules.

The SEC has established rules to regulate “penny stocks”, restricting transactions involving such stocks. These rules, including Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Exchange Act of 1934 (as amended), aim to protect investors but may reduce penny stock liquidity. “Penny stocks” are typically defined as equity securities priced below $5.00 per share, excluding those listed on certain national exchanges or Nasdaq with available price and volume data. Our Ordinary Shares could qualify as “penny stock” under these regulations. The additional disclosure and sales practice requirements for U.S. broker-dealers may discourage them from facilitating trades in our shares, potentially limiting market liquidity and impeding their resale in the secondary market.

U.S. broker-dealers selling penny stock to individuals other than established customers or “accredited investors” (typically those with a net worth exceeding $1,000,000 or an annual income over $200,000, or $300,000 jointly with a spouse) must determine the purchaser’s suitability and obtain written consent prior to completing the transaction, unless exempt. Penny stock regulations also mandate that broker-dealers provide a disclosure schedule — prepared in line with SEC standards — before any transaction involving penny stock, unless exempt. Additionally, broker-dealers must disclose commissions, registered representative fees, and current stock quotations. They are also required to deliver monthly statements containing recent price information for penny stock held in customer accounts and details about the limited market for such stocks.

According to the SEC, the market for “penny stocks” has historically been associated with patterns of fraud and abuse. These include: (i) market control by one or a few broker-dealers often linked to the promoter or issuer, (ii) price manipulation through prearranged matching of trades and misleading press releases, (iii) “boiler room” tactics involving high-pressure sales and unrealistic projections by inexperienced salespersons, (iv) excessive and undisclosed bid-ask spreads and markups by selling broker-dealers, and (v) large-scale dumping of securities by promoters and broker-dealers after price manipulation, leading to investor losses. Our management is aware of these historical abuses in the penny stock market. While we may not have the ability to control market behavior or broker-dealer practices, our management remains committed to striving, within practical limitations, to prevent such patterns from affecting our Ordinary Shares.

•        We may issue preferred shares in the future, and their terms could negatively impact the voting power or market value of our Ordinary Shares.

Our Amended and Restated Memorandum and Articles of Association grant our Board the authority to issue, without shareholder approval, one or more classes or series of preferred shares with designated preferences, limitations, and rights, including priority over Ordinary Shares for dividends and distributions. These terms could negatively affect the voting power or value of our Ordinary Shares. For example, preferred shareholders might gain the right to elect Directors under certain conditions or veto specific transactions. Additionally, repurchase, redemption rights, or liquidation preferences granted to preferred shareholders could impact the residual value of our Ordinary Shares.

•        If securities analysts downgrade our Ordinary Shares, release negative research or reports, or cease to publish information about our business, it could harm our competitive position, potentially leading to a decline in our share price and trading volume.

The trading market for our Ordinary Shares may partly rely on research and reports published by securities analysts about us, our industry, or competitors — factors beyond our control. We currently lack research coverage by analysts and may never secure it. A lack of coverage or limited coverage could negatively affect our share price. Additionally, if analysts downgrade our shares, issue negative reports, cease coverage, or fail to publish consistent updates about our business, it could harm our competitive position, leading to declines in both share price and trading volume.

•        We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley Act for so long as we remain an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to opt out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

•        We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least US$1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds US$700 million as of the end of any second fiscal quarter before that time; and (2) the date on which we have issued more than US$1 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay the adoption of new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our IPO, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley Act and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

•        Meeting the obligations of being a public company — such as adhering to the reporting requirements under the Exchange Act and the Sarbanes-Oxley Act — could place considerable strain on our resources, escalate costs, and divert management’s focus. Additionally, we might struggle to meet these requirements efficiently or within prescribed timelines.

As a public company, we will face new compliance obligations, including corporate governance rules from the Sarbanes-Oxley Act, the Exchange Act, SEC regulations, and Nasdaq requirements, which are not applicable to private companies. These responsibilities will demand substantial time from our Board and management and will lead to significant cost increases. To meet these obligations, we will need to:

•        institute a more comprehensive compliance function;

•        comply with rules promulgated by Nasdaq;

•        continue to prepare and distribute periodic public reports in compliance with our obligations under the U.S. federal securities laws;

•        establish new internal policies, such as those relating to insider trading; and

•        involve and retain to a greater degree outside counsel and accountants in the above activities.

•        As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Our Controlling Shareholder, director and chief executive officer, Ms. Chung Lin Ching, through her 80% of the equity interests in Club Versante Investment Limited, will have a control of 76.56% of the total issued and outstanding Ordinary Shares, representing 76.56% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, or 75.28% of the total issued and outstanding Ordinary Shares, representing 75.28% of the total voting power, assuming that the over-allotment option is exercised in full. As a result, our Controlling Shareholder will have the ability to control the outcome of certain matters submitted to shareholders for approval through her controlling ownership of the Company, such as the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. Under Rule 4350(c) of the Nasdaq Capital Market, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company”

and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Capital Market Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq Capital Market corporate governance requirements. Our status as a controlled company could cause our Ordinary Shares to be less attractive to certain investors or otherwise harm our trading price.

•        Management will have broad discretion over the use of our proceeds from this offering.

The primary objectives of this offering are to bolster our capitalization, improve financial flexibility, and enhance corporate visibility, while establishing a public market for our Ordinary Shares and securing additional capital to support our strategic goals. The planned allocation of net proceeds from this offering includes: (i) expanding our restaurant and bar network globally; (ii) conducting marketing and promotional activities; (iii) employing additional management and operational staffs; and (iv) working capital and for other general corporate purposes.

We have not earmarked specific amounts of the net proceeds for the intended purposes listed in this prospectus, granting us broad discretion over their allocation. As a result, investors must rely on management’s judgment regarding how these funds are deployed, which may not ultimately yield significant returns. There is a risk that the proceeds could be used in ways that fail to achieve our strategic objectives or improve our financial performance. Ineffective use of proceeds could materially and adversely affect our business operations, financial condition, and overall market position.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

•        timing of the development of future business;

•        capabilities of our business operations;

•        expected future economic performance;

•        competition in our market;

•        continued market acceptance of our services;

•        changes in the laws that affect our operations;

•        inflation and fluctuations in foreign currency exchange rates;

•        our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

•        continued development of a public trading market for our securities;

•        the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

•        managing our growth effectively;

•        projections of revenue, earnings, capital structure, and other financial items;

•        fluctuations in operating results;

•        dependence on our senior management and key employees; and

•        other factors set forth under “Risk Factors.”

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

INDUSTRY OVERVIEW

Source of Information

The information contained in this section and elsewhere in the prospectus have been derived from various official government and other publications generally believed to be reliable and the market research report prepared by Migo Corporation Limited (“Migo”) and commissioned by Club Versante Group Limited. All information and data presented in this section is derived from Migo’s industry report, unless otherwise noted. The following discussion includes projections for future growth, which may not occur at the rates that are projected or at all.

The Economy in Canada

Canada, with a population of approximately 41.5 million people, recorded a Gross Domestic Product (GDP) of USD 2,215 billion in 2024, positioning it as the 9th largest economy globally, according to the International Monetary Fund (IMF). Between 2019 and 2024, the Canadian economy experienced a growth at a compound annual growth rate (CAGR) of 4.9%. Projections indicate that real GDP will remain steady from USD1,743 billion in 2019 to USD2,559 billion by 2027, reflecting a CAGR of 4.9%. The COVID-19 pandemic caused a significant economic contraction in 2020. However, the economy rebounded strongly in 2021, achieving an annual growth rate of 21.2%, driven by fiscal stimulus and pent-up demand. Despite this recovery, unemployment remained a challenge, with the overall rate at 6.5%, with youth unemployment at 13.5%. In late 2024, Canada’s trade performance remained stable, with exports increasing by 1.8%, bolstered by shipments of oil, gold, and automobiles, despite on-going risks related to tariff. To stimulate economic activity and boost consumer confidence, the Bank of Canada implemented five policy rate cuts in 2024, lowering the benchmark interest rate to 3%.

The following chart illustrates the real GDP and growth rate in Canada from 2019 to the 2027 forecast.

Source: IMF, Migo

Catering and Restaurant Business Models in Canada

Canada’s catering and restaurant industry is highly diverse, encompassing a wide range of establishments, from casual eateries and fine dining venues to fast food outlets, each catering to a varied consumer tastes, preferences, and lifestyles. Responding to the rising demand for convenience, many restaurants have introduced ready-to-eat meal options, targeting busy professionals, families, and individuals seeking quick and easy dining solutions. This shift has allowed restaurants to remain competitive and adapt to evolving consumer habits.

The industry has also undergone significant transformation with the advent of food delivery apps, online ordering platforms, and expanded takeaway options, making dining more accessible than ever. These innovations have revolutionized how Canadians interact with restaurants, enabling customers to enjoy a variety of cuisines from the comfort of their homes. This evolution continues to drive the growth of Canada’s dynamic food service market, showcasing its adaptability and commitment to meeting the demands of modern dining trends.

Source: Migo

Catering Services Offered by Independent and Chain Restaurants in Canada

The food services industry in Canada is characterized by two primary categories: independent restaurants and chain restaurants, each serving distinct customer needs.

Independent Restaurants

Independent restaurants are known for offering a personalized dining experience that emphasizes creativity, authenticity, and meaningful customer interactions. Their menus are often crafted to highlight local flavors and high-quality ingredients, while their distinctive décor fosters an intimate and welcoming atmosphere. These establishments combine consistency — achieved through well-structured training programs — with individuality, focusing on customer care and engagement. As a result, independent restaurants attract diners seeking originality, personalization, and a unique culinary experience.

Chain Restaurants

In contrast, chain restaurants prioritize scalability, convenience, and affordability, catering to a broad customer base. They deliver predictable quality and accessibility through standardized menus, cost-efficient supply chains, and uniform branding across multiple locations. While this approach ensures efficiency and affordability, it may lack the personalized and authentic experience offered by independent establishments. Service in chain restaurants tends to be more standardized and transactional, and high employee turnover is a common challenge. Despite these drawbacks, the ability of chain restaurants to offer consistent experiences on a large scale makes them a preferred choice for customers seeking familiarity and convenience.

Together, independent and chain restaurants contribute to the diversity of Canada’s dining landscape, offering options that cater to a wide range of tastes and preferences.

	Independent Restaurants	Chain Restaurants
Target Customers	Focused on specific cuisines/themes	Broad appeal, aims for mass-market demographics
Food Quality & Menu	Seasonal, locally sourced ingredients; frequent menu updates.	Standardized recipes; cost-driven supply chains; limited seasonal changes
Atmosphere & Decor	Thematic, trendy, or upscale designs	Uniform branding

	Independent Restaurants	Chain Restaurants
Service & Staff	Knowledgeable staff; personalized service; slower turnover	Scripted interactions; high employee turnover; efficiency-focused
Business Model	Curated growth	Rapid franchising

Source: Migo

The market share between chained and independent restaurants in Canada has evolved over time, influenced by changing consumer preferences, economic conditions, and industry trends. In 2019, chained restaurants held 61.42% of the market, while independent restaurants accounted for 38.58%. The COVID-19 pandemic in 2020 caused significant disruption, with chained restaurants increasing their market share to 66.61%, supported by their established delivery systems, digital ordering platforms, and greater financial resources. Meanwhile, independent restaurants saw their share decline to 33.39%, as smaller operators faced greater challenges in adapting to the pandemic’s demands.

As the industry began to recover, independent restaurants gradually regained market share, reaching 37.26% in 2022. By 2027, this is forecasted to stabilize at 37.69%, while chained restaurants are expected to hold 62.31%. This gradual normalization reflects the resilience and adaptability of independent operators, driven by consumer demand for unique, local, and personalized dining experiences. At the same time, the continued dominance of chain restaurants underscores their ability to maintain efficiency and scalability in Canada’s food services market.

The following chart illustrates the market share (%) of chained restaurants and independent restaurants in Canada from 2019 to the 2027 forecast.

Source: Statistic Canada, Migo

Market Size of the Catering Market in Canada

According to the Restaurants Canada Association, the Canadian food services market experienced a sharp 29.3% year-over-year decline in 2020 due to the impacts of the COVID-19 pandemic. Despite this setback, the industry demonstrated remarkable resilience, rebounding from CAD67.9 billion in 2020 to CAD100.5 billion in 2022, achieving an impressive CAGR of 21.7%. Looking ahead, the market is forecasted to sustain steady growth, with projections indicating an increase from CAD122.1 billion in 2025 to CAD127 billion by 2027, reflecting a more moderate yet sustainable CAGR of 2%. This optimistic outlook is supported by evolving consumer preferences and rising demand for diverse dining options across all segments, ranging from affordable casual and fast-casual offerings to high-end premium dining experiences. While the rapid recovery in 2022 and 2023 highlights the food services market’s resilience, opportunities remain for providers to innovate, differentiate, and expand their services. These drivers underscore the dynamic potential for growth in the Canadian food services industry.

The following chart illustrates total sales in the food services and drinking places in Canada from 2019 to the 2027 forecast.

Source: Restaurants Canada, Statistic Canada, Migo

Market Drivers of the Catering Market in Canada

Increased Tourism from the Global

The performance of Canada’s catering industry is closely linked to the country’s tourism robust sector. According to Canadian tourism data, Canada welcomed 19.9 million overnight visitors in 2024, reflecting a 9% increase over 2023. This growth was driven by 14.1 million visitors from the United States (a 10% increase), 753,000 visitors from the United Kingdom (a 5% increase), and 621,000 visitors from France (a 4% increase). Total tourism revenue reached CAD40.5 billion in Q3 2024, surpassing pre-pandemic levels at 108% of 2019 figures. Domestic tourism revenue hit a record CAD30.3 billion (112% of 2019 levels), while international tourism revenue continued its recovery at CAD10.3 billion (96% of 2019 levels). The rising number of visitors to Canada has significantly boosted demand for catering services, further driving recovery and growth in the industry.

Growing Disposable Income & Dining Culture

According to the Bank of Canada’s January 2025 outlook, GDP per person is expected to strengthen in 2025, driven by increased household spending. This growth is supported by: (i) lower interest rates, (ii) rising incomes and household wealth, and (iii) one-time government measures aimed at boosting consumption in early 2025. With Canada’s high per capita income and robust economy, Canadians allocate a significant portion of their disposable income to food services. Dining out has become an integral part of Canadian social and cultural life, fueling demand across all dining segments, from affordable casual and fast-casual dining to premium, high-end dining experiences. This trend underscores the restaurant industry’s critical role in both the economy and lifestyle of Canadians.

Regional Variations in Dining Preferences

Canada’s culinary landscape is diverse, reflecting the country’s regional distinctions: Vancouver’s West Coast — known for Asian fusion, sustainable seafood, and farm-to-table dining; Toronto — a multicultural hub offering range of options, from upscale steakhouses to vibrant street food; and Montreal — celebrates French heritage with cozy café culture, iconic poutine, and classic bistro fare. These regional differences highlight the variety and richness of Canadian food service market, catering to both local and international tastes.

Expansion of Delivery and Online Ordering Services

The rapid growth of e-commerce has revolutionized how Canadian restaurants connect with customers. Online ordering platforms provide greater convenience and enable consumers to discover and compare dining options. Consumers now routinely compare menus, read reviews, and discover new eateries through digital channels. This shift has intensified competition among restaurants while simultaneously creating expanded market opportunities. The rise of food delivery apps, such as Uber Eats, DoorDash, and SkipTheDishes has become a cornerstone of Canada’s food service growth. The COVID-19 pandemic further accelerated the adoption of off-premise dining, solidifying delivery and pickup — as permanent consumer expectations. Restaurants are responding by optimizing digital menus, streamlining kitchen operations, and partnering with third-party platforms to leverage this growing segment. This evolution has expanded customer bases and unlocked new revenue streams, making digital and delivery services a key driver of market growth in the catering industry.

Market Size of Independent Restaurants in Canada

The sales performance of independent restaurants in Canada has experienced significant fluctuations due to the COVID-19 pandemic but the sector has shown strong recovery and steady growth in subsequent years. Full-service restaurants: sales declined from CAD14,575 million in 2019 to CAD8,920 million in 2020, but are forecasted to rebound to CAD21,110 million by 2027, with a CAGR of about 13.1% since 2020. Limited-service restaurants: followed a similar pattern, sales declined to CAD4,080 million in 2020, but surpassed pre-pandemic levels in 2021 and are forecasted to reach CAD6,813 million by 2027, with a CAGR of about 7.6% since 2020. Cafés/bars and specialist coffee/tea shops also showed resilience, with slower but consistent growth in smaller segments such as bars/pubs and juice/smoothie bars. Overall, the independent restaurant market demonstrates strong recovery and projected expansion, with limited-service restaurants leading the sector in revenue growth. The following chart illustrates the sales performance of independent restaurant segments in Canada from 2019 to the 2027 forecast.

Sales of Independent Restaurants by Type in Canada
(2019–2027f)
(CAD$ million)
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
-
42,495
2,150
3,649
4,949
14,575
33,632
1,068
1,972
4,080
8,920
38,193
1,237
2,376
4,469
12,189
43,877
1,779
3,111
4,958
15,002
47,712
2,190
3,628
5,413
16,239
51,033
2,386
3,914
5,784
17,505
54,181
2,601
4,254
6,261
19,094
57,223
2,688
4,470
6,533
20,085
60,176
2,887
4,692
6,813
21,110
2019
2020
2021
2022
2023
2024
2025f
2026f
2027f
Full-Service-Independent restaurants
Limited-Service-Independent restaurants
Cafés/Bars-Independent restaurants
Bars/Pubs-Independent restaurants

Source: Statistic Canada, Migo

Market Drivers of the Independent Restaurants Market in Canada

Health and Wellness Trends

A growing focus on health-consciousness among Canadian consumers is reshaping the catering market. Increasingly, diners are seeking healthier menu options, including plant-based dishes, organic foods, and sustainably sourced ingredients. As awareness of the impact of food on overall well-being rises, consumers are prioritizing restaurants and food service providers that offer nutritious, low-calorie, and allergy-friendly choices. In response to this demand, independent restaurants are revising their menus to include health-focused offerings, creating opportunities for market expansion and appealing to a broader, health-conscious audience.

Value-Conscious Yet Quality-Driven Consumers

While affordability remains a salient factor for Canadian diners, the independent restaurants market is restaurant market is undergoing a shift towards a greater emphasis on quality ingredients, diverse global cuisines, and sustainable practices. Canadian consumers are becoming more discerning, seeking dining experiences that prioritize fresh, locally sourced, and ethically produced ingredients. This discernment is congruent with prevailing trends in health consciousness and environmental awareness, as consumers favor establishments that demonstrate a commitment to sustainability and transparency. Also, there is a strong demand for diverse global cuisines, with authentic ethnic eateries offering sushi, Indian curries, Italian pasta, and other international flavors gaining widespread popularity. Casual dining options, such as cozy pubs and bistros, are also gaining popularity due to their ability to provide a relaxed yet high-quality dining experience. Together, these factors are collectively reshaping the landscape of independent restaurants, compelling operators to innovate and adapt to the evolving preferences of Canadian diners.

Trends in Events and Special Purposes Dining

The independent restaurants market in Canada is increasingly driven by the demand for event-based and special-purpose dining experiences. Consumers are seeking unique, personalized, and memorable occasions. These events include weddings, corporate gatherings, private parties, and themed events. The rise of experiential dining, combined with post-pandemic interest in in-person gatherings, has fueled this trend. Consumers are drawn to venues offering customized menus, unique ambiance, and tailored services, which independent restaurants, with are well-positioned to deliver due to their flexibility and creativity. Additionally, social media and digital marketing have amplified the visibility of such events, driving further interest and customer engagement. This segment has become a critical revenue driver for independent restaurants, allowing them to diversify their offerings and stabilize income streams while capitalizing on consumer demand for unique celebrations.

Competitive Landscape of Restaurants in Canada

Chain restaurants continue to dominate the Canadian catering market, offering standardized services, diverse menu options, and inviting atmospheres that appeal to a wide audience. Their ability to deliver consistent dining experiences at scale ensures their enduring popularity, even as consumer preferences shift toward more personalized and casual dining options.

According to Migo, our restaurants stand out in the competitive restaurant market with a unique multi-themed focus on authentic regional cuisines and an extensive collection of rare whiskeys, featuring over 300 brands. We specialize in meticulously crafted dishes and offer an unparalleled variety of cuisines across multiple catering categories, including full-service restaurants for corporate or family banquets, wedding events, cafés, and bars. By seamlessly combining artisanal culinary techniques with a streamlined supply chain, we ensure exceptional quality at scale. Our operational model integrates immersive in-person dining experiences with an online booking platform capable of supporting events for up to 600 guests. By partnering directly with local farmers and collaborating with renowned multinational chefs, we have positioned ourselves as the only scalable purveyor of endangered global cuisines in Canada’s Richmond market. Through culinary authenticity, operational efficiency, and innovative service models, we continue to set a new standard of excellence in Canada’s dining landscape.

Entry Barriers in the Catering Market in Canada

License Requirements

Operating a catering business in Canada involves navigating a range of licensing and regulatory requirements, which vary by province. Key requirements include: (i) business license: issued by the local municipality or province, allowing legal operation; (ii) food handling permit: obtained from local health authorities after passing inspections, with provincial requirements for certified food handlers; (iii) Safe Food for Canadians License (SFCR): required for businesses involved in interprovincial trade or food imports/exports; (iv) liquor license: necessary for serving alcohol, with additional endorsements depending on the province; and (v) home occupation permit: required for those operating catering businesses from residential kitchens.

Additionally, catering businesses must comply with provincial food safety regulations, including certified food handler requirements. Licensing fees and specific obligations vary by province, creating administrative and financial barriers for new entrants in the catering market.

Staff Shortages and Increased Employment Expenses

The Canadian catering industry is confronted with substantial challenges, primarily due to persistent staff shortages and escalating employment expenses. The procurement and retention of skilled workers, including chefs, servers, and kitchen staff, has become increasingly arduous, resulting in escalating wages and augmented training expenditures. These workforce challenges impede operational efficiency, exacerbating the strain on businesses. Beyond immediate staffing concerns, the long-term struggle to attract and retain employees jeopardizes the industry’s ability to meet growing consumer demands while safeguarding profitability.

Supply Chain and Ingredient Cost Increases

Supply chain and rising ingredient costs further compound the challenges faced by the Canadian catering sector. Global factors, such as the lingering effects of geopolitical tensions, have contributed to delays in the delivery of food, beverages, and packaging supplies. These interruptions, coupled with escalating procurement costs, place significant pressure on operational efficiency and profitability. This, in turn, forces businesses to navigate a volatile supply landscape while striving to maintain service standards.

Talent Acquisition and Retention

Attracting and retaining skilled talent is a critical hurdle for the Canadian catering industry, which requires expertise across a range of disciplines, including culinary arts, customer service, and operations management. To address this challenge, businesses must invest in ongoing training, professional development, and clear career progression opportunities. The provision of contemporary industry knowledge to employees, in conjunction with cultivating a pervasive sense of engagement, not only fosters enhanced retention but also fortifies the capacity to deliver superlative service, thereby addressing one of the most vexing and intractable barriers confronting the sector.

USE OF PROCEEDS

Based upon an assumed IPO price of US$4.50 (being the mid-point of the offer price range) per Ordinary Share, we estimate that we will receive net proceeds from this offering, after deducting the underwriting discounts, non-accountable expense allowance and the estimated offering expenses (including accountable expenses) payable by us, of approximately US$7,088,656 if the underwriters do not exercise their over-allotment option, and US$8,323,906 if the underwriters exercise their over-allotment option in full, after deducting the underwriting discounts and commissions, non-accountable expense allowance, and estimated offering expenses payable by us. We will not receive any of the proceeds from the sale of the Ordinary Shares being sold by the Resale Shareholders.

Each $1.00 increase (decrease) in the assumed IPO price of US$4.5 (being the mid-point of the offer price range) per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the net proceeds to us from this offering by approximately $1.8 million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses (including accountable expenses) payable by us. An increase (decrease) of 1 million in the number of Ordinary Shares we are offering would increase (decrease) the net proceeds to us from this offering by approximately $4.1 million, assuming the assumed IPO price remains the same, and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses (including accountable expenses) payable by us.

The primary purpose of this offering is to create a public market for our Ordinary Shares for the benefit of all shareholders. We plan to use the net proceeds of this offering as follows:

•        Approximately 50% for expanding our restaurant and bar network in other cities in Canada, such as Vancouver and Toronto. We intend to introduce new restaurant brands and/or additional lines of food and beverage establishments to capitalize on market opportunities and enhance our presence in Canada;

•        Approximately 20% for conducting marketing and promotional activities. We aim to strengthen our brand awareness, attract new customers, retain existing patrons, and drive revenue growth through targeted and strategic marketing campaigns across various media platforms;

•        Approximately 20% for employing additional management and operational staffs. We intend to employ additional experienced management and additional staffs so as to upgrade our service standards and improve customer experience in our existing restaurants and catering services; and

•        The balance to fund working capital and for other general corporate purposes, including day-to-day operational expenditures, administrative expenses, and maintaining financial flexibility.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe in this prospectus.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, and we do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our divided policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects, other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

The declaration, amount, and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws regarding solvency. Our board of directors will take into account general economic and business conditions; our financial condition and results of operations; our available cash and current and anticipated cash needs; capital requirements; contractual, legal, tax, and regulatory restrictions; and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.

Subject to the Companies Act and our Amended and Restated Memorandum and Articles of Association, our Company in general meeting may declare dividends in any currency to be paid to the shareholders but no dividend shall be declared in excess of the amount recommended by our board of directors. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of our Amended and Restated Memorandum and Articles of Association, a company may pay dividends and distributions out of its share premium account. In addition, based upon English case law which is likely to be persuasive in the Cayman Islands, dividends may be paid out of profits.

As we are a holding company incorporated in the Cayman Islands with limited liability, we rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur, and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our subsidiaries. According to the BVI Business Companies Act, Revised Edition 2020 (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. Pursuant to the BCBCA, a Canadian company may declare or pay a dividend only if the company remains solvent both before and after the distribution. Under the current practice of the Canada, no tax is payable in Canada in respect to dividends paid by us.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025, on:

•        actual basis;

•        pro forma basis to give effect to the settlement of consideration totaling US$816,070 in July 2025, which related to the allotment of 158 Ordinary Shares to three investors on May 8, 2025, prior to the subdivision of shares effected in July 2025; and

•        pro forma as adjusted basis giving effect to the completion of the firm commitment offering at an assumed public offering price of $4.5 (being the mid-point of the offer price range) per Ordinary Share and to reflect the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and the estimated offering expenses (including accountable expenses) payable by us.

You should read this information together with our audited consolidated financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Exchange Rate Information,” “Use of Proceeds,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of June 30, 2025
	Actual(1)	Pro Forma(2)	Pro Forma as Adjusted(3)
	US$	US$	US$
Liabilities:
Amount due to a related party, current	558,040	558,040	558,040
Amount due to a related party, non-current	3,303,965	3,303,965	3,303,965
Bank loan	29,369	29,369	29,369

Shareholders’ deficit
Ordinary Shares ($0.0001 par value, 500,000,000 Ordinary Shares authorized, 15,633,000 Ordinary Shares issued and outstanding as of June 30, 2025 on actual and pro forma basis; and 17,633,000 Ordinary Shares issued and outstanding on a pro forma as adjusted basis to reflect the issuance and sales of 2,000,000 Ordinary Shares in this offering)	1,563	1,563	1,763
Subscription receivable	(817,475)	(1,405)	(1,405)
Additional paid-in capital	815,986	815,986	7,904,442
Accumulated deficit	(2,192,482)	(2,192,482)	(2,192,482)
Accumulated other comprehensive income	77,961	77,961	77,961
Total shareholders’ deficit	(2,114,447)	(1,298,377)	5,790,279
Total capitalization	1,776,927	2,592,997	9,681,653

____________

(1)      Reflects (i) the allotment of 158 Ordinary Shares, with a par value of US$1 per share issued to three investors on May 8, 2025; (ii) a 1-for-10,000 share subdivision effected on July 16, 2025; and (iii) the issuance, on July 16, 2025, of 3,500,000 ordinary shares to Club Versante Investment Limited and 553,000 ordinary shares to three investors at par value of US$0.0001 per Ordinary Share. All shares and amounts presented on actual basis have been retroactively adjusted to reflect these transactions. As a result, we had 15,633,000 Ordinary Shares issued and outstanding, each with a par value of US$0.0001, as of June 30, 2025. For further details regarding our share capital and corporate structure, please refer to the section titled “Corporate History and Structure” of this prospectus.

(2)      Reflects the settlement of consideration totaling US$816,070 in July 2025, which related to the allotment of 158 Ordinary Shares to three investors on May 8, 2025, prior to the subdivision of shares effected in July 2025. For further details regarding our share capital and corporate structure, please refer to the section titled “Corporate History and Structure” of this prospectus.

(3)     Reflects the issuance and sale of Ordinary Shares in this offering at an assumed public offering price of US$4.50 (being the mid-point of the offer price range) per Ordinary Share, after deducting the underwriting discounts, non-accountable expense allowance and the estimated offering expenses (including accountable expenses) payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive after deducting the underwriting discounts, non-accountable expense allowance and the estimated offering expenses (including accountable expenses) payable by us. We estimate that such net proceeds will be approximately US$7,088,656. For an itemization of an estimation of the total offering expenses (including accountable expenses) payable by us, see “Expenses Related to this Offering.”

Assuming the over-allotment option is not exercised, each US$1 increase (decrease) in the assumed public offering price of US$4.50 (being the mid-point of the offer price range) per Ordinary Share would increase (decrease) the pro forma amount of total capitalization by approximately US$1.8 million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same. An increase (decrease) of 1 million in the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma amount of total capitalization by approximately US$4.1 million, assuming no change in the assumed public offering price per Ordinary Share as set forth on the cover page of this prospectus.

DILUTION

If you invest in our Ordinary Shares in this offering, your interest will be immediately diluted to the extent of the difference between the public offering price per Ordinary Share in this offering and the net tangible book value per Ordinary Share after this offering.

Our actual net tangible book value per Ordinary Share represents total tangible assets less intangible assets and total liabilities, all divided by the number of Ordinary Shares outstanding as of June 30, 2025, after giving effect to (i) the allotment of 158 Ordinary Shares, with a par value of US$1 per share issued to three investors on May 8, 2025; (ii) a 1-for-10,000 share subdivision effected on July 16, 2025; and (iii) the issuance, on July 16, 2025, of 3,500,000 ordinary shares to Club Versante Investment Limited and 553,000 ordinary shares to three investors at par value of US$0.0001 per Ordinary Share. All shares and amounts presented on actual basis have been retroactively adjusted to reflect these transactions. As a result, we had 15,633,000 Ordinary Shares issued and outstanding, each with a par value of US$0.0001, as of June 30, 2025.

Our pro forma net tangible book value per Ordinary Share represents actual net tangible book value per Ordinary Share adjusted to account for the settlement of consideration totaling US$816,070 in July 2025, which related to the allotment of 158 Ordinary Shares to three investors on May 8, 2025, prior to the subdivision of shares effected in July 2025.

Dilution results from the fact that the public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share. As of June 30, 2025, we had an actual net tangible book value of negative US$(3,248,488), or US$(0.21) per Ordinary Share, and a pro forma net tangible book value of negative US$(2,432,418), or US$(0.16) per Ordinary Share.

After giving effect to the sale of Ordinary Shares in this offering at an assumed public offering price of $4.50 (being the mid-point of the offer price range) per Ordinary Share and assuming no over-allotment option is exercised by the underwriters, we will have 17,633,000 Ordinary Shares outstanding, and after deducting the underwriting discounts, non-accountable expense allowance and the estimated offering expenses (including accountable expenses) payable by us, our pro forma as adjusted net tangible book value at June 30, 2025, would have been US$4,966,507, or US0.28 per Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.44 per Ordinary Share to existing investors and immediate dilution of US$4.22 per Ordinary Share to new investors.

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value per Ordinary Share after this offering would be US$0.35 per Ordinary Share, the increase in net tangible book value per Ordinary Share to existing shareholders would be US$0.51 per Ordinary Share, and the immediate dilution in net tangible book value per Ordinary Share to new investors in this offering would be US$4.15 per Ordinary Share.

The following table illustrates this dilution to new investors purchasing Ordinary Shares in this offering:

	Post-Offering(1)	Full Exercise of Over-allotment Option(2)
Assumed public offering price per Ordinary Share(3)	$4.50	$4.50
Actual net tangible book value per Ordinary Share as of June 30, 2025(4)	$(0.21)	$(0.21)
Increase in pro forma net tangible book value per Ordinary Share as of June 30, 2025	0.05	0.05
Pro forma net tangible book value per Ordinary Share as of June 30, 2025(5)	$(0.16)	$(0.16)
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to new investors purchasing Ordinary Shares in this offering	$0.44	$0.51
Pro forma as adjusted net tangible book value per Ordinary Share after this offering	$0.28	$0.35
Dilution per Ordinary Share to new investors in this offering	$4.22	$4.15

____________

(1)      Assumes gross proceeds from the offering of 2,000,000 Ordinary Shares, and assumes that the underwriters’ over-allotment option has not been exercised.

(2)      Assumes gross proceeds from the offering of 2,000,000 Ordinary Shares, and assumes that the underwriters’ over-allotment option has been exercised in full.

(3)      Public offering price per Ordinary Share is assumed to be US$4.50 (being the mid-point of the offer price range).

(4)      Reflects (i) the allotment of 158 Ordinary Shares, with a par value of US$1 per share issued to three investors on May 8, 2025; (ii) a 1-for-10,000 share subdivision effected on July 16, 2025; and (iii) the issuance, on July 16, 2025, of 3,500,000 ordinary shares to Club Versante Investment Limited and 553,000 ordinary shares to three investors at par value of US$0.0001 per Ordinary Share; All shares and amounts presented on actual basis have been retroactively adjusted to reflect these transactions. As a result, we had 15,633,000 Ordinary Shares issued and outstanding, each with a par value of US$0.0001, as of June 30, 2025.

(5)      Reflects the settlement of consideration totaling US$816,070 in July 2025, which related to the allotment of 158 Ordinary Shares to three investors on May 8, 2025, prior to the subdivision of shares effected in July 2025.

Each US$1.00 increase (decrease) in the assumed public offering price of US$4.50 (being the mid-point of the offer price range) per Ordinary Share would increase (decrease) our pro forma as adjusted net tangible book value as of June 30, 2025, after this offering by approximately US$0.11 per Ordinary Share, and would increase (decrease) dilution to new investors by US$0.89 per Ordinary Share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same.

To the extent that we issue additional Ordinary Shares in the future, there will be further dilution to new investors participating in this offering.

The following table summarizes, on a pro forma basis as of June 30, 2025, the differences between the existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us in this offering, the total consideration paid, and the average price per Ordinary Shares paid at the assumed public offering price of US$4.50 (being the mid-point of the offer price range) per Ordinary Shares, the midpoint of the price range set forth on the cover page of this prospectus, before deducting underwriting discounts, non-accountable expense allowance and the estimated offering expenses (including accountable expenses) payable by us. The total number of Ordinary Shares does not include Ordinary Shares issuable upon the exercise of the over-allotment option granted to the underwriters.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
	Number	Percent	Amount	Percent
Existing shareholders	15,633,000	88.66%	$817,475	8.33%	$0.05
New investors	2,000,000	11.34%	$9,000,000	91.67%	$4.50
Total	17,633,000	100%	$9,817,475	100%	$0.56

EXCHANGE RATE INFORMATION

CVGL is a holding company with operations conducted in the British Columbia, a province in Canada, through its Operating Subsidiary in Canada, Club Versante Canada, using Canadian dollars. Club Versante Canada’s reporting currency is Canadian dollars. Translations of amounts from CAD into US$ are solely for the convenience of the reader. The results of operations and the consolidated statements of cash flows, denominated in the functional currency, are translated to US$ at the average rate of exchange during the reporting period. Assets and liabilities denominated in the functional currency at the balance sheet dates are translated to US$ at the applicable rates of exchange in effect at those dates. The equity, denominated in the functional currency, is translated to US$ at the historical rate of exchange at the time of the transaction. No representation is made that the CAD amount represents or could have been, or could be converted, realized or settled into US$ at that rate, or at any other rate.

The following table outlines the exchange rates between CA$ and US$ that are used:

	As of June 30, 2025	As of December 31, 2024	As of December 31, 2024
Year-end spot rate	1.3620	1.4400	1.3202
	For the Years Ended December 31,
	2024	2023
Average rate	1.3699	1.3494
	For the six months ended June 30,
	2025	2024
Average rate	1.4096	1.3584

CORPORATE HISTORY AND STRUCTURE

Corporate History and Structure

We are a company principally engaged in provision of catering services since 2021. CVGL is a holding company with no material operation of its own, and it conducts operations through its wholly-owned Operating Subsidiary, namely Club Versante Canada. As of the date of this prospectus, our Controlling Shareholder, director and chief executive officer, Ms. Chung Lin Ching, through her 80% of the equity interests in Club Versante Investment Limited, owns 69.09% of our issued share capital.

In December 2013, the Operating Subsidiary was incorporated, as a company with limited liability under the laws of the Province of British Columbia, Canada. The Operating Subsidiary was previously known as The China Club General Partner Ltd. And it changed its name to Club Versante Canada in April 2017. Ms. Chung Lin Ching acquired the entire issued share capital, being 100,000 shares, of Club Versante Canada from Mo Yeung International Enterprise Ltd. and ultimately transferred to and held through Bygenteel Capital Inc..

In April, 2025, Club Versante BVI was incorporated under the laws of the British Virgin Islands, as an intermediate holding company.

In April, 2025, CVGL was incorporated under the laws of the Cayman Islands as an exempted company with limited liability, as the holding company of our BVI and Canada subsidiaries.

Before reorganization, Club Versante Canada was wholly owned by Bygenteel Capital Inc., which is in turn ultimately and wholly owned by Ms. Chung Lin Ching.

As part of the reorganization,

•        On April 25, 2025, CVGL acquired, through Club Versante BVI, all the shares of the Operating Subsidiary from Bygenteel Capital Inc. and became the ultimate holding company of Club Versante BVI and the Operating Subsidiary.

•        On May 6, 2025, Ms. Chung Lin Ching sold 200 shares of Club Versante Investment Limited to Lee Jet Thong.

•        On May 8, 2025, CVGL issued 52, 50 and 56 new Ordinary Shares to Kon Teck Tien, Leong Kah Yee and Yang Shengguang, respectively.

In July 2025, a 1-for-10,000 share split/share subdivision effected by CVGL. On July 16, 2025, CVGL sub-divided its authorized shares so that the par value of each share changed from US$1.00 to US$0.0001 each and the number of authorized shares changed to 500,000,000 shares of par value US$0.0001 each. On the same date, CVGL implemented a share split/share subdivision, converting each existing share with a par value of $1.00 into 10,000 new Ordinary Shares with a par value of $0.0001 per share. As a result, each existing shareholder received 10,000 Ordinary Shares in exchange for every one share previously held, leading to a total issuance of 11,580,000 Ordinary Shares to all shareholders at that time. In addition, in order to increase its total number of outstanding shares following the share split/share subdivision and prior to this offering, CVGL issued to all then existing shareholders, on a pro-rata basis, additional Ordinary Shares. CVGL issued 3,500,000 Ordinary Shares, 182,000 Ordinary Shares, 175,000 Ordinary Shares and 196,000 Ordinary Shares to Club Versante Investment Limited, Kon Teck Tien, Leong Kah Yee and Yang Shengguang, respectively. Immediately following such issuance, the Company had a total of 15,633,000 Ordinary Shares issued and outstanding, each with a par value of US$0.0001, of which 13,500,000 Ordinary Shares were issued and held by Club Versante Investment Limited, and an aggregate of 2,133,000 Ordinary Shares held by the other existing shareholders.

Lee Jet Thong, Kon Teck Tien, Leong Kah Yee and Yang Shengguang are individuals that have no affiliation with CVGL and its subsidiaries.

The chart below illustrates our corporate structure (i) before the reorganization; (ii) as of the date of this prospectus; and (iii) upon completion of this offering (assuming the underwriters do not exercise the over-allotment option):

Before the Reorganization

As of the date of this prospectus

Upon completion of this offering

We are offering 2,000,000 Ordinary Shares of CVGL, our Cayman holding company, representing 11.34% of the Ordinary Shares following completion of the offering of CVGL, assuming the underwriters do not exercise the over-allotment option.

We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, our Controlling Shareholder, director and chief executive officer, Ms. Chung Lin Ching, through her 80% of the equity interests in Club Versante Investment Limited, will have a control of 76.56% of our total issued and outstanding Shares, representing 76.56% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, and will therefore have the ability to control the outcome of certain matters submitted to shareholders for approval through her controlling ownership of the Company, such as the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions.

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Ordinary Share that such shareholder holds. There are no prohibitions to cumulative voting under the laws of the Cayman Islands, but our Amended and Restated our Memorandum and Articles of Association do not provide for cumulative voting.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are a well-established company based in the British Columbia, Canada, focusing on the running of restaurants and bars to provide catering, event hosting, and venue rental services.

Our revenue was US$1,869,203 and US$2,134,202 for the six months ended June 30, 2025 and 2024, respectively, and US$3,954,810 and US$3,989,037 for the years ended December 31, 2024 and 2023, respectively. We recorded net income of US$433,314 and US$400,788 for the six months ended June 30, 2025 and 2024, respectively, and net income of US$794,258 for the year ended December 31, 2024 and net loss of US$284,013 for the year ended December 31, 2023. Our growth strategy focuses on strengthening our market share in existing markets, expanding our market presence and brand awareness, diversifying our product offerings with innovative dishes and alcoholic beverages, opening new restaurants and bars, and exploring opportunities to develop additional revenue streams.

Factors Affecting Our Results of Operations

The catering industry is influenced by various factors, such as the macroeconomic conditions, customer consumption trends, and the supply chain dynamics of food ingredients and beverages. Our profits are mainly determined by several key factors, including annual sales, gross profit margin and operating cost structure.

Our results of operations have been affected in the periods under review, and are expected to continue to be affected, by the following factors relating to our operations:

Macroeconomic conditions in Canada

We derive the majority of our revenue from restaurant and bar operations in Canada. Our financial performance is therefore closely tied to the country’s macroeconomic environment. Any downturn in the Canadian economy could significantly reduce consumer income levels, trigger heightened recession concerns, and diminish consumer confidence. These factors may negatively affect discretionary spending, particularly in dining and hospitality sectors, which could materially and adversely impact our financial condition and operating results.

Brand recognition and market competition

Our success depends heavily on maintaining strong brand recognition. To remain competitive, we must continue to differentiate ourselves in the Canadian restaurant industry, particularly in the bar and seasonal fusion restaurant segments, and foster stronger customer loyalty. Failure to sustain or enhance our brand positioning, pricing strategies, food quality, or service standards could significantly impact our business, financial condition, and operational results.

Price of raw materials and consumables

Our ability to maintain profitability relies on securing dependable supplies of food ingredients, including alcoholic and non-alcoholic beverages, meats, seafood, and produce, at stable, competitive prices. Fluctuations in the cost or availability of these inputs could erode our margins and affect our results. While we seek to maintain high-quality sourcing standards, we cannot guarantee that all suppliers will consistently meet our quality and pricing expectations. Failure to effectively manage rising costs or secure alternative sources on commercially viable terms could require us to alter our menu offerings, which could negatively affect our operating performance.

Rental costs

All of our restaurant premises are leased, which makes us susceptible to fluctuations in rental costs. The success of each restaurant is highly dependent on its location, and we apply strict selection criteria when choosing sites. In particular, we prioritize locations with high foot traffic, accessible public transportation, and convenient customer access. Failure to secure desirable premises at commercially reasonable rental rates may hinder our expansion plans and overall growth strategy. At present, our restaurant leases are structured as long-term agreements, which helps to maintain stable rental expenses. However, if we need to relocate or open new locations, there is no assurance that suitable sites will be available on favorable terms.

Dependence on experienced management and staff

Our success is highly dependent on the services rendered by our experienced management team, who possess strong market knowledge, operational expertise, and the ability to adapt to changing consumer preferences and market conditions. The continued contributions of our key personnel are critical to the execution of our business strategies and to sustaining our competitive advantage. If we fail to attract, retain, or motivate talented individuals in the future, whether due to increased competition, market conditions, or other factors, our business operations, financial performance, and growth prospects could be materially and adversely affected.

In addition, staff costs represent a significant portion of the total operating costs in the catering industry. Changes in the Canadian labor market, including wage inflation, labor shortages, or increased regulatory burdens (such as changes in minimum wage laws or employment standards), could substantially impact our cost structure. Any material increase in labor costs without a corresponding increase in revenue could adversely affect our margins and overall profitability. We are actively monitoring labor market trends and continuously adjusting our human resources strategies to mitigate these risks; however, there can be no assurance that such efforts will fully offset potential adverse impacts in the future.

Re-occurrence of COVID-19 Pandemic

Any outbreak, epidemic, or pandemic of infectious diseases, such as COVID-19, in Canada may result in reduced customer traffic and spending. During the pandemic, the Canadian government and the Ministry of Health of British Columbia issued numerous directives that significantly restricted catering business operations. These measures included limitations on dine-in services, restrictions on the number of seats per table, and requirements for minimum distances between tables. Although COVID-19 is no longer a pandemic and is generally under control despite the emergence of more transmissible but less virulent strains, if COVID-19 and other variants thereof once again becomes more severe, our operations and financial results may be materially and adversely affected.

Impact of Russia’s Invasion of Ukraine, Israel-Hamas War and Related Supply Chain Issues

Russia launched a large-scale invasion of Ukraine on February 24, 2022 and an armed conflict between Israel and Hamas-led Palestinian militant groups has been taking place in the Gaza Strip since 7 October 2023. The extent and duration of the military actions, resulting sanctions and resulting future market disruptions, including volatilities in stock markets, disruption to global supply chain and worsening of global inflation, are impossible to predict, but could be significant. Any such disruptions or resulting actual and threatened responses to such activity, including purchasing and financing restrictions, boycotts or changes in consumer or purchaser preferences, sanctions, tariffs or cyberattacks, may have a significant collateral impact on global economy and our business model and revenue stream. Nevertheless, as of the date of this document, since (i) we principally operate in Canada and do not have business presence in Russia, Ukraine and the Middle-East; and (ii) our industry has been less dependent on oil, natural resources or global supply chain which have been disrupted by these military actions, there is no material impact on our cash flows, liquidity, capital resources, cash requirements, financial position, or results of operations arising from, related to, or caused by the global disruption from Russia’s invasion of Ukraine and the tensions in the Middle-East.

Escalating trade tensions and impacts of tariff policy volatility

Recent global trade developments have introduced considerable uncertainty into international commerce. In early 2025, the imposition of significant new tariffs on a broad range of imported goods disrupted established trade flows, raising concerns about supply chain stability, procurement strategies, and input costs across multiple industries. Our company primarily sources materials domestically, which shields us from direct impacts of the tariff war. However, tariff-driven cost increases may also affect goods sourced within Canada, as upstream suppliers, who face higher input costs due to tariffs, may pass those costs on to us. This “knock-on” effect could lead to elevated procurement expenses, ultimately putting pressure on our profit margins. The current trade policy landscape is marked by rapid and unpredictable changes, with shifts in tariffs and trade regulations often occurring with limited notice. This volatility makes it challenging to plan effectively and may result in increased material costs, supply chain delays, and pricing volatility, all of which could adversely impact our financial performance. While we are actively pursuing strategies to mitigate these risks, including diversifying our supplier network and adjusting sourcing practices, there is no assurance that these efforts will fully insulate us from the broader impacts of evolving trade policies. We continue to closely monitor the situation and will adapt our operations as needed to respond to any further developments in the global trade environment.

Key Components of Results of Operations

Revenue

Our revenue consists of (i) Catering income; (ii) Event income; (iii) Service fee income; and (iv) Revenue sharing income. The following tables set forth the breakdown of our total revenue, both in absolute amount and as a percentage of our total revenue, for the six months ended June 30, 2025 and 2024, and years ended December 31, 2024 and 2023:

	For the Six Months Ended June 30,
	2025		2024		Variance
	US$	% of total revenue	US$	% of total revenue	US$	%
Revenue:
Catering income	893,704	47.8	1,422,684	66.7	(528,980)	(37.2)
Event income	806,552	43.1	598,924	28.1	207,628	34.7
Service fee income	85,129	4.6	88,339	4.1	(3,210)	(3.6)
Revenue sharing income	83,818	4.5	24,255	1.1	59,563	245.6
Total revenue	1,869,203	100.0	2,134,202	100.0	(264,999)	(12.4)
	For the Years Ended December 31,
	2024		2023		Variance
	US$	% of total revenue	US$	% of total revenue	US$	%
Revenue:
Catering income	2,753,151	69.6	3,589,145	90.0	(835,994)	(23.3)
Event income	948,082	24.0	310,967	7.8	637,115	204.9
Service fee income	175,200	4.4	88,925	2.2	86,275	97.0
Revenue sharing income	78,377	2.0	—	—	78,377	100.0
Total revenue	3,954,810	100.0	3,989,037	100.0	(34,227)	(0.9)

a)      Catering income

Revenue of catering income represented 47.8% and 66.7% of our total revenue for the six months ended June 30, 2025 and 2024, respectively, and 69.6% and 90.0% of our total revenue for the years ended December 31, 2024 and 2023, respectively. The majority of customers are walk-in patrons who dine at our restaurant and bars. Revenue from catering is recognized at the point in time when control of the goods is transferred to the customer. This transfer occurs when the food and beverages are delivered, and the customer assumes the risks and rewards of ownership. The performance obligation is satisfied upon delivery, with no further obligations outstanding. Transaction prices are clearly indicated on the menu, and revenue is recognized net of any discounts or incentives offered to customers. Payments are typically received immediately via cash, checks, or credit cards after the food and beverages are served. We do not have obligations related to returns, refunds, or similar contingencies.

b)      Event income

Revenue of event income represented 43.1% and 28.1% of our total revenue for the six months ended June 30, 2025 and 2024, respectively, and 24.0% and 7.8% of our total revenue for the years ended December 31, 2024 and 2023, respectively. We rent out our venues, including restaurant, bars, and event halls, for events and film productions in exchange for a fixed service fee. Contracts detail all pertinent aspects of the services provided, such as date, venue specifications, decoration requirements, food and beverage orders, and pricing. Although these contracts encompass multiple elements, they are considered a single performance obligation due to the integrated nature of the services provided, culminating in a comprehensive event experience. Revenue is recognized over time, as customers simultaneously receive and consume the benefits during the event. The measure of progress is based on the passage of time over the event duration. Given the typically short duration of events, performance obligations are generally satisfied within a single reporting period. We require upfront deposits to confirm reservations, which are recorded as contract liabilities. The remaining balance is due upon completion of the event. For certain customers, the Group may offer short-term payment terms, typically less than one month. These amounts are recognized as revenue over the event duration.

c)      Service fee income

Revenue of service fee income represented 4.6% and 4.1% of our total revenue for the six months ended June 30, 2025 and 2024, respectively, and 4.4% and 2.2% of our total revenue for the years ended December 31, 2024 and 2023, respectively. We provided breakfast and lunch services to a hotel under a fixed monthly fee arrangement. This obligation is characterized as a stand-ready commitment, wherein we are obligated to make catering services available to the hotel as and when required throughout the contract period. The hotel benefits evenly from our continuous availability to provide these services, irrespective of the actual usage. The revenue from stand-ready obligations is recognized over time, as the customer simultaneously receives and consumes the benefits of the entity’s performance as it occurs. Given the nature of the stand-ready obligation and the consistent benefit to the customer, we have determined that a time-based measure of progress, specifically a straight-line basis, faithfully depicts the transfer of control. Consequently, revenue is recognized evenly over the contract period. The transaction price is fixed and explicitly stated in the contract, with payments due on a monthly basis as specified in the agreement. There are no provisions for returns, refunds, or similar contingencies.

d)      Revenue sharing income

We entered into an arrangement with a third-party partner to co-run a restaurant on May 10, 2024. Under this agreement, we provided kitchen facilities, equipment, and necessary operating licenses, while the partner manages the restaurant’s daily operations. In return, we receive variable consideration equivalent to 20% of the restaurant’s monthly sales. Revenue of revenue sharing income represented 4.5% and 1.1% of our total revenue for the six months ended June 30, 2025 and 2024, and 2.0% and nil of our total revenue for the years ended December 31, 2024 and 2023, respectively.

Our primary performance obligation in this arrangement is to provide the partner with access to the kitchen facilities, equipment, and necessary operating licenses. This obligation is satisfied over time, as the partner simultaneously receives and consumes the benefits provided by us throughout the contract period. The consideration we receive is variable, contingent upon the restaurant’s monthly sales. We estimate the amount of variable consideration we are entitled to using the most likely amount method. This estimate is constrained to the extent that it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. We recognize revenue monthly, based on the sales figures provided by the partner, and make estimates on the variable consideration if necessary for that particular month.

Cost of revenue

Cost of revenue consists of expenses directly related to revenue-generating activities, primarily including the cost of food and beverages, personnel-related compensation, depreciation of restaurant equipment, and other operating expenses directly associated with revenue generation. For the six months ended June 30, 2025 and 2024, cost of revenue represented approximately 43.8% and 50.5% of our revenue, respectively. For the years ended December 31, 2024 and 2023, cost of revenue represented approximately 50.1% and 74.0% of our revenue, respectively.

Gross profit

Gross profit represents our revenue less cost of revenue. Our gross profit margin represents our gross profit as a percentage of our revenue. Our gross profit was US$1,050,900 and US$1,056,549 for the six months ended June 30, 2025 and 2024, respectively, and US$1,972,757 and US$1,038,202 for the years ended December 31, 2024 and 2023, respectively. Our gross profit margin was 56.2% and 49.5% for the six months ended June 30, 2025 and 2024, respectively, and 49.9% and 26.0% for the year ended December 31, 2024 and 2023, respectively.

Operating expenses

Selling and marketing expenses

Selling and marketing expenses primarily consist of advertising and promotion costs. Selling and marketing expenses accounted for 0.5% and 0.6% of our total revenue for six months ended June 30, 2025 and 2024, respectively, and 0.6% and 0.9% of our total revenue for the years ended December 31, 2024 and 2023, respectively.

General and administrative expenses

General and administrative expenses mainly comprise (i) salaries and contributions to the Canada Pension Plan for our administrative employees; (ii) professional fees related to audit of our consolidated financial statements (iii) rental and related expenses for the leasing of our restaurant, bars, and event hall; (iv) general repair and maintenance expenses for our restaurant and bars operations; (iv) property taxes and strata fees associated with our leased properties; and (v) annual business registration and license fees. General and administrative expenses accounted for 27.9% and 23.3% of our total revenue for the six months ended June 30, 2025 and 2024, respectively, and 22.4% and 34.8% of our total revenue for the years ended December 31, 2024 and 2023, respectively.

Other income (expense), net

The following table sets forth our other income (expense), net, both in absolute amount and as a percentage of total revenue, for the six months ended June 30, 2025 and 2024, and for the years ended December 31, 2024 and 2023:

	For the Six Months Ended June 30,				For the Years Ended December 31,
	2025		2024		2024		2023
	US$	% of total revenue	US$	% of total revenue	US$	% of total revenue	US$	% of total revenue
Other income (expenses)
Interest expense	(710)	—	(736)	—	(1,460)	—	(1,482)	—
Other income	75,861	4.0	5,521	0.2	26,645	0.7	—	—
Total other income (expenses), net	75,151	4.0	4,785	0.2	25,185	0.7	(1,482)	—

Our interest expense primarily consists of interest payments incurred on the Canada Emergency Business Account (“CEBA”) loan. The principal of the CEBA loan is CA$40,000 (US$29,369) and the annual interest rate for the CEBA loan is 5%. Interest expense was immaterial and accounted for 0% of our total revenue for the six months ended June 30, 2025 and 2024, and for the years ended December 31, 2024 and 2023.

For the six months ended June 30, 2025 and 2024, we reported other income of US$75,861 and US$5,521, respectively. For the year ended December 31, 2024, we reported other income of US$26,645, compared to nil for the year ended December 31, 2023. Other income primarily arose from rental income received from Yandoux Patisserie. On May 15, 2024, we entered into a sublease agreement with Yandoux Patisserie for premises located at 8400 West Road, Richmond, British Columbia, Canada. Under the original terms of the agreement, we received a fixed monthly rental fee if Yandoux Patisserie’s gross monthly revenue did not exceed CA$30,000 (US$22,026), plus additional variable rent equal to 20% of the portion of revenue exceeding this threshold. On March 6, 2025, the terms of the sublease agreement were amended, increasing the fixed monthly rental fee and introducing a progressive tiered rate for calculating the additional variable rent on revenue above the threshold. Other income represented 4.0% and 0.2% of our total revenue for six months ended June 30, 2025 and 2024, respectively, and 0.7% and nil of our total revenue for the years ended December 31, 2024 and 2023, respectively.

Income tax (expense) benefit

We operate in the province of British Columbia (B.C.), Canada, and are subject to both Canadian federal and B.C. provincial corporate income taxes. Taxable income is determined based on the statutory financial statements, with adjustments made in accordance with applicable Canadian tax laws. For the six months ended June 30, 2025 and 2024, and for the years ended December 31, 2024 and 2023, the federal corporate income tax rate was 15%. In B.C., the general provincial corporate tax rate was 12% on taxable income. The combined federal and provincial corporate income tax rate was 27%.

For the six months ended June 30, 2025 and 2024, income tax expense accounted for 8.6% and 7.0% of our total revenue, respectively. For the years ended December 31, 2024 and 2023, income tax expense accounted for 7.5% of our total revenue and income tax benefit accounted for 2.6% of our total revenue, respectively. We did not have any significant unrecognized uncertain tax positions, nor did we incur any interest or penalties related to potential underpaid income taxes for the six months ended June 30, 2025 and 2024, and for the years ended December 31, 2024 and 2023. Our major tax jurisdiction is Canada. Under Canadian tax laws, the Canada Revenue Agency (CRA) generally has a reassessment period of three years from the date it issues the original notice of assessment to reassess a Canadian-Controlled Private Corporation (CCPC). For corporations that are not CCPCs, this reassessment period extends to four years. However, if the CRA determines that a taxpayer has made a misrepresentation attributable to neglect, carelessness, willful default, or fraud in filing the return or supplying information, there is no time limit for reassessment.

Results of Operations

The following table sets forth a summary of our consolidated results of operations for the six months ended June 30, 2025 and 2024, and the years ended December 31, 2024 and 2023 as indicated. This information should be read together with our unaudited condensed consolidated financial statements for the six months ended June 30, 2025 and 2024, and audited consolidated financial statements for the years ended December 31, 2024 and 2023 and related notes included elsewhere in this prospectus. The operating results in any year are not necessarily indicative of the results that may be expected for any future trends.

Six Months Ended June 30, 2025 Compared to the Six Months Ended June 30, 2024

	For the Six Months Ended June 30,
	2025		2024		Variances
	US$	% of total revenue	US$	% of total revenue	US$	%
Revenue
Catering income	893,704	47.8	1,422,684	66.7	(528,980)	(37.2)
Event income	806,552	43.1	598,924	28.1	207,628	34.7
Service fee income	85,129	4.6	88,339	4.1	(3,210)	(3.6)
Revenue sharing income	83,818	4.5	24,255	1.1	59,563	245.6
Total revenue	1,869,203	100.0	2,134,202	100.0	(264,999)	(12.4)

Cost of revenue	(818,303)	43.8	(1,077,653)	50.5	(259,350)	(24.1)

Gross profit	1,050,900	56.2	1,056,549	49.5	(5,649)	(0.5)

Operating expenses
Selling and marketing	(10,263)	0.5	(12,173)	0.6	(1,910)	(15.7)
General and administrative	(522,208)	27.9	(497,975)	23.3	24,233	4.9
Total operating expenses	(532,471)	28.4	(510,148)	23.9	22,323	4.4

Income from operations	518,429	27.8	546,401	25.6	(27,972)	(5.1)

Other income (expense)
Interest expense	(710)	—	(736)	—	(26)	(3.5)
Other income	75,861	4.0	5,521	0.2	70,340	1274.0
Total other income, net	75,151	4.0	4,785	0.2	70,366	1470.6

Income before income taxes	593,580	31.8	551,186	25.8	42,394	7.7
Income tax expense	(160,266)	8.6	(150,398)	7.0	9,868	6.6
Net income	433,314	23.2	400,788	18.8	32,526	8.1

Revenue

Total revenue decreased by 12.4% from US$2,134,202 for the six months ended June 30, 2024 to US$1,869,203 for the six months ended June 30, 2025. The decrease was primarily driven by a significant decrease in catering income, which was offset by an increase in event income and revenue sharing income, reflecting a shift in our revenue mix.

Catering income — Catering income decreased by US$528,980 or 37.2%, from US$1,422,684 for the six months ended June 30, 2024, to US$893,704 for the six months ended June 30, 2025. This decrease was primarily attributed to a strategic shift in business focus during the year. Recognizing the higher gross margins associated with our event income, we reallocated additional resources to develop this premium revenue stream. Under our event business model, customers often reserve part or all of our restaurant and bar spaces for private events, resulting in reduced availability and operating hours for regular dine-in services. Consequently, customer traffic decreased by 21%, from 14,432 covers in the six months ended June 30, 2024 to 11,445 covers in the six months ended June 30, 2025. In addition, the average spending per table also declined, primarily due to the overall economic downturn. Fewer customers dined in the restaurant, with more opting to socialize at bars, where average spending tends to be lower. While the transition from traditional catering income to event income impacted our traditional catering income, it significantly improved our overall profitability by emphasizing higher-margin event operations.

Event income — Event income increased by US$207,628 or 34.7%, from US$598,924 for the six months ended June 30, 2024, to US$806,552 for the six months ended June 30, 2025. This growth was primarily driven by our strategic initiatives aimed at enhancing the event income revenue stream. We offered premium venue rentals, including restaurant, bars, and event halls, to accommodate a wide range of functions such as private celebrations, corporate events, grand openings, and other special occasions. Sustained advertising investments in prior years, coupled with our established client base and consistently successful event executions, significantly enhanced the brand recognition of our event business. The continued patronage of existing clients, combined with the acquisition of new customers, drove a measurable increase in our event income in the current period. In addition, we commenced renting our venues for film production purposes since April 2024.

As a result of these efforts, the number of events increased from 14 for the six months ended June 30, 2024 to 35 for the six months ended June 30, 2025. Revenue per event changed from approximately US$42,780 for the six months ended June 30, 2024, to approximately US$32,484 for the six months ended June 30, 2025. This decline was primarily driven by the launch of film production rental service, which typically commands lower fees compared to the event activities. Despite the lower average revenue per event, the substantial increase in event volume resulted in overall growth in event income.

Service fee income — Service fee income decreased by US$3,210 or 3.6%, from US$88,339 for the six months ended June 30, 2024, to US$85,129 for the six months ended June 30, 2025. We entered into a catering services agreement with a hotel, under which we provided daily breakfast and lunch services for a fixed monthly fee CA$20,000 (US$14,188) per month. The slight decrease in service fee income was attributable to fluctuations in the exchange rate between US$ and CA$, as there was no significant change in the service operations.

Revenue sharing income — Revenue sharing income increased by US$59,563 or 245.6%, from US$24,255 for the six months ended June 30, 2024, to US$83,818 for the six months ended June 30, 2025. The increase was primarily attributable to the commencement of the revenue-sharing arrangement in May 2024. The reported amount for the six months ended June 30, 2024 reflects approximately two months of operations under this partnership, compared to a full six months of operations for the six months ended June 30, 2025. This new revenue stream was part of our strategic initiative to optimize the utilization of our assets and diversify our revenue base without bearing the full operating risks associated with restaurant management.

Cost of revenue

The cost of revenue decreased by US$259,350, or 24.1%, from US$1,077,653 for the six months ended June 30, 2024, to US$818,303 for the six months ended June 30, 2025.

	For the Six Months Ended June 30,
	2025		2024		Variance
	US$	% of total revenue	US$	% of total revenue	US$	%
Cost of revenue
Cost of food and beverages	239,368	12.8	423,437	19.8	(184,069)	(43.5)
Personnel-related compensation	449,670	24.1	484,774	22.7	(35,104)	(7.2)
Depreciation and amortization of finance lease right-of-use assets	89,686	4.8	110,804	5.2	(21,118)	(19.1)
Others	39,579	2.1	58,638	2.8	(19,059)	(32.5)
Total cost of revenue	818,303	43.8	1,077,653	50.5	(259,350)	(24.1)

Cost of food and beverages — Our cost of food and beverages decreased from US$423,437 for the six months ended June 30, 2024 to US$239,368 for the six months ended June 30, 2025. The reduction was primarily aligned with the decline in catering income during the period. Moreover, during the six months ended June 30, 2025, we implemented strategic initiatives to enhance cost efficiency, including partnering with more competitive suppliers for food ingredients and beverages.

Personnel-related compensation — Restaurant and bar operations are highly service-oriented and labor-intensive. Personnel-related compensation primarily consists of salaries and contributions to the Canada Pension Plan for our restaurant staff. Personnel-related compensation decreased from US$484,774 for the six months ended June 30, 2024, to US$449,670 for the six months ended June 30, 2025. This slight reduction by 7.2% was largely attributable to a decrease in the average number of restaurant staff between the two periods, which was streamlined from 52 employees to 46 42 employees. However, the impact was partially offset by an increase in average wages, driven mainly by Canada British Columbia’s minimum wage rose by approximately 4%. Additionally, in response to the decline in customer traffic in the current period, we optimized our workforce structure to more effectively manage labor costs, primarily through a reduction in the number of entry-level servers and kitchen assistants. Meanwhile, the relatively higher-paid positions, such as restaurant managers and chefs, remained relatively stable.

Depreciation and amortization of finance lease right-of-use assets — Our depreciation expense primarily represents the depreciation of kitchen equipment, furniture and fixtures, and leasehold improvements related to our restaurant and bars. Our amortization expense of finance lease right-of-use assets represents the amortization of finance lease kitchen equipment. In the ab restaurant staff between sence of significant capital expenditures for the acquisition of property, plant, and equipment during the period, depreciation expense and amortization expense of finance lease right-of-use assets decreased by US$21,118 from US$110,804 for the six months ended June 30, 2024 to US$89,686 for the six months ended June 30, 2025. The decrease was primarily due to reduced amortization of the finance lease right-of-use asset, as the finance lease agreement ended in April 2025.

Others — Our other cost of revenue decreased from US$58,638 for the six months ended June 30, 2024 to US$39,579 for the six months ended June 30, 2025. These expenses primarily include transportation costs, supplies, uniform expenses, and other sundry items directly related to the operations of our restaurant and bars. The reduction was mainly attributable to our cost-control measures implemented since 2024, which focused on streamlining operations and eliminating non-essential expenditures.

Gross profit

Our gross profit decreased by US$5,649, or 0.5%, from US$1,056,549 for the six months ended June 30, 2024, to US$1,050,900 for the six months ended June 30, 2025. The overall gross profit margin for the six months ended June 30, 2025, was approximately 56.2%, compared to approximately 49.5% for the six months ended June 30, 2024. The improvement in gross profit margin was primarily attributable to strategic adjustments in our overall business operations.

Catering income, while a significant revenue stream, generally carries higher ingredient and labor costs, resulting in lower gross margins. This is due to the labor-intensive nature of catering services, where each table service involves multiple steps, including guest seating, order taking, kitchen meal preparation, bartender service, and post-meal cleanup, with food and beverages requiring customized preparation to accommodate individual guest requests. In contrast, event income is primarily derived from venue rentals, with food and beverage services representing only a small component of the overall offering. Moreover, food preparation for events typically involves large-scale production, enabling economies of scale and improving operational efficiency. The strategic reallocation of resources toward higher-margin revenue streams, particularly event-related income, substantially contributed to the growth in our gross profit. At the same time, revenue from traditional catering operations, which are associated with higher material and labor costs and therefore lower margins, declined in the six months ended June 30, 2025. In addition, the implementation of comprehensive cost-control measures throughout the year further enhanced our gross profit margin.

Operating expenses

Selling and marketing expenses decreased to US$10,263 for the six months ended June 30, 2025, from US$12,173 for the six months ended June 30, 2024. These expenses primarily related to advertising and promotional activities. Since 2023, we adopted an intensified marketing strategy aimed at enhancing brand visibility during the post-pandemic recovery phase. This strategy focused on advertising through social media platforms and collaborating with renowned vloggers to promote our restaurant and its offerings. Following the success achieved through the marketing campaign in 2023, we strategically reduced the scale of our marketing activities for the six months ended June 30, 2025 and 2024 to adopt a more cost-effective approach while maintaining brand presence.

General and administrative expenses increased by US$24,233, or 4.9%, to US$522,208 for the six months ended June 30, 2025, compared to US$497,975 for the six months ended June 30, 2024. The increase was primarily driven by a US$113,526 rise in professional fees related to audit of our consolidated financial statements. This increase was partially offset by a reduction in rent and utility expenses, attributable to cost optimization initiatives and operational efficiency enhancements implemented.

Other income, net

Other income, net increased from of US$4,785 for the six months ended June 30, 2024, to US$75,151 for the six months ended June 30, 2025. This increase was primarily attributable to higher rental income from Yandoux Patisserie. In addition to the increase in fixed rental income effective March 2025, Yandoux Patisserie’s gross monthly revenue consistently exceeded the CA$30,000 (US$22,026) threshold during the six months ended June 30, 2025, resulting in total variable rental income of US$46,633 being recognized. In contrast, no variable rent was recognized during the six months ended June 30, 2024, and only two months of lower fixed rental income were charged..

Income before income taxes

We had income before income taxes of US$593,580 and US$551,186 for the six months ended June 30, 2025 and 2024. The change in income before income taxes was mainly attributed to an increase in the other income due to the increase of rental income charged from Yandoux Patisserie, partially offset by the increase of general and administrative expenses.

Income tax expense

Income tax expense increased from US$150,398 for the six months ended June 30, 2024 to US$160,266 for the six months ended June 30, 2025. The increase largely corresponded with the change in income before income taxes.

Net income

As a result of the foregoing factors, net income increased slightly from US$400,788 for the six months ended June 30, 2024 to US$433,314 for the six months ended June 30, 2025.

Year Ended December 31, 2024 Compared to Year Ended December 31, 2023

	For the Years Ended December 31,
	2024		2023		Variances
	US$	% of total revenue	US$	% of total revenue	US$	%
Revenue
Catering income	2,753,151	69.6	3,589,145	90.0	(835,994)	(23.3)
Event income	948,082	24.0	310,967	7.8	637,115	204.9
Service fee income	175,200	4.4	88,925	2.2	86,275	97.0
Revenue sharing income	78,377	2.0	—	—	78,377	100.0
Total revenue	3,954,810	100.0	3,989,037	100.0	(34,227)	(0.9)

Cost of revenue	(1,982,053)	50.1	(2,950,835)	74.0	(968,782)	(32.8)

Gross profit	1,972,757	49.9	1,038,202	26.0	934,555	90.0

Operating expenses
Selling and marketing	(22,969)	0.6	(34,211)	0.9	(11,242)	(32.9)
General and administrative	(884,812)	22.4	(1,391,505)	34.8	(506,693)	(36.4)
Total operating expenses	(907,781)	23.0	(1,425,716)	35.7	(517,935)	(36.3)

Income (loss) from operations	1,064,976	26.9	(387,514)	9.7	1,452,490	374.8

Other income (expense)
Interest expense	(1,460)	—	(1,482)	—	(22)	(1.5)
Other income	26,645	0.7	—	—	26,645	100
Total other income (expense), net	25,185	0.7	(1,482)	—	26,667	1799.4

Income (loss) before income taxes	1,090,161	27.6	(388,996)	9.7	1,479,157	380.2
Income tax (expense) benefit	(295,903)	7.5	104,983	2.6	(400,886)	381.9
Net income (loss)	794,258	20.1	(284,013)	7.1	1,078,271	(379.7)

Year Ended December 31, 2024 Compared to Year Ended December 31, 2023

Revenue

Total revenue decreased by 0.9% from US$3,989,037 for the year ended December 31, 2023 to US$3,954,810 for the year ended December 31, 2024. Total revenue remained stable over two years, with a slight decrease primarily driven by a significant decrease in catering income, which was offset by an increase in event income, service fee income and revenue sharing income, reflecting a shift in our revenue mix.

Catering income — Catering income decreased by US$835,994 or 23.3%, from US$3,589,145 for the year ended December 31, 2023, to US$2,753,151 for the year ended December 31, 2024. This decrease was primarily attributed to a strategic shift in business focus during the year. Recognizing the higher gross margins associated with our event income, we reallocated additional resources to develop this premium revenue stream. Under our event business model, customers often reserve part or all of our restaurant and bar spaces for private events, resulting in reduced availability and operating hours for regular dine-in services, Consequently, customer traffic decreased by 18%, from 29,214 covers in 2023 to 24,057 covers in 2024. While this transition temporarily impacted our traditional catering income, it significantly improved our overall profitability by emphasizing higher-margin event operations.

Event income — Event income increased by US$637,115 or 204.9%, from US$310,967 for the year ended December 31, 2023, to US$948,082 for the year ended December 31, 2024. This growth was primarily driven by our strategic initiatives aimed at enhancing the event income revenue stream. We offered premium venue rentals, including restaurant, bars, and event halls, to accommodate a wide range of functions such as private celebrations, corporate events, grand openings, and other special occasions. During the year ended December 31, 2024, we successfully attracted new customers as a result of increased public awareness generated through our advertising campaign launched in 2023. In addition, during the year ended December 31, 2024, we commenced renting our venues for film production purposes. As a result of these efforts, the number of events increased from 6 for the year ended December 31, 2023 to 36 for the year ended December 31, 2024. Revenue per event changed from approximately US$51,823 for the year ended December 31, 2023, to approximately US$26,336 for the year ended December 31, 2024.

Service fee income — Service fee income increased by US$86,275 or 97.0%, from US$88,925 for the year ended December 31, 2023, to US$175,200 for the year ended December 31, 2024. This growth was primarily driven by our catering services agreement with a hotel, under which we provided daily breakfast and lunch services for a fixed monthly fee. The contracted fee was revised upward from CA$10,000 (US$7,410) per month in 2023 to CA$20,000 (US$14,600) per month in 2024. The increase in the contracted fee reflected expanded service coverage, including an enhanced menu selection, extended service hours, and a broader scope of catering offerings to meet the hotel’s evolving operational needs and higher guest volume. As a result of these adjustments, total service fee income increased correspondingly during the year.

Revenue sharing income — Revenue sharing income increased by US$78,377 or 100%, from US$ nil for the year ended December 31, 2023, to US$78,377 for the year ended December 31, 2024. The increase was primarily attributable to the commencement of the revenue-sharing arrangement in May 2024. The reported amount for the year reflects approximately eight months of operations under this partnership. This new revenue stream was part of our strategic initiative to optimize the utilization of our assets and diversify our revenue base without bearing the full operating risks associated with restaurant management.

Cost of revenue

The cost of revenue decreased by US$968,782, or 32.8%, from US$2,950,835 for the year ended December 31, 2023, to US$1,982,053 for the year ended December 31, 2024.

	For the Years Ended December 31,
	2024		2023		Variance
	US$	% of total revenue	US$	% of total revenue	US$	%
Cost of revenue
Cost of food and beverages	727,032	18.4	1,151,168	28.9	(424,136)	(36.8)
Personnel-related compensation	924,574	23.4	1,327,149	33.3	(402,575)	(30.3)
Depreciation and amortization of finance lease right-of-use assets	219,753	5.6	223,080	5.6	(3,327)	(1.5)
Others	110,694	2.7	249,438	6.2	(138,744)	(55.6)
Total cost of revenue	1,982,053	50.1	2,950,835	74.0	(968,782)	(32.8)

Cost of food and beverages — Our cost of food and beverages decreased from US$1,151,168 for the year ended December 31, 2023 to US$727,032 for the year ended December 31, 2024. The reduction was primarily aligned with the decline in catering income during the year. Moreover, we implemented strategic initiatives to enhance cost efficiency, including partnering with more competitive suppliers for food ingredients and beverages. We also refined our menu offerings by phasing out certain high-cost dishes, thereby optimizing our product mix. These actions effectively reduced procurement expenditures for premium food items and contributed to the overall improvement in gross margin.

Personnel-related compensation — Restaurant and bar operations are highly service-oriented and labor-intensive. Personnel-related compensation primarily consists of salaries and contributions to the Canada Pension Plan for our restaurant staff. Personnel-related compensation decreased from US$1,327,149 for the year ended December 31, 2023, to US$924,574 for the year ended December 31, 2024. This reduction was largely attributable to a decrease in the average number of restaurant staff between the two periods, which was streamlined from 65 employees to 42 employees. In response to the decline in customer traffic in 2024, we optimized our workforce structure to more effectively manage labor costs, primarily through a reduction in the number of servers and kitchen assistants.

Depreciation and amortization of finance lease right-of-use assets — Our depreciation expense primarily represents the depreciation of kitchen equipment, furniture and fixtures, and leasehold improvements related to our restaurant and bars. Our amortization expense of finance lease right-of-use assets represents the amortization of finance lease kitchen equipment. In the absence of significant capital expenditures for the acquisition of property, plant, and equipment during the year, depreciation expense and amortization expense of finance lease right-of-use assets remained relatively stable at US$219,753 and US$223,080 for both the years ended December 31, 2024, and 2023, respectively.

Others — Our other cost of revenue decreased from US$249,438 for the year ended December 31, 2023 to US$110,694 for the year ended December 31, 2024. These expenses primarily include transportation costs, supplies, uniform expenses, and other sundry items directly related to the operations of our restaurant and bars. The reduction was mainly attributable to our cost-control measures implemented in 2024, which focused on streamlining operations and eliminating non-essential expenditures.

Gross profit

Our gross profit increased by US$934,555, or 90.0%, from US$1,038,202 for the year ended December 31, 2023, to US$1,972,757 for the year ended December 31, 2024. The overall gross profit margin for the year ended December 31, 2024, was approximately 49.9%, compared to approximately 26.0% for the year ended December 31, 2023. The notable improvement in gross profit margin was primarily attributable to strategic adjustments in our overall business operations.

Catering income, while a significant revenue stream, generally carries higher ingredient and labor costs, resulting in lower gross margins. This is due to the labor-intensive nature of catering services, where each table service involves multiple steps, including guest seating, order taking, kitchen meal preparation, bartender service, and post-meal cleanup, with food and beverages requiring customized preparation to accommodate individual guest requests. In contrast, event income is primarily derived from venue rentals, with food and beverage services representing only a small component of the overall offering. Moreover, food preparation for events typically involves large-scale production, enabling economies of scale and improving operational efficiency. The strategic reallocation of resources toward higher-margin revenue streams, particularly event-related income, substantially contributed to the growth in our gross profit. At the same time, revenue from traditional catering operations, which are associated with higher material and labor costs and therefore lower margins, declined in 2024. In addition, the implementation of comprehensive cost-control measures throughout the year further enhanced our gross profit margin.

Operating expenses

Selling and marketing expenses decreased to US$22,969 for the year ended December 31, 2024, from US$34,211 for the year ended December 31, 2023. These expenses primarily related to advertising and promotional activities. In 2023, we adopted an intensified marketing strategy aimed at enhancing brand visibility during the post-pandemic recovery phase. This strategy focused on advertising through social media platforms and collaborating with renowned vloggers to promote our restaurant and its offerings. Following the success achieved through the marketing campaign in 2023, we strategically reduced the scale of our marketing activities in 2024 to adopt a more cost-effective approach while maintaining brand presence.

General and administrative expenses decreased by US$506,693, or 36.4%, to US$884,812 for the year ended December 31, 2024, compared to US$1,391,505 for the year ended December 31, 2023. This reduction was primarily attributable to several factors: (i) a US$173,449 decrease in payroll expenses resulting from organizational restructuring in 2024, which streamlined management and administrative departments by eliminating redundant positions to enhance efficiency and optimize labor costs; (ii) a US$127,064 reduction in lease expenses due to lease modifications, including vacating unused spaces, downsizing rental areas, and renegotiating lease terms to reduce obligations; (iii) a US$80,105 decline in property taxes and strata fees, consistent with the reduced leased areas; and (iv) a US$69,071 decrease in repair and maintenance expenses following the completion of certain public space maintenance projects in 2023.

Other income (expense), net

Other income (expenses) changed from an expense of US$1,482 for the year ended December 31, 2023, to income of US$25,185 for the year ended December 31, 2024. This change was primarily driven by rental income generated from Yandoux Patisserie, which commenced in May 2024.

Income (loss) before income taxes

We had an income before income taxes of US$1,090,161 for the year ended December 31, 2024, compared to loss before income taxes of US$388,996 for the year ended December 31, 2023. The change in income (loss) before income taxes was mainly attributed to an increase in gross profit combined with a reduction in operating expenses. These results reflect the impact of our strategic operational adjustments and effective cost and expense management initiatives.

Income tax (expense) benefit

Income tax (expense) benefit changed from US$104,983 benefits for the year ended December 31, 2023 to US$295,903 expenses for the year ended December 31, 2024. The change largely corresponded with the change in income (loss) before income taxes.

Net income (loss)

As a result of the foregoing factors, net income (loss) changed from net loss US$284,013 for the year ended December 31, 2023 to net income US$794,258 for the year ended December 31, 2024.

Liquidity and Capital Resources

In assessing our liquidity position, we regularly monitor and evaluate our cash-on-hand, operating cash flows, and obligations related to working capital, operating expenses, and capital expenditures. Our liquidity needs are primarily funded through equity financing in the form of capital contributions from shareholders, advances from related parties and cash generated from operating activities.

As of June 30, 2025, we reported a working capital deficit of US$655,968. During the six months ended June 30, 2025, we generated positive net cash flows from operating activities of US$526,556. We anticipate continued positive cash flows from operations and expect to sustain profitability in the coming year, supported by our ongoing business activities and operational performance. In addition, on May 8, 2025, we entered into subscription agreements with three individuals who subscribed for an aggregate of 158 Ordinary Shares for a total consideration of US$816,070. The consideration was fully settled in July 2025, significantly improving our working capital position and supporting our future operational needs. Furthermore, some related parties have committed to providing additional financial support to us, should the need arise.

Considering all facts and information on hand, we expect our cash on hand and the cash generated from operation are sufficient to finance our working capital requirements within the normal operating cycle of a twelve-months period from the date of our unaudited condensed consolidated financial statements are issued.

If we are unable to have sufficient fund to finance its working capital requirements within the normal operating cycle of a twelve-months period from the date of these financial statements are issued, we may consider supplementing its available sources of funds through the following sources:

•        addition equity financing from major shareholders or third-party investors; and/or

•        financial support from the financial institutions and our related parties.

Based on the above considerations, we are of the opinion that we have sufficient funds to meet our working capital requirements and current liabilities as they become due within twelve months from the date of our financial statements are issued. However, there is no assurance that we will be successful in implementing our plans. There are a number of factors that could potentially arise and could undermine our plans, such as changes in the demand for our service, general market conditions and the broader capital market climate in Canada, etc.

Cash Flows

The following table sets forth a summary of our cash flows for the six months ended June 30, 2025 and 2024, and the years ended December 31, 2024 and 2023 as indicated.

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2025	2024	2024	2023
	US$	US$	US$	US$
Net cash provided by operating activities	526,556	367,809	1,043,782	51,586
Net cash used in financing activities	(411,177)	(367,809)	(1,043,782)	(51,586)
Exchange rate changes on cash and cash equivalents	4,030	—	—	—
Net increase in cash and cash equivalents	119,409	—	—	—
Cash and cash equivalents, beginning of year	—	—	—	—
Cash and cash equivalents, end of year	119,409	—	—	—

Cash and cash equivalents

As of December 31, 2024, December 31, 2023, and June 30, 2024, we had cash at bank of US$22,416, US$15,253, and US$2,376, respectively. After accounting for the impact of unpresented checks at each period end, the book overdrafts recorded in the consolidated financial statements amounted to US$58,814, US$490,742 and US$72,554 as of December 31, 2024, December 31, 2023, and June 30, 2024, respectively. Accordingly, no cash or cash equivalents was recorded in our consolidated financial statements as of either period end. With operations progressively stabilizing and operating cash flows continuing to strengthen, our cash at bank increased to US$119,409 as of June 30, 2025.

Operating activities

Net cash provided by operating activities for the six months ended June 30, 2025, was US$526,556, compared to net income of US$433,314. The difference was primarily attributable to non-cash items of approximately US$232,860, including depreciation of property and equipment and deferred tax expense. This was partially offset by a US$106,194 increase in accounts receivable, primarily due to there were several event services provided near the end of June 2025.

Net cash provided by operating activities for the six months ended June 30, 2024, was US$367,809, compared to net income of US$400,788. The difference was primarily attributable to (i) non-cash items of approximately US$225,729, including depreciation of property and equipment and deferred tax expense; partially offset by (ii) a US$144,925 decrease in accrued expenses and other current liabilities mainly due to a decrease in payroll-related payables as of June 30, 2024; and (iii) a US$135,435 decrease in accounts payable, primarily resulting from an increase in settlement of purchases prior to the period end.

Net cash provided by operating activities for the year ended December 31, 2024, was US$1,043,782, compared to net income of US$794,258. The difference was primarily attributable to non-cash items of approximately US$445,304, including depreciation of property and equipment and deferred tax expense. This was partially offset by a US$184,632 reduction in accrued expenses and other current liabilities, primarily due to a decrease in payroll-related payables as of December 31, 2024.

Net cash provided by operating activities for the year ended December 31, 2023, was US$51,586, compared to a net loss of US$284,013. The difference was primarily attributable to a US$252,420 increase in accrued expenses and other current liabilities, mainly due to higher payroll-related payables as of December 31, 2023.

Financing activities

Net cash used in financing activities for the six months ended June 30, 2025, was US$411,177. This was primarily attributable to (i) payments of offering costs related to IPO totaling US$299,785; (ii) repayments of advances from a related party totaling US$73,477 and (iii) repayment of the principal portion of finance lease liabilities amounting to US$37,915 during the period.

Net cash used in financing activities for the six months ended June 30, 2024, was US$367,809. This was primarily attributable to (i) repayments of advances from a related party totaling US$334,966 and (ii) repayment of the principal portion of finance lease liabilities amounting to US$32,843 during the year.

Net cash used in financing activities for the year ended December 31, 2024, was US$1,043,782. This was primarily attributable to (i) repayments of advances from a related party totaling US$978,065 and (ii) repayment of the principal portion of finance lease liabilities amounting to US$65,717 during the year.

Net cash used in financing activities for the year ended December 31, 2023, was US$51,586. This primarily reflected (i) repayment of the principal portion of finance lease liabilities of US$64,427, partially offset by (ii) advances of US$12,841 obtained from a related party during the year.

Quantitative and Qualitative Disclosures about Market Risks

Currency risk

Our functional currency is CA$ and our consolidated financial statements are presented in US$. Our sales, operation activities and assets and liabilities are predominately denominated in the functional currency, and we are exposed to foreign exchange risk. If CA$ depreciates or appreciates against US$, it could have an impact on our consolidated financial statements.

As of June 30, 2025, we had net CA$-denominated liabilities of $2,114,447. We estimate that a 10% depreciation of CA$ against US$ based on the currency exchange rate on June 30, 2025 would result in a decrease of $211,445 against our shareholders’ deficit, whilst we estimate that a 10% appreciation of CA$ against the US$ based on the currency exchange rate on June 30, 2025 would result in an increase of $211,445 against our shareholders’ deficit respectively.

We consider that the overall foreign exchange risk is not significant, and we have not used any instruments or derivatives to manage or hedge the risk.

Concentration and credit risks

Financial instruments that potentially subject us to credit risk consist primarily of cash at bank and other current assets. The maximum exposure to credit risk for these financial instruments is equal to their carrying amounts as of the respective balance sheet dates.

We maintain our cash deposits with a reputable financial institution in Canada. As of June 30, 2025 and December 31, 2024, cash balances held at the bank amounted to $119,409 and $22,416, respectively. We have not experienced any losses in our bank accounts, and we believe that we are not exposed to any significant credit risk related to our cash holdings.

Accounts receivable and other current assets that potentially subject us to credit risk are monitored through regular and ongoing assessments of the counterparties’ financial condition and credit history. In addition, we evaluate historical collection trends, the aging profile of receivables, and prevailing economic conditions. Based on these assessments, we believe that adequate controls are in place to minimize credit risk associated with these assets. As of June 30, 2025 and December 31, 2024, no allowance for expected credit losses was recorded against these accounts receivable and other assets, and the allowance balances remained at $nil for both reporting periods.

For the six months ended June 30, 2025 and 2024 and the years ended December 31, 2024 and 2023, most of our assets were in Canada. At the same time, we consider that it is exposed to the following concentrations of risk:

(a)     Major customers

For the six months ended June 30, 2025, there was only one customer accounted for 10% or more of our total revenue. Revenue from the customer accounted for 10% of our total revenue for that period.

	For the six months ended June 30, 2025		As of June 30, 2025 Accounts receivable, gross
Customer	Revenue	Percentage of total revenue
Customer A	$187,838	10%	$—

For the six months ended June 30, 2024 and the years ended December 31, 2024 and 2023, there was no customer accounted for 10% or more of our revenue.

As of June 30, 2025, there were four customers whose receivables accounted for 10% or more of our total balances of accounts receivable and they accounted for approximately 30%, 29%, 28% and 13% of the total balances of receivables from customers as of that date, respectively. All the concentration percentages of accounts receivables are calculated before allowance for expected credit losses. The accounts receivables as of June 30, 2025 have been fully collected as of the date of this prospectus. As of December 31, 2024, we had no outstanding accounts receivable.

(b)    Major vendors

For the six months ended June 30, 2025, three vendors accounted for 10% or more of our total purchase. Total purchase from these three vendors accounted for 36%, 18% and 12% of our total purchase, respectively. For the six months ended June 30, 2024, four vendors accounted for 10% or more of our total purchase. Total purchase from these four vendors accounted for 33%, 15%, 12% and 12% of our total purchase, respectively.

	For the six months ended June 30, 2025		As of June 30, 2025 Accounts payable
Vendor	Purchase	Percentage of total purchase
Vendor A	$117,726	36%	$17,113
Vendor B	59,466	18%	—
Vendor C	38,144	12%	—
Total	$215,336	66%	$17,113
	For the six months ended June 30, 2024		As of December 31, 2024 Accounts payable
Vendor	Purchase	Percentage of total purchase
Vendor A	$150,829	33%	$5,300
Vendor D	66,193	15%	—
Vendor C	55,091	12%	13,488
Vendor E	53,144	12%	—
Total	$325,257	72%	$18,788

For the year ended December 31, 2024, two vendors accounted for 10% or more of our total purchase. Total purchase from these two vendors accounted for 35% and 16% of our total purchase, respectively. For the year ended December 31, 2023, three vendors accounted for 10% or more of our total purchase. Total purchase from these three vendors accounted for 15%, 13% and 11% of our total purchase, respectively.

	For the year ended December 31, 2024		As of December 31, 2024 Accounts payable
Vendor	Purchase	Percentage of total purchase
Vendor A	$252,839	35%	$5,300
Vendor C	117,559	16%	13,488
Total	$370,398	51%	$18,788

	For the year ended December 31, 2023		As of December 31, 2023 Accounts payable
Vendor	Purchase	Percentage of total purchase
Vendor F	$175,740	15%	$—
Vendor C	153,123	13%	369
Vendor B	124,440	11%	—
Total	$453,303	39%	$369

As of June 30, 2025, there were two vendors whose payables accounted for 10% or more of our total balances of accounts payable and accounted for 59% and 12% of the total balance of accounts payable as of that date, respectively. As of December 31, 2024, there were four vendors whose payables accounted for 10% or more of our total balances of accounts payable and accounted for 26%, 16%, 16% and 10% of the total balance of accounts payable as of that date, respectively.

Interest rate risk

Fluctuations in market interest rates may adversely affect our financial position and results of operations. We are exposed to interest rate risk primarily through its bank deposits and bank loans, which are subject to floating interest rates. This exposure may be more pronounced during periods of significant interest rate volatility. However, given the relatively modest amounts of bank deposits and bank loans involved, we consider our exposure to interest rate risk to be immaterial. As of the reporting date, we have not entered into any interest rate hedging arrangements or derivative instruments to manage this exposure.

Off-Balance Sheet Commitments and Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Specifically, we have not entered into any financial guarantees, commitments or other arrangements to guarantee payment obligations of any parties. In addition, we have not entered into any derivative contracts that are indexed to our shares and classified as shareholders’ equity or that are not reflected in our consolidated financial statements. Moreover, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

Commitments and Contingencies

The following table summarizes our contractual obligations as of June 30, 2025:

Contractual obligations	Less than 1 year	Between 1 – 2 years	Over 2 years	Total
	US$	US$	US$	US$
Bank loans	29,369	—	—	29,369
Operating lease commitment	237,084	237,084	1,661,052	2,135,220
Total Contractual obligations	266,453	237,084	1,661,052	2,164,589

Other than as shown above, we did not have any other significant financial and capital commitments, long-term obligations, or guarantees as of June 30, 2025 and December 31, 2024.

As of June 30, 2025 and December 31, 2024, we were not a party to any legal or administrative proceedings. In addition, there were no legal or regulatory proceedings, either individually or in the aggregate, that could have resulted in an unfavorable outcome with a material adverse effect on our results of operations, consolidated financial condition, or cash flows.

As of the date of this prospectus, we did not have any loss contingencies which require to be recognized or disclosed in our consolidated financial statements.

Seasonality

The nature of our business does not appear to be affected by seasonal variations. We may experience fluctuations in demand due to heightened or weakened economic conditions, geopolitical events, and shifts in trade patterns in areas where we operate.

Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on our net revenue, income from continuing operations, profitability, liquidity, or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Inflation

Whilst inflation has been a global issue impacting many countries around the globe, inflation in Canada has not materially affected our results of operations in recent years. According to Canada Department of Statistics, core inflation of Canada decreased by 1.9% from the six months from June 30, 2024 to the six months ended June 30, 2025, and decreased by 2.0% for the year ended December 31, 2023 to the year ended December 31, 2024. Although we have not been significantly affected by inflation at this point in time, we may be affected if Canada and any other jurisdiction where we operate in the future experience higher rates of inflation in the future.

Significant Accounting Policies and Critical Accounting Judgments and Estimates

We prepare our consolidated financial statements in accordance with U.S. GAAP, which requires us to make judgments, estimates and assumptions that affect (i) the reported amounts of our assets and liabilities; (ii) the disclosure of our contingent assets and liabilities at the end of each reporting period; and (iii) the reported amounts of revenue and expenses during each reporting period. We continually evaluate these judgments, estimates and assumptions based on our own historical experience, knowledge and assessment of current business and other conditions and our expectations regarding the future based on available information, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

When reading our consolidated financial statements, you should consider our selection of critical accounting policies, the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions. Our critical accounting policies and practices include the following: (i) revenue recognition; (ii) inventories; and (iii) income taxes. See Note 3 — Summary of Significant Accounting Policies to our consolidated financial statements for the disclosure of these accounting policies.

Critical Accounting Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Significant accounting estimates include, but not limited to the realization of deferred tax assets, accounting of right-of-use assets, and lease liabilities. These estimates and judgments are based on historical information, information that is currently available to the Group and on various other assumptions that the Group believes to be reasonable under the circumstances. Actual results could differ from the estimates, and as such, differences could be material to these consolidated financial statements.

Recent Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in Note 3 to the consolidated financial statements, “Recent accounting pronouncements”.

BUSINESS

Overview

We are a Canada based restaurant group operating 4 restaurants and bars, namely a full-service restaurant, a takeaway restaurant, a Whisky bar and a lounge offering a variety of cuisines and liquors under a portfolio of brands. All the restaurants are located within International Trade Centre, Richmond, British Columbia, Canada. Our mission is to offer an exclusive dining experience under one roof.

The table below shows our brand portfolio and the cuisine served under each brand operated by us as of the date of this prospectus:

Brand	Type of Restaurant and Cuisine Served
A full service restaurant offering western cuisines.
A bar offering extensive selection of liquors, in particular whiskies and live entertainment. It also offers rental service for event and venue.
A lounge for penthouse event and offering custom catering menu. It offers also rental service for event and venue.
A takeaway restaurant offering Japanese rice bowls.

We opened our first restaurant “Bruno” and our first bar “Cask” in 2021. We expanded our catering services to “Alaïa”, a lounge, in 2022. In order to diversify our product offerings, we further expanded and opened the takeaway restaurant “Yakiniku Don” in May 2024. Each of them showcases exceptional ingredients, refined craftsmanship, and immersive dining experiences. With a commitment to quality, modern design, and personalized service, we believe we continue to set new benchmarks in dining while strategically expanding our presence in new markets.

Apart from the 4 restaurants for offering catering services mentioned above, we generate rental income from letting our “Cask” and Alaïa for venue and event as well as rental income from subletting a premise to a restaurant under the brand “Yandoux Patisserie” specializing in French pastries and afternoon tea sets. “Yandoux Patisserie” is operated by an independent third party and we do not involve in its operation.

For the six months ended June 30, 2025 and 2024, and the years ended December 31, 2024 and 2023, our revenue includes catering services income, event services income, service fee income from Hotel Versante and revenue sharing income for Yakiniku Don.

Our revenue decreased by US$264,000 or 12.4% from approximately US$2,134,202 for the six months ended June 30, 2024 to USD$1,869,203 for the six months ended June 30, 2025. The decrease was primarily driven by a significant decrease in catering income, which was offset by an increase in event income and revenue sharing income, reflecting a shift in our revenue mix. Our revenue decreased by US$34,227 or 0.9%, from approximately US$3,989,037 for the year ended December 31, 2023 to approximately US$3,954,810 for the year ended December 31, 2024. The revenue remained stable for the years ended December 31, 2024 and 2023. Over 90% of our revenue were derived from provision of catering services and event services.

Our Brand and Restaurant Portfolio

Bruno

Bruno is a fine dining full services restaurant and focuses on connection, sustainable practices, and high-impact dishes. It adopts a farm-to-table approach and offers an evolving culinary journey showcasing the best of British Columbia with locally-sourced ingredients, such as duck from the Fraser Valley, lavender from Vancouver Island, and shellfish from the Pacific Ocean.

Bruno has a space of 6,000 square foot space with an 18-seat community table, intimate seating arrangements, and a private room that can accommodate up to 10 guests. The seating strategically placed to create a cozy and private dining experience and seats may be arranged in booths, semi-enclosed areas, or tucked-away corners to offer a relaxed and comfortable setting for couples or small groups. It is also equipped with an impressive bar that can serve for 30 guests offers high-top seating and counter stools for casual gatherings or solo visitors. It provides a lively atmosphere, perfect for socializing over drinks.

The following are some pictures of Bruno:

Main area

Bar area

The following are pictures of Bruno’s signature dishes with locally sourced ingredients:

Cask

Cask is a bar complemented by a casual dining style inspired by Japanese Lzakaya style. Its signature liquors are a rare and extensive selection of single malts, bourbons and blended whiskies. It also offers a varieties of liquor covering handcrafted cocktails, wines and local craft beers as well as serves bites, Japanese style snacks and western cuisines.

Cask is equipped with two private dining rooms that can accommodate up to 10 guests each, which are ideal for gathering and food tasting events. It also offers live entertainment during the week, typically on Thursday to Sunday and signature events throughout the year.

The following are pictures of Cask:

Main area

Private rooms

The following are pictures of some Cask’s rare liquor collection:

Alaïa

Alaïa is a lounge and designed as a vibrant space with a focus on food, art, music and fashion, making it suitable for both private and corporate events. Alaïa serves custom catering menus crafted by our Executive Chef William Lew, featuring tray-passed canapés, set menus, food stations, or buffets made with high-quality seasonal ingredients.

Alaïa is featured with sky-high ceiling, a monochromatic color scheme, bold décor, and a wraparound balcony with panoramic views. It also offers a private room, equipped with own balcony entrance, mini fridge, LED screen and karaoke machine, that can accommodate up to 10 guests each.

The following are pictures of Alaïa:

Main area:

Private room

Yakiniku Don

Yakiniku Don offers Japanese rice bowls, covering beef, pork, chicken and eel. Yakiniku Don does not offer dine in service and is available exclusively for pick-up and delivery. Yakiniku Don is supported and served by kitchen of Cask.

Yakiniku Don is operated under a business to business agreement between Club Versante Canada and Mr. Roger Chan. According to the aforesaid agreement, Club Versante shall provide kitchen and storage space with the kitchen of Cask for the preparation and storage of food products while Roger Chan shall take on procurement of all ingredients and suppliers necessary for the preparation of dishes and responsible for all labour costs including but not limited to hiring, training, and payment of all staff involved in the operation. Club Versante will charge 20% on all sales of Yakiniku Don. The aforesaid agreement has commenced on May 10, 2024 and shall continue in effect for 2 years.

The following are pictures of Yakiniku Don’s cuisines:

The following table sets out the general information of our restaurants (in chronological order of their commencement):

Brand	Address	Commencement	Approximate gross floor area (square feet)	Approximate seating capacity (person)
Bruno	Ground Floor, 8499 Bridgeport Road Richmond, BC V6X 1R7	August 2021	6,000	116
Cask	8400 West Road Richmond, BC V6X 0S7	November 2021	3,200	72
Alaïa	12th Floor, 8499 Bridgeport Road Richmond, BC Canada V6X 1R7	October 2022	2,200	150
Yakiniku Don	8400 West Road Richmond, BC V6X 0S7	May 2024	—	—

Our licenses

There are two principal types of licenses required for the operation of our Group’s restaurants in Canada. They are (a) food business license, including restaurant license for restaurant operation, which is required to be obtained before commencement of the relevant food business operation; and (b) liquor license, which is to be obtained before commencement of sale of liquor business.

Our Restaurant Operation and Management

We employ a management structure designed to promote efficiency in supervising, directing and supporting our operation and management.

(1)    Headquarters management.    At the headquarters level, there are directors and managers who oversee the overall strategic direction and operations of our business. This includes making high-level decisions related to brand development, food procurement, expansion plans, financial management, marketing strategies, and human resources. The headquarters management team is responsible for setting goals, establishing policies and procedures, and ensuring the smooth functioning of the entire organization.

(2)    Restaurant-level management.    At the restaurant level, there are managers and supervisors who are responsible for the day-to-day operations of each restaurant outlet. This includes managing staff, overseeing food preparation and service, maintaining cleanliness and hygiene standards, and ensuring customer satisfaction. Restaurant-level managers handle staffing, training, inventory management, financial reporting, and maintaining quality control. They work closely with the headquarter management team to implement strategies and policies and ensure the smooth operation of each restaurant outlet.

Procurement

The flow of our procurement process can be divided into the following stages:

(1)    Ingredients sourcing.    The procurement team consolidates the menu requirements and source for ingredients with cost considerations.

(2)    Vendor selection.    Suitable vendors are identified based on quality, reliability, pricing, and adherence to food safety standards. Contracts and pricing agreements are negotiated.

(3)    Sampling.    For new ingredients, samples are requested and tested by head chef and our Directors, who approve the item considering its quality.

(4)    Purchase ordering.    Once the item is approved, the procurement team creates purchase orders for the required ingredients, supplies, and equipment based on the menu plans and inventory needs. Orders are then placed with approved vendors.

(5)    Order tracking.    The team tracks the status of orders, ensuring timely delivery and resolving any issues with vendors.

(6)    Receiving and inspection.    Upon delivery, the team inspect the received items for quality, quantity, and adherence to specifications. The invoice amount is then logged on the accounting systems for settlement while some invoices are settled by cash on delivery. Any discrepancies are reported and resolved.

Suppliers

For each of the two years ended December 31, 2024 and 2023, we purchased from over 100 food ingredient and beverage suppliers.

Our five largest food ingredient suppliers

For the year ended December 31, 2024, two vendors accounted for 10% or our total purchase. Total purchase from these two vendors accounted for 35% and 16% of our total purchase, respectively. For the year ended December 31, 2023, three vendors accounted for 10% or more of our total purchase. Total purchase from these three vendors accounted for 15%, 13% and 11% of our total purchase, respectively.

Supplier selection and management

Our suppliers are generally selected based on (i) their capacity and business operations; (ii) the quality and stability in their supply of the products offered; (iii) their overall reputation; (iv) the pricing of their products quoted; (v) the terms and conditions they quoted, such as minimum order quantities, payment terms, delivery schedules and discounts offered; (vi) their compliance with all relevant quality standards imposed by government authorities; and (vii) their ability to meet our requirements relating to transportation and storage, especially in relation to the handling of perishable ingredients.

In addition, we conducts quality review from time to time and at least once a year to ensure that the quality of our approved suppliers meets our standards, including those in relation to the quality of food ingredients, quality of customer service, delivery efficiency, discounts and offers available.

Sales and Marketing

Customers

Our customers are mainly retail customers from the general public. For the years ended December 31, 2024 and 2023, there was no customer accounted for 10% or more of the Group’s revenue.

Pricing strategies

Catering services

Our pricing strategy is guided by menu engineering, value-based pricing and competition. Menu items are priced strategically based on popularity and profitability, considering ingredient costs and desired profit margins. We assess the perceived value of our offerings to set prices, taking into account factors such as quality, expertise, flavors, and dining experience. We also analyze competitors’ prices and may adjust our prices to position ourselves effectively. Depending on our desired market positioning, we may offer lower prices to attract price-sensitive customers or higher prices for a premium dining experience targeting customers who value exclusivity and superior service. This involves consideration in relation to ingredient sourcing, portion sizes, and waste reduction efforts while ensuring that quality standards are upheld. Each brand within our Group offers unique pricing and menu options, catering to different preferences and culinary experiences.

We generally review our prices for each of our restaurants quarterly. We may also adjust pricing in response to the increases of our operating costs, such as cost of ingredients and staff costs.

Rental services for event and venue

Our pricing of rental services for event and venue is determined by taking into account whether the event would be held on a public holiday, the size of venue, whether client services are required and the food menus.

Marketing strategies

We conduct traditional marketing and promotional activities, such as placing advertisements through television, distributing leaflets to customers and signboards. We also promote our Group through social media and online advertisements.

Quality Control

Procurement

Quality specifications.    We establish detailed quality specifications for ingredients and raw materials. These specifications outline the required quality standards, such as freshness, appearance, size, and any specific certifications or standards that the suppliers must meet.

Supplier evaluation.    We have a supplier evaluation process in place to assess the reliability and quality of potential suppliers. This may involve conducting audits, sampling and testing of ingredients, and reviewing documentation such as certificates of analysis or quality assurance from the suppliers.

Storage

Proper storage conditions.    We establish guidelines for proper storage conditions to maintain the quality and safety of ingredients. This may include temperature controls, storage duration limits, and segregation to prevent cross-contamination.

First-expires, first-out (“FEFO”).    We implement a FEFO system to minimize the risk of spoilage, and maintain freshness. The warehouse system is set to be assigned picking according to expiration date to ensure both quality and cost control measures are being addressed and adhered to.

Production and Service

Standard operating procedures (“SOPs”).    SOPs provide step-by-step instructions for food preparation, handling, and service. They ensure that staff follows consistent practices, maintain hygiene, and adhere to food safety requirements.

Quality inspections.    Our management visit our restaurants regularly basis to check on our food quality, customer service (where applicable) and hygienic condition so that our restaurants comply with our internal operating procedures.

Hygiene and Safety.    We adopt a Canada recognized standard for hygiene and food safety management systems under the regulation of WorkSafeBC. It provides a comprehensive framework for implementing and maintaining restaurant hygiene and food safety practices, including risk assessment, communication, and continual improvement.

Our competitive strengths

Strategic locations of our restaurants

Our restaurants are situated in prime location and under one roof: Richmond, British Columbia, Canada is strategically chosen by our directors to attract potential customers in areas with a high foot traffic of people seeking for dining options. We strategically operate all our restaurants under the same location with a walking distance of around 5 minutes and to offer a varieties of catering services. We believe that the strategic locations of our restaurants are crucial to increase our brand awareness and help us attracting potential new customers and retaining our existing customers.

Our specialty and our strong commitment to food quality

We believe we can retain our customers if we continue to offer them fresh and quality food and cuisines at an affordable price and hence we have been able to achieve our business growth in revenue and profits partly to our strong commitment to food quality. We offer quality ingredients available in the local market and rare liquor collection to our customers as mentioned above.

We also endeavor to introduce seasonal fresh and quality ingredients and refine our menu and launch new food and beverage items on our menu regularly in response to changing food trends and our customers’ tastes and preferences as well as the feedback from our restaurant staff and customers.

Established and stable relationship with our major suppliers

As of the date of this prospectus, we maintained business relationship with our five largest suppliers during the years ended December 31, 2024 and 2023. Our strong and stable relationships with our major suppliers allow us to ensure timely and reliable supply of quality ingredients at competitive prices, which is crucial to our operations. This enables us to provide safe and quality food to our customers at attractive and competitive prices to appeal our customers.

Experienced management team

Our management team are highly experienced in the catering industry and restaurant management. Founded in 2021, we have been able to develop our brands and appeal to the public under the leadership of our executive directors.

Our Group’s chef team have over 7 years of experience in the catering industry, is responsible for the creation of new dishes and control of output quality and is critical to our operations due to their years of experience in the catering industry. To that end, they are in charge of the daily operations, the procurement of ingredients and managing our relationship with the suppliers. Further, our general manager, who has over 5 years of experience in the catering services industry, is responsible for overseeing the daily operation of our restaurants and customer service.

We believe our executive Directors and senior management teams’ vision, industry knowledge, experience and management skills will enable our Group to continue to achieve our business growth expansion plans in the future.

Our Growth Strategies

Open New Restaurants in Other Cities of Canada

Currently, all of our restaurants are located at Richmond, British Columbia, Canada. We intend to leverage our track record, our brand that we have developed and the experience of our management team to facilitate an expansion plan that we believe will increase our share and expand into other cities of Canada, including Vancouver and Toronto.

Our core identity is to provide fine dining experience with a focus on fresh and locally sourced ingredients and rare liquor collection for our customers. We believe local cities such as Vancouver and Toronto are suitable place to replicate our business model at, where has strong demand for luxury hospitality.

Continuous expansion on iconic local ingredients and liquor collection

British Columbia boasts a diverse array of wineries and local farms, enriching Vancouver’s dynamic food and beverage culture. Looking ahead, the company plans to identify and source iconic local ingredients and rare liquor collections. To expand its portfolio, it may explore additional wineries in the Fraser Valley, renowned for their artisanal wines crafted from British Columbia-grown grapes.

Employees

As of August 30, 2025, we had a total of 48 employees and the following is a breakdown of our full-time employees:

Function	Number of Full-Time Employees
Restaurant managers	2
Kitchen staffs	19
Restaurant staffs	23
Marketing, accounting, operation and human resources	4
Total	48

Intellectual Property

We depend on trademarks to safeguard our proprietary intellectual property rights. As of the date of this prospectus, we have the following trademark registered in British Columbia, Canada:

Trademark	Trade Mark Number	Expiry Date
	TMA1192107	July 26, 2033

Insurance

For the years ended December 31, 2024 and 2023, we maintain adequate insurance which includes without limitation (i) commercial general liability insurance; (ii) commercial property and crime insurance; (iii) equipment breakdown insurance; and (iv) excess liability insurance. We believe our current insurance coverage aligns with industry standards in Canada and is typical for a business of our nature and size. We will continue to assess our insurance needs and make necessary adjustments to ensure it remains appropriate as our circumstances evolve.

Facilities

We do not own any real property. The following table sets out the details of the leased properties of our operation as of the date of this prospectus:

Property location	Approximate gross floor area (square feet)	Lease term	Current Rent	Purpose
Ground Floor – 8499 Bridgeport Road Richmond, BC V6X 1R7	6,000	August 1, 2021 to July 30, 2031	An aggerate of CAD12,800 per month	Bruno
12th Floor – 8499 Bridgeport Road Richmond, BC Canada V6X 1R7	2,200	August 1, 2021 to July 30, 2031		Alaïa
105 – 8400 West Road Richmond, BC V6X 0S7	3,200	December 1, 2022 to November 30, 2037	CAD11,109 per month	Cask and Yakiniku Don
115 – 8400 West Road, Richmond, BC V6X 0S7	2,300	Oct 15, 2021 to Oct 14, 2031	CAD3,000 per month	Subletting to Yandoux Patisserie

Litigation

As of the date of this prospectus, we had not been involved in any legal proceedings, investigations, or claims nor had we been aware of any pending or threatened litigation, arbitration, or other claims which would have a material adverse impact on our operations, financial position, and reputation. Furthermore, we had not been involved in any incidents of material noncompliance with the applicable laws and regulations, as summarized in ‘‘Regulatory’’ in this prospectus, which may have adversely affected our results of operations and financial condition in all material respects.

REGULATIONS

The section sets forth a summary of the principal federal and provincial law and regulations relevant to our business and operations in British Columbia, Canada.

Food Safety Regulations

At the federal level, Health Canada is responsible for establishing food safety policies and standards applicable to food industry businesses, including restaurants, under the Food and Drugs Act (the “FADA”), the Safe Food for Canadians Act (the “SFCA”), and the Safe Food for Canadians Regulations (the “SFCR”). The FADA sets the standards for the safety and nutritional quality of all foods sold in Canada, while the SFCA and SFCR establish requirements such as licensing, labelling, and traceability for food businesses. Currently, we are exempt from federal licensing and traceability requirements under the SFCR because we do not directly produce, manufacture, or distribute food products in Canada. However, as our business expands, we may become subject to these regulations. Non-compliance with these federal requirements could adversely affect our business. The Canadian Food Inspection Agency (CFIA) is responsible for enforcing these federal food safety policies and standards, ensuring that food products meet the established safety and quality criteria.

At the provincial level in British Columbia, food safety is regulated by the Ministry of Health and the British Columbia Centre for Disease Control under the Food Safety Act (the “FSA”), the Public Health Act (the “PHA”), and the Food Premises Regulation (the “FPR”) under the PHA. These laws require that all food sold in British Columbia be safe and suitable for human consumption. Restaurants must comply with standards related to food handling, sanitation, employee hygiene, and equipment maintenance. Food handlers are required to obtain FOODSAFE certification or its equivalent, and at least one certified food handler must be present during operating hours. While we are not currently subject to these provincial regulations as a third-party marketplace, this may change as our operations grow, and failure to comply could negatively impact our business.

Health Authority Permits and Inspections

Under the authority of the FSA, and the PHA, food premises in British Columbia must obtain a health operating permit issued by the regional health authority prior to commencing operations and maintain their permit during operations. The Food Premises Regulation, BC Reg. 69/2012, requires that all food premises be constructed and maintained according to approved plans, which must be submitted to and approved by a health officer before construction or alteration. Environmental Health Officers conduct ongoing inspections to verify compliance with food safety standards, including sanitation, food handling, and employee hygiene. Non-compliance can result in fines, closure orders, or revocation of permits.

Liquor Licensing

Restaurants in British Columbia must obtain a Food Primary Liquor License issued by the Liquor and Cannabis Regulation Branch (LCRB) to serve alcohol on premises where food is the primary service. This license requires that the kitchen remain open and staffed during liquor service, that a reasonable variety of food be available, and that the establishment provide appropriate seating and dining utensils. The LCRB enforces compliance with license conditions and may impose penalties, including suspension or revocation, for violations. Adherence to these licensing requirements is essential to maintain lawful alcohol service within the restaurant.

Employment Standards

Employment standards in British Columbia are governed by the Employment Standards Act, which sets minimum requirements for wages, working hours, breaks, overtime, and other employment conditions applicable to restaurant employees. Employees are entitled to at least one 30-minute unpaid meal break within five hours of starting work and must have at least 32 consecutive hours off per week. The Act also protects employees from discrimination and unfair treatment, supplemented by the British Columbia Human Rights Code. Compliance with these standards is mandatory and failure to do so may result in penalties and legal liabilities.

Workplace Safety and Insurance

Restaurants must comply with occupational health and safety requirements under the Workers Compensation Act, RSBC 1996, c. 492, and the Occupational Health and Safety Regulation, BC Reg. 296/97, administered by WorkSafeBC. These laws require employers to maintain a safe workplace, conduct hazard assessments, provide employee training, and report workplace injuries. Registration with WorkSafeBC and payment of premiums for workplace injury insurance are mandatory.

Zoning Permits

Local governments in British Columbia regulate zoning, building permits, noise, parking, signage, hours of operation, waste management, and heritage preservation through municipal by-laws. These by-laws vary by municipality and can significantly impact restaurant operations, including restrictions on renovations, expansions, and permitted uses of premises. Building permits and health authority approvals are required for construction or renovation, especially for kitchen facilities, and must comply with the British Columbia Building Code and local zoning requirements. Failure to obtain or comply with municipal permits can delay or halt operations.

Environmental and Waste Management Regulations

Restaurants must comply with waste management and environmental protection requirements under the Environmental Management Act, SBC 2003, c. 53. This includes proper disposal of solid waste, management of fats, oils, and grease through grease interceptors, and adherence to municipal organics diversion programs. Regional districts may impose additional requirements for grease trap installation and maintenance to prevent sewer system contamination. Failure to comply with environmental regulations can result in fines and operational restrictions.

Privacy and Data Protection Laws

If the restaurant collects, stores, or processes personal information of customers (e.g., for reservations, loyalty programs, or online orders), it must comply with the Personal Information Protection Act, SBC 2003, c. 63 (PIPA), which governs the collection, use, and disclosure of personal information in the private sector in BC. Compliance includes obtaining consent, safeguarding data, and providing access rights to individuals.

Including these regulatory frameworks with their respective authorities and legislation provides a comprehensive overview of the legal environment affecting restaurant operations in British Columbia, ensuring investors understand the scope of compliance obligations and potential risks.

MANAGEMENT

Directors and Executive officers	Age	Position
Ms. Chung Lin Ching	29	Director and Chief Executive Officer
Ms. Peng Du*	53	Director Appointee and Chief Financial Officer
Mr. John Robert Fiore*	64	Independent Director Appointee
Mr. Ming Gu*	61	Independent Director Appointee
Mr. Jianhua Zhao*	57	Independent Director Appointee

____________

*        Has agreed to act as our director or independent director upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

Ms. Chung Lin Ching has served as our chief executive officer and director since March 2023 respectively. Ms. Ching first joined Club Versante Canada as a marketing coordinator in 2017 and rejoined Club Versante Canada as a director of public relations and marketing in March 2022. Ms. Ching is primarily responsible for formulating, supervising and implementing the marketing and public relation strategies and activities. Ms. Ching has around 9 years of experience in the field of sales and marketing and over 4 years of experience in food and beverage industry. Ms. Ching obtained a bachelor of arts degree from University of British Columbia in Canada in 2018 and a master degree in business administration from Les Roches Global Hospitality in Switzerland in 2023.

Ms. Peng Du has first joined us and served as our chief financial officer since April 2025 and she will serve as our director upon effectiveness of our registration statement on Form F-1, of which this prospectus is a part. Ms. Du has more than 20 years of experience in the accounting, audit, Canadian and international tax planning and compliance. Ms. Du has obtained a bachelor of commerce degree in accountancy and a graduate diploma in chartered accounting program from Concordia University in Canada in 2002 and 2003 respectively. Ms. Du is currently a chartered professional accountant of Ontario, Quebec and British Columbia. She is also a member of Canadian Tax Foundation and Society of Trust and Estate Practitioners Canada.

Mr. John Robert Fiore will serve as our director upon effectiveness of our registration statement on Form F-1 of which this prospectus is a part, and will be the chairman of the nominating and corporate governance committee and a member of the audit committee and compensation committee of CVGL. Mr. Fiore has over 30 years of experience in the field of law. Mr. Fiore is a practicing lawyer in New York and Florida and presently the general partner of Fiore & Company since 2009. Mr. Fiore has obtained a bachelor of art degree in political science from Pennsylvania State University in USA in 1983 and a Juris Doctor from University of Pennsylvania in USA in 1986. He is currently a member of New York State Bar Association and Hong Kong Law Society.

Mr. Ming Gu will serve as our director upon effectiveness of our registration statement on Form F-1, of which this prospectus is a part, and will be the chairman of the audit committee and a member of the nominating and corporate governance committee and compensation committee of CVGL. Mr. Gu has around 17 years of experience in the field of accounting and financial management. Mr. Gu is presently the finance manager of Saliance Global Holdings Ltd since 2021, which is a holding company based in Canada and through its subsidiaries principally engaged in businesses of hotels and resorts and energy. Mr. Gu has obtained a bachelor degree in mathematics from Henan Normal University in the People’s Republic of China in 1985 and a master degree in applied mathematics from Central South University of Technology in the People’s Republic of China in 1988. Mr. Ming is currently a member of Certified General Accountants Association of British Columbia of Canada, Certified Public Accountant licensed in Washington State of the USA, American Institute of Certified Public Accountants in the USA and the Association of Chartered Certified Accountants in the United Kingdom.

Mr. Jianhua Zhao will serve as our director upon effectiveness of our registration statement on Form F-1, of which this prospectus is a part, and will be the chairman of the compensation committee and a member of the audit committee and nominating and corporate governance committee of CVGL. Mr. Zhao has 18 years of experience in the field of property development. Mr. Zhao was a founder of United Forward since 2007, a company prinicapply engaged in property business in Canada. During 2019 and 2023, Mr. Zhao was an executive director of Ausvogar Capital and was responsible for supervising property development project. Mr. Zhao obtained a bachelor degree in medicine from Peking University in the People’s Republic of China in 1992 and a master degree in business administration from Southwestern University in the People’s Republic of China in 2003.

Family Relationships

Save as disclosed above, none of our directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Employment Agreements and Indemnification Agreements

We intend to enter into employment agreements with each of our executive officers that will become effective upon the completion of this offering. Under these agreements, each of our executive officers will be employed for a specified time period — typically for one year. We may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate an executive officer’s employment without cause upon 30 days’ advance written notice. In such case of termination by us, we will provide severance payments to the executive officer as expressly required by applicable law of the jurisdiction where the executive officer is based. The executive officer may resign at any time with 30 days’ advance written notice.

Each executive officer has agreed to hold, at all times during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information, or the confidential or proprietary information disclosed to the executive officer by or obtained by the executive officer from us either directly or indirectly in writing, orally, or otherwise, if specifically indicated to be confidential or reasonably expected to be confidential.

We intend to enter into agreements with all directors whose service will begin upon the effectiveness of the registration statement of which this prospectus forms a part. Pursuant to the agreements, each director has agreed to attend and participate in such number of meetings of the board and of the committees of which he or she may become a member as regularly or specially called and will agree to serve as a director for a year and be up for re-election each year at our annual shareholder meeting. The directors’ services will be compensated by cash under the agreement in an amount determined by the board.

We intend to enter into indemnification agreements with each of our executive directors and executive officers. Under these agreements, we agree to indemnify them against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of five directors, comprising two executive directors and three independent directors, upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director is not required to hold any shares in our Company to qualify to serve as a director. Subject to making appropriate disclosures to the board of directors in accordance with our Amended and Restated Memorandum and Articles of Association, a director may vote with respect to any contract, proposed contract, or arrangement in which he or she is interested; in voting in respect to any such matter, such director should take into account his or her directors duties. A director may exercise all the powers of the company to borrow money; mortgage its business, property, and uncalled capital; and issue debentures or other securities whenever money is borrowed or as security for any obligation of the Company or of any third party.

Committees of the Board of Directors

We have established an audit committee, a compensation committee, and a nominating and corporate governance committee under the board of directors and have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee

Concurrent with the listing of our Company Ordinary Shares on Nasdaq, our audit committee will consist of Mr. John Robert Fiore, Mr. Ming Gu, and Mr. Jianhua Zhao, and it will be chaired by Mr. Ming Gu. We have determined that each of these three director nominees satisfies the “independence” requirements of the Nasdaq Listing Rules and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. Ming Gu qualifies as an “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of our financial statements. The audit committee will be responsible for, among other things:

•        selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s responses;

•        reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        discussing the annual audited financial statements with management and the independent registered public accounting firm;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

•        annually reviewing and reassessing the adequacy of our audit committee charter;

•        meeting separately and periodically with management and the independent registered public accounting firm;

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

•        reporting regularly to the board.

Compensation Committee

Concurrent with the listing of our Ordinary Shares on Nasdaq, our compensation committee will consist of Mr. John Robert Fiore, Mr. Ming Gu, and Mr. Jianhua Zhao, and it will be chaired by Mr. Jianhua Zhao. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee will be responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs, or other similar arrangements; and

•        selecting a compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee

Concurrent with the listing of our Company Ordinary Shares on Nasdaq, our nominating and corporate governance committee will consist of Mr. John Robert Fiore, Mr. Ming Gu, and Mr. Jianhua Zhao, and it will be chaired by Mr. John Robert Fiore. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•        recommending nominees to the board for election or re-election to the board or for appointment to fill any vacancy on the board;

•        reviewing annually with the board the current composition of the board in regard to characteristics such as independence, knowledge, skills, experience, expertise, diversity, and availability of service to us;

•        selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

•        developing and reviewing the corporate governance principles adopted by the board and advising the board with respect to significant developments in the law, practice of corporate governance, and our compliance with such laws and practices; and

•        evaluating the performance and effectiveness of the board as a whole.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. In addition, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Furthermore, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq Capital Market. Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640), and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Duties of Directors

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Compensation of Directors and Executive Officers

For the years ended December 31, 2024 and 2023, we did not pay any salaries, bonuses, or other forms of compensation to our directors or executive officers. Commencing in 2025, we began providing remuneration to our directors and executive officers in consideration of their services rendered to the Company.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2024 and 2023, we had no outstanding equity awards.

RELATED PARTY TRANSACTIONS

Before the completion of this offering, we intend to adopt an audit committee charter, which will require the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the audit committee.

Set forth below are the related party transactions of our company that occurred during the past two fiscal years and up to the date of this prospectus.

(a)    Transactions with related parties

Name	Nature	From July 1, 2025 to the date of this prospectus	For the six months ended June 30, 2025	For the six months ended June 30, 2024
1322956BC Ltd.(1),(2)	Lease expense of the property at Unit 110, 115 & 605, 8400 West Road	$4,160	$12,479	$12,950
1322956BC Ltd.(1),(3)	Revenue	$—	—	$199,472
Name	Nature	For the Years Ended December 31,
		2024	2023
1322956BC Ltd.(1),(2)	Lease expense of the property at Unit 110,115 & 605, 8400 West Road	$25,683	$122,828
1322956BC Ltd.(1),(3)	Revenue	$197,803	$—
International Trade Centre Properties Ltd.(1),(3)	Revenue	$—	$66,694

____________

(1)      Both 1322956BC Ltd. and International Trade Centre Properties Ltd. are wholly-owned by Mr. Mo Yeung Ching. Mr. Mo Yeung Ching is the father of Ms. Chung Lin Ching, who is a director and the controlling shareholder of the Group.

(2)      For the six months ended June 30, 2025 and 2024, and the period from July 1, 2025 to the date of this prospectus, this amount represented the lease expense charged by 1322956BC Ltd. for the property located at Units 110, 115, and 605, 8400 West Road, Canada. Refer to Note 6 of the notes to Unaudited Condensed Consolidated Financial Statements for further details.

(3)      For the six months ended June 30, 2024 and the years ended December 31, 2024 and 2023, the amount represented event income from the related party.

(b)    Balances with related parties

Name	Nature	As of the date of this prospectus	As of June 30, 2025	As of December 31, 2024	As of December 31, 2023
Bygenteel Capital Inc.(4),(5)	Amount due to a related party, current	$428,434	$558.040	$599,741	$1,669,026
Bygenteel Capital Inc.(4),(6)	Amount due to a related party, non-current	3,303,965	3,303,965	3,125,000	3,408,574
		$3,732,399	$3,862,005	$3,724,741	$5,077,600

____________

(4)      Bygenteel Capital Inc. is Club Versante Canada’s parent company before the reorganization date.

(5)      The outstanding balance as of the date of this prospectus, June 30, 2025, December 31, 2024 and 2023 represented financial support provided by Bygenteel Capital Inc., which is the Club Versante Canada’s parent company before the reorganization date, to meet the Group’s operational and financial requirements. The balances were interest-free, unsecured and repayable on demand.

(6)      The outstanding balances with an amount of CA$4.5 million (approximately US$3.3 million, US$3.3 million and US$3.1 million as of the date of this prospectus, June 30, 2025, December 31, 2024 and 2023, respectively) had a fixed maturity date of December 31, 2027. All amounts due to Bygenteel Capital Inc. were interest-free and unsecured.

Policies and Procedures for Related-Party Transactions

Our board of directors has created an audit committee in connection with this offering that will be tasked with review and approval of all related-party transactions.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Ordinary Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our Ordinary Shares will purchase shares in this offering. In addition, the following table assumes that the over-allotment option has not been exercised. Holders of our Ordinary Shares are entitled to one (1) vote per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

	Ordinary Shares beneficially owned prior to this offering		Ordinary Shares beneficially held immediately after this offering
Name of Beneficial Owner	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares(5)
Directors, director nominees, and executive officers
Ms. Chung Lin Ching(1)(3)	13,500,000	86.4%	13,500,000	76.56%
Ms. Peng Du(1)	—	—	—	—
Mr. John Robert Fiore(1)	—	—	—	—
Mr. Ming Gu(1)	—	—	—	—
Mr. Jianhua Zhao(1)	—	—	—	—
5% or greater shareholders
Ms. Chung Lin Ching(1)	13,500,000	86.4%	13,500,000	76.56%
Club Versante Investment Limited(4)	13,500,000	86.4%	13,500,000	76.56%

____________

(1)      Except as otherwise indicated below, the business address for our directors and executive officers is at Suite 1205, 8400 West Road, Richmond, British Columbia. V6X 0S7, Canada.

(2)      Each of Ms. Peng Du, Mr. John Robert Fiore, Mr. Ming Gu, and Mr. Jianhua Zhao will serve as our director upon the effectiveness of our registration statement on Form F-1 of which this prospectus is a part.

(3)      Ms. Chung Lin Ching, a director of the Company, owns 80% of the equity interests in Club Versante Investment Limited.

(4)      Club Versante Investment Limited is controlled by Ms. Chung Lin Ching. Pursuant to Section 13(d) of the Exchange Act and the rules promulgated thereunder, Ms. Ching may be deemed to have voting and investment power with respect to the 1,000 Ordinary Shares held by Club Versante Investment Limited. The registered address of Club Versante Investment Limited is at the office of CCS Trustees Limited, Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands.

(5)      Based on Ordinary Shares outstanding immediately after the completion of this offering, assuming the underwriter does not exercise the over-allotment option.

As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States. None of our major shareholders have different voting rights from other shareholders. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

DESCRIPTION OF SHARE CAPITAL

A copy of our Amended and Restated Memorandum and Articles of Association is filed as an exhibit to the registration statement of which this prospectus is a part.

We are an exempted company incorporated with limited liability in the Cayman Islands and, upon completion of this offering, our affairs will be governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 500,000,000 Ordinary Shares, par value US$0.0001 each.

As of the date immediately prior to this offering, 15,633,000 Ordinary Shares of par value US$0.0001 per share were issued, fully paid and outstanding. Upon completion of this offering, we will have 17,633,000 Ordinary Shares issued and outstanding, assuming the Underwriter does not elect to exercise their option to purchase additional Ordinary Shares from us.

Assuming that we obtain the requisite shareholder approval, we will adopt our Amended and Restated Memorandum and Articles of Association which will become effective and replace our current memorandum and articles of association in its entirety immediately prior to the completion of this offering. The following are summaries of certain material provisions of our Amended and Restated Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Ordinary Shares

General

All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares to bearer.

Dividends

Subject to the Companies Act and our Amended and Restated Memorandum and Articles of Association, our Company in general meeting may declare dividends in any currency to be paid to the shareholders but no dividend shall be declared in excess of the amount recommended by our board of directors.

Except in so far as the rights attaching to, or the terms of issue of, any share may otherwise provide:

(i)     all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, although no amount paid up on a share in advance of calls shall for this purpose be treated as paid up on the share;

(ii)    all dividends shall be apportioned and paid pro rata in accordance with the amount paid up on the shares during any portion(s) of the period in respect of which the dividend is paid; and

(iii)   our board of directors may deduct from any dividend or other monies payable to any member all sums of money (if any) presently payable by him to our Company on account of calls, instalments or otherwise.

Where our board of directors or our Company in general meeting has resolved that a dividend should be paid or declared, our board of directors may resolve:

(aa)   that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the members entitled to such dividend will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment; or

(bb)  that the members entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as our board of directors may think fit.

Upon the recommendation of our board of directors, our Company may by ordinary resolution in respect of any one particular dividend of our Company determine that it may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.

Any dividend, bonus or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and shall be sent at the holder’s or joint holders’ risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to our Company. Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable or property distributable in respect of the shares held by such joint holders.

Whenever our board of directors or our Company in general meeting has resolved that a dividend be paid or declared, our board of directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind.

Our board of directors may, if it thinks fit, receive from any shareholder willing to advance the same, and either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced may pay interest at such rate (if any) not exceeding 20% per annum, as our board of directors may decide, but a payment in advance of a call shall not entitle the shareholder to receive any dividend or to exercise any other rights or privileges as a shareholder in respect of the share or the due portion of the shares upon which payment has been advanced by such shareholder before it is called up.

All dividends, bonuses or other distributions unclaimed for one year after having been declared may be invested or otherwise used by our board of directors for the benefit of our Company until claimed and our Company shall not be constituted a trustee in respect thereof. All dividends, bonuses or other distributions unclaimed for six years after having been declared may be forfeited by our board of directors and, upon such forfeiture, shall revert to our Company.

No dividend or other monies payable by our Company on or in respect of any share shall bear interest against our Company.

Our Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants remain uncashed on two consecutive occasions or after the first occasion on which such a cheque or warrant is returned undelivered.

Voting Rights

Subject to any special rights, restrictions or privileges as to voting for the time being attached to any class or classes of shares at any general meeting: (a) on a poll every shareholder present in person or by proxy or, in the case of a shareholder being a corporation, by our duly authorized representative shall have one vote for every share which is fully paid or credited as fully paid registered in his name in the register of members of our Company but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for this purpose as paid up on the share; and (b) on a show of hands every shareholder who is present in person (or, in the case of a shareholder being a corporation, by our duly authorized representative) or by proxy shall have one vote. Where more than one proxy is appointed by a shareholder which is a clearing house (or its nominee(s)) or a central depository house (or its nominee(s)), each such proxy shall have one vote on a show of hands. On a poll, a member entitled to more than one vote need not use all his votes or cast all the votes he does use in the same way.

Transfer of Ordinary Shares

Subject to the Companies Act and our Amended and Restated Memorandum and Articles of Association, all transfers of shares shall be effected by an instrument of transfer in the usual or common form or in such other form as our board of directors may approve and may be under hand or, if the transferor or transferee is a clearing house (or its nominee(s)) or a central depository house (or its nominee(s)), under hand or by machine imprinted signature, or by such other manner of execution as our board of directors may approve from time to time.

Execution of the instrument of transfer shall be by or on behalf of the transferor and the transferee, provided that our board of directors may dispense with the execution of the instrument of transfer by the transferor or transferee or accept mechanically executed transfers. The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of members of our Company in respect of that share.

Our board of directors may, in our absolute discretion, at any time and from time to time remove any share on the principal register to any branch register or any share on any branch register to the principal register or any other branch register. Unless our board of directors otherwise agrees, no shares on the principal register shall be removed to any branch register nor shall shares on any branch register be removed to the principal register or any other branch register. All removals and other documents of title shall be lodged for registration and registered, in the case of shares on any branch register, at the registered office and, in the case of shares on the principal register, at the place at which the principal register is located.

Our board of directors may, in our absolute discretion, decline to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve or on which our Company has a lien. It may also decline to register a transfer of any share issued under any share option scheme upon which a restriction on transfer subsists or a transfer of any share to more than four joint holders.

Our board of directors may decline to recognize any instrument of transfer unless a certain fee, up to such maximum sum as Nasdaq may determine to be payable, is paid to our Company, the instrument of transfer is properly stamped (if applicable), is in respect of only one class of share and is lodged at our registered office or the place at which the principal register is located accompanied by the relevant share certificate(s) and such other evidence as our board of directors may reasonably require is provided to show the right of the transferor to make the transfer (and if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do).

The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of Nasdaq, be suspended at such times and for such periods (not exceeding in the whole thirty calendar days in any calendar year) as our board of directors may determine.

Fully paid shares shall be free from any restriction on transfer (except when permitted by Nasdaq) and shall also be free from all liens.

Procedures on liquidation

A resolution that our Company be wound up by the court or be wound up voluntarily shall be a special resolution of our shareholders.

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares:

(i)     if our Company is wound up, the surplus assets remaining after payment to all creditors shall be divided among the shareholders in proportion to the capital paid up on the shares held by them respectively; and

(ii)    if our Company is wound up and the surplus assets available for distribution among the shareholders are insufficient to repay the whole of the paid-up capital, such assets shall be distributed, subject to the rights of any shares which may be issued on special terms and conditions, so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up on the shares held by them, respectively.

If our Company is wound up (whether the liquidation is voluntary or compelled by the court), the liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Act, divide among the members in specie or kind the whole or any part of the assets of our Company, whether the assets consist of property of one kind or different kinds, and the liquidator may, for such purpose, set such value as he deems fair upon any one or more class or classes of property to be so divided and may determine how such division shall be carried out as between the members or different classes of members and the members within each class. The liquidator may, with the like sanction, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator thinks fit, but so that no member shall be compelled to accept any shares or other property upon which there is a liability.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Subject to our Amended and Restated Memorandum and Articles of Association and to the terms of allotment, our board of directors may, from time to time, make such calls as it thinks fit upon the members in respect of any monies unpaid on the shares held by them respectively (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment of such shares made payable at fixed times. A call may be made payable either in one sum or by instalments. If the sum payable in respect of any call or instalment is not paid on or before the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding 20% per annum as our board of directors shall fix from the day appointed for payment to the time of actual payment, but our board of directors may waive payment of such interest wholly or in part. Our board of directors may, if it thinks fit, receive from any member willing to advance the same, either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced our Company may pay interest at such rate (if any) not exceeding 20% per annum as our board of directors may decide.

If a shareholder fails to pay any call or instalment of a call on the day appointed for payment, our board of directors may, for so long as any part of the call or instalment remains unpaid, serve not less than 14 days’ notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment. The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made, and shall also name the place where payment is to be made. The notice shall also state that, in the event of non-payment at or before the appointed time, the shares in respect of which the call was made will be liable to be forfeited.

If the requirements of any such notice are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of our board of directors to that effect. Such forfeiture will include all dividends and bonuses declared in respect of the forfeited share and not actually paid before the forfeiture.

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, nevertheless, remain liable to pay to our Company all monies which, at the date of forfeiture, were payable by him to our Company in respect of the shares together with (if our board of directors shall in our discretion so require) interest thereon from the date of forfeiture until payment at such rate not exceeding 20% per annum as our board of directors may prescribe.

Redemption of Ordinary Shares

Subject to the Companies Act, our Amended and Restated Memorandum and Articles of Association, and, where applicable, the Nasdaq listing rules or any other law or so far as not prohibited by any law and subject to any rights conferred on the holders of any class of Shares, any power of our Company to purchase or otherwise acquire all or any of its own Shares (which expression as used in this Article includes redeemable Shares) be exercisable by our board of directors in such manner, upon such terms and subject to such conditions as it thinks fit.

Subject to the Companies Act, our Amended and Restated Memorandum and Articles of Association, and to any special rights conferred on the holders of any Shares or attaching to any class of Shares, Shares may be issued on the terms that they may, at the option of our Company or the holders thereof, be liable to be redeemed on such terms and in such manner, including out of capital, as our board of directors may deem fit.

Variations of Rights of Shares

Subject to the Companies Act and without prejudice to our Amended and Restated Memorandum and Articles of Association, if at any time the share capital of our Company is divided into different classes of shares, all or any of the special rights attached to any class of shares may (unless otherwise provided for by the terms of issue of the shares of that class) be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of the Amended and Restated Memorandum and Articles of Association relating to general meetings shall mutatis mutandis apply to every such separate general meeting, but so that the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be not less than a person or persons together holding (or, in the case of a shareholder being a corporation, by our duly authorized representative) or representing by proxy not less than one-third in nominal value of the issued shares of that class. Every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him, and any holder of shares of the class present in person or by proxy may demand a poll.

Any special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

General Meetings of Shareholders

Our Company may (but not obliged to) hold an annual general meeting each fiscal year other than the fiscal year of our Company’s adoption of our Amended and Restated Memorandum and Articles of Association.

Extraordinary general meetings may be convened on the requisition of one or more shareholders holding, at the date of deposit of the requisition, not less than one tenth of the paid up capital of our Company having the right of voting at general meetings. Such requisition shall be made in writing to our board of directors or the secretary of our Company for the purpose of requiring an extraordinary general meeting to be called by our board of directors for the transaction of any business specified in such requisition. Such meeting shall be held within two months after the deposit of such requisition. If within 21 days of such deposit, our board of directors fails to proceed to convene such meeting, the requisitionist(s) himself (themselves) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of our board of directors shall be reimbursed to the requisitionist(s) by our Company.

Every general meeting of our Company shall be called by at least 10 clear days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and must specify the time, place and agenda of the meeting and particulars of the resolution(s) to be considered at that meeting and the general nature of that business.

Although a meeting of our Company may be called by shorter notice than as specified above, such meeting may be deemed to have been duly called if it is so agreed:

(i)     in the case of an annual general meeting, by all shareholders of our Company entitled to attend and vote thereat; and

(ii)    in the case of any other meeting, by a majority in number of the shareholders having a right to attend and vote at the meeting holding not less than 95% of the total voting rights at the meetings of all our shareholders.

All business transacted at an extraordinary general meeting shall be deemed special business. All business shall also be deemed special business where it is transacted at an annual general meeting, with the exception of the election of Directors which shall be deemed ordinary business.

No business other than the appointment of a chairman of a meeting shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, and continues to be present until the conclusion of the meeting.

The quorum for a general meeting shall be two shareholders entitled to vote and present in person (or in the case of a shareholder being a corporation, by our duly authorized representative) or by proxy representing not less than one-third (1/3) in nominal value of the total issued voting shares in our Company throughout the meeting.

Inspection of Books and Records

Our shareholders have no general right to inspect or obtain copies of the register of members or corporate records of our company. They will, however, have such rights as may be set out in our Amended and Restated Memorandum and Articles of Association.

Changes in Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)     increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)    consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)     sub-divide our shares or any of them into our shares of smaller amount than is fixed by our Company’s amended and restated memorandum of association, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced our shares shall be the same as it was in case of the share from which the reduced our shares is derived;

(d)    cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled; and

(e)     convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital or any capital redemption reserve in any way.

Certain Cayman Islands Company Considerations

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

•        an exempted company’s register of members is not open to inspection;

•        an exempted company does not have to hold an annual general meeting;

•        an exempted company may issue no par value, negotiable or bearer shares;

•        an exempted company may obtain an undertaking against the imposition of any future taxation;

•        an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        an exempted company may register as a limited duration company; and

•        an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our Ordinary Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a statement setting out the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by three-fourths in value of the members or class of members, as the case may be, with whom the arrangement is to be made, or a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of ninety percent (90%) of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority”.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Act for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Amended and Restated Memorandum and Articles of Association. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances.

Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Amended and Restated Memorandum and Articles of Association provide that any action required or permitted to be taken at general meetings of our Company may only be taken upon the vote of shareholders at general meeting and shareholders may approve corporate matters by way of a unanimous written resolution without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with rights to requisition a general meeting nor any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles of Association allow any one or more of our shareholders who together hold shares which carry in aggregate not less than one tenth of the paid up capital of our company having the right of voting at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Amended and Restated Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles of Association, directors may be removed by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its shareholders or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its shareholders. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Amended and Restated Memorandum and Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Amended and Restated Memorandum and Articles of Association may only be amended by a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Listing

We have applied to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol “CADV”. We cannot guarantee that we will be successful in listing our Ordinary Shares on the Nasdaq Capital Market; however, we will not complete this offering unless we are listed on the Nasdaq Stock Market.

Transfer Agent

The transfer agent of our Ordinary Shares is VStock Transfer, LLC.

History of Securities Issuance

Purchaser	Date of Issuance	Number and Class of Securities	Consideration	Underwriting Discount and Commission
McGrath Tonner Corporate Services Limited(1)	April 9, 2025	1 ordinary share	USD1.00 per share	—
Club Versante Investment Limited(1)	April 9, 2025	999 ordinary shares	USD1.00 per share	—
Kon Teck Tien(2)	May 8, 2025	52 ordinary shares	USD5,165.00 per share	—
Leong Kah Yee(2)	May 8, 2025	50 ordinary shares	USD5,165.00 per share	—
Yang Shengguang(2)	May 8, 2025	56 ordinary shares	USD5,165.00 per share	—
Club Versante Investment Limited(3)	July 16, 2025	10,000,000 Ordinary Shares	Nil (1-for 10,000 share subdivision)	—
Club Versante Investment Limited	July 16, 2025	3,500,000 Ordinary Shares	USD0.0001 per share	—
Kon Teck Tien(3)	July 16, 2025	520,000 Ordinary Shares	Nil (1-for 10,000 share subdivision)	—
Kon Teck Tien	July 16, 2025	182,000 Ordinary Shares	USD0.0001 per share
Leong Kah Yee(3)	July 16, 2025	500,000 Ordinary Shares	Nil (1-for 10,000 share subdivision)	—
Leong Kah Yee	July 16, 2025	175,000 Ordinary Shares	USD0.0001 per share
Yang Shengguang(3)	July 16, 2025	560,000 Ordinary Shares	Nil (1-for 10,000 share subdivision)	—
Yang Shengguang	July 16, 2025	196,000 Ordinary Shares	USD0.0001 per share

____________

(1)      Upon the incorporation of CVGL on April 9, 2025, CVGL issued 1,000 ordinary shares to two then shareholders in connection with the incorporation of the Company, among which 1 ordinary share was issued to our registered office provider as initial subscriber, who then transferred the subscriber share to Club Versante Investment Limited on the same day.

(2)      On May 8, 2025, CVGL issued 52, 50 and 56 Ordinary Shares to Kon Teck Tien, Leong Kah Yee and Yang Shengguang at a total consideration of US$268,580.00, US$258,250.00 and US$289,240.00 respectively.

(3)      On July 16, 2025, a 1-for-10,000 share split/share subdivision was effected by CVGL, and as a result of the Company issued 11,580,000 ordinary shares in proportion to all existing shareholders.

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there was no established public market for our Ordinary Shares, and while we intend to apply for approval to have our Ordinary Shares listed on the Nasdaq Capital Market, we cannot assure you that a liquid trading market for the Ordinary Shares will develop or be sustained after this offering. Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Ordinary Shares, including Ordinary Shares issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Ordinary Shares and our ability to raise equity capital in the future.

Upon the closing of this offering, we will have 17,633,000 outstanding Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option. Of that amount, 2,000,000 Ordinary Shares will be publicly held by investors participating in this offering, and 15,633,000 Ordinary Shares will be held by our existing shareholders, some of whom may be our affiliates as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our affiliates in the United States without restriction or further registration under the Securities Act. Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below. For the avoidance of doubt, this prospectus may not be used in connection with any resale of our Ordinary Shares acquired in this Offering by our affiliates.

The Ordinary Shares issued and outstanding prior to this offering are restricted securities, as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

In general, persons who have beneficially owned restricted Ordinary Shares for at least six months, and any affiliate of the Company who owns either restricted or unrestricted securities, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a seller may sell an unlimited number of restricted securities under Rule 144 if:

•        the restricted securities have been held for at least six months, including the holding period of any prior owner other than one of our affiliates;

•        we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale; and

•        we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time we have been subject to Exchange Act periodic reporting or whether we are current in our Exchange Act reporting.

Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three-month period only that number of securities that does not exceed the greater of either of the following:

•        1% of the number of Ordinary Shares then outstanding, which will equal approximately 176,330 Ordinary Shares immediately after the closing of this offering, assuming the underwriters do not exercise their option to purchase additional ordinary shares (or approximately 179,330 ordinary shares if the underwriters in full their option to purchase additional ordinary shares); or

•        the average weekly trading volume of our Ordinary Shares in the form of Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Additionally, persons who are our affiliates at the time of, or any time during the three months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six-month holding period of Rule 144, which does not apply to sales of unrestricted securities.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers, or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until 90 days after the date of this prospectus before selling any such shares. However, the Rule 701 shares would remain subject to lock-up arrangements as described below and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates, or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director of may resell their restricted shares in an “offshore transaction” under Regulation S if:

•        none of the shareholder, its affiliate, nor any person acting on their behalf engages in directed selling efforts in the United States, and

•        in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee, or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

Lock-up Agreements

We have agreed with the underwriters that, for a period of twelve (12) months from the closing of this offering, we and any successors of us will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (other than the registration statement containing the Resale Prospectus) or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (a), (b) or (c) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

Furthermore, our directors and officers and holders of more than 5% of our outstanding shares as of the effective date of this registration statement will enter into customary lock-up agreements in favor of the underwriters for a period of six (6) (twelve (12) months for officers, directors and affiliates) from the closing of this offering.

The restrictions described in the preceding paragraphs will be automatically extended under certain circumstances. See “Underwriting.”

Other than this offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of our ordinary shares (including the sale of Ordinary Shares by the Resale Shareholders pursuant to the Resale Prospectus). However, one or more existing shareholders or owners of securities may dispose of significant numbers of our Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

REGISTRATION RIGHTS

As of the date of this prospectus, we do not have registration rights arrangements with the holders of our Ordinary Shares or their transferees, but we may enter into registration rights agreements with certain holders of our Ordinary Shares or their transferees in the future, under which they will be entitled to request that we register their Ordinary Shares for resale under the Securities Act upon completion of this offering and following the expiration of the lock-up agreements described above.

RESALE PROSPECTUS

As described in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement also contains a Resale Prospectus to be used in connection with the potential resale by the Resale Shareholders of our Ordinary Shares held by them. These Ordinary Shares have been registered to permit public resale of such shares, and the Resale Shareholders may offer such Ordinary Shares for resale from time to time pursuant to the Resale Prospectus. The Resale Shareholders may also sell, transfer or otherwise dispose of all or a portion of their Ordinary Shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. No shares will be sold by the Resale Shareholders until our Ordinary Shares are listed or quoted on an established public trading market. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices.

MATERIAL INCOME TAX CONSIDERATION

The following summary of the material Cayman Islands, Canada and U.S. federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local and other tax laws. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Harneys, our Cayman Islands counsel. To the extent that the discussion relates to matters of Canada tax law, it represents the opinion of Boughton Law Corporation, our Canada counsel. To the extent that the discussion relates to matters of U.S. Federal Income Taxation, it represents the opinion of Concord & Sage PC, our U.S. counsel.

Cayman Islands Taxation

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies save for those which hold interests in land in the Cayman Islands. There are no exchange control regulations or currency restrictions in effect in the Cayman Islands.

Payments of dividends and capital in respect of ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of ordinary shares, nor will gains derived from the disposal of ordinary shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (Revised) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

Canadian Income Tax Considerations for U.S. Holders

The following is a summary of certain Canadian federal income tax considerations generally applicable to the holding and disposition of our securities acquired by a holder who, at all relevant times, (a) for the purposes of the Income Tax Act (Canada) (the “ITA”) (i) is not resident, or deemed to be resident, in Canada, (ii) deals at arm’s length with us, and is not affiliated with us, (iii) holds our common shares as capital property, (iv) does not use or hold the common shares in the course of carrying on, or otherwise in connection with, a business carried on or deemed to be carried on in Canada and (v) is not a “registered non-resident insurer” or “authorized foreign bank” (each as defined in the ITA), or other holder of special status, and (b) for the purposes of the Canada-U.S. Tax Convention (the “Tax Treaty”), is a resident of the United States, has never been a resident of Canada, does not have and has not had, at any time, a permanent establishment or fixed base in Canada, and who otherwise qualifies for the full benefits of the Tax Treaty. Holders who meet all the criteria in clauses (a) and (b) above are referred to herein as “U.S. Holders”, and this summary only addresses such U.S. Holders.

This summary assumes that CVGL is considered as a Canadian resident corporation under the ITA, and resident in Canada for the purposes of the Tax Treaty. If the Canada Revenue Agency determines that we are not a corporation resident in Canada, different tax implications may result.

This summary does not deal with special situations, such as the particular circumstances of traders or dealers, tax exempt entities, insurers or financial institutions, or other holders of special status or in special circumstances. Such holders, and all other holders who do not meet the criteria in clauses (a) and (b) above, should consult their own tax advisors.

This summary is based on the current provisions of the ITA, the regulations thereunder in force at the date hereof, the current provisions of the Tax Treaty, and our understanding of the administrative and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the ITA and regulations thereunder publicly announced by or on behalf of the Minister of Finance

(Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that such Proposed Amendments will be enacted in the form proposed. However, such Proposed Amendments might not be enacted in the form proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative or assessing practices, whether by legislative, governmental or judicial decision or action, nor does it take into account tax laws of any province or territory of Canada or of any other jurisdiction outside Canada, which may differ significantly from those discussed in this summary.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular U.S. Holder, and no representation with respect to the Canadian federal income tax consequences to any particular U.S. Holder or prospective U.S. Holder is made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, all prospective purchasers (including U.S. Holders as defined above) should consult with their own tax advisors for advice with respect to their own particular circumstances.

Withholding Tax on Dividends

Amounts paid or credited or deemed to be paid or credited as, on account or in lieu of payment of, or in satisfaction of, dividends on our common shares to a U.S. Holder will be subject to Canadian withholding tax. Under the Tax Treaty, the rate of Canadian withholding tax on dividends paid or credited by us to a U.S. Holder that beneficially owns such dividends and substantiates eligibility for the benefits of the Tax Treaty is generally 15% (unless the beneficial owner is a company that owns at least 10% of our voting stock at that time, in which case the rate of Canadian withholding tax is generally reduced to 5%).

Dispositions

A U.S. Holder will not be subject to tax under the ITA on a capital gain realized on a disposition or deemed disposition of a security, unless the security is “taxable Canadian property” to the U.S. Holder for purposes of the ITA and the U.S. Holder is not entitled to relief under the Tax Treaty.

Generally, our common shares will not constitute “taxable Canadian property” to a U.S. Holder at a particular time unless both: (A) at any time during the 60 month period immediately preceding the disposition, more than 50% of the fair market value of such shares was derived, directly or indirectly, from one or any combination of: (i) real or immoveable property situated in Canada, (ii) “Canadian resource properties” (as defined in the ITA), (iii) “timber resource properties” (as defined in the ITA), and (iv) options in respect of, or interests in, or for civil law rights in, property described in any of the foregoing whether or not the property exists; and (B) if our common shares are listed on a “designated stock exchange” as defined in the ITA and are so listed at the time of disposition, the U.S. Holder, persons with whom the U.S. Holder did not deal at arm’s length, partnerships in which the U.S. Holder or such non-arm’s length person holds a membership interest (either directly or indirectly through one or more partnerships), or the U.S. Holder together with all such persons, owned 25% or more of the issued shares of any class or series of shares of our company. In addition to the foregoing, in certain other circumstances set out in the ITA, common shares could also be deemed to be “taxable Canadian property”.

U.S. Holders who may hold common shares as “taxable Canadian property” should consult their own tax advisors with respect to the application of Canadian capital gains taxation, any potential relief under the Tax Treaty, and special compliance procedures under the ITA, none of which is described in this summary.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of our Ordinary Shares by U.S. Holders. This discussion applies to U.S. Holders that purchase our Ordinary Shares pursuant to this offering and hold such Ordinary Shares as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions; insurance companies; dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes; tax-exempt entities or governmental organizations; retirement plans; regulated investment companies; real estate investment trusts; grantor trusts; brokers, dealers, or traders in securities, commodities, currencies, or notional principal contracts; certain former citizens or long-term residents of the United States; persons who hold our Ordinary Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or integrated investment; persons that have a “functional currency” other than the U.S. dollar; persons that own directly, indirectly, or through attribution 10% or more of the voting power of our Ordinary Shares; corporations that accumulate earnings to avoid U.S. federal income tax; partnerships and other pass-through entities; and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift, or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our Ordinary Shares who is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons has the authority to control all of its substantial decisions, or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Ordinary Shares, the U.S. federal income tax consequences relating to an investment in such Ordinary Shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership, and disposition of our Ordinary Shares.

Persons considering an investment in our Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership, and disposition of our Ordinary Shares, including the applicability of U.S. federal, state, and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company (“PFIC”) Consequences

In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either (i) at least 75% of its gross income is “passive income” (“PFIC income test”), or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income (“PFIC asset test”). Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash (even if held as working capital or raised in a public offering) marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although PFIC status is determined on an annual basis and generally cannot be determined until the end of a taxable year, based on the nature of our current and expected income and the current and expected value and composition of our assets, we do not presently expect to be a PFIC for our current taxable year or the foreseeable future. However, there can be no assurance given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position.

If we are a PFIC in any taxable year during which a U.S. Holder owns our Ordinary Shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our Ordinary Shares; and (ii) any gain recognized on a sale, exchange, or other disposition, including a pledge, of our Ordinary Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our Ordinary Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds such Ordinary Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our Ordinary Shares. If the election is made, the U.S. Holder will be deemed to sell our Ordinary Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Ordinary Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and one of our non-U.S. subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-U.S. subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and, accordingly, cannot be classified as lower-tier PFICs. However, non-U.S. subsidiaries that have not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our Ordinary Shares if a valid “mark-to-market” election is made by the U.S. Holder for our Ordinary Shares. An electing U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of our Ordinary Shares held at the end of such taxable year over the adjusted tax basis of such Ordinary Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Ordinary Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our Ordinary Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange, or other disposition of our Ordinary Shares in any taxable year in which we are a PFIC would be treated as ordinary income, and any loss from such sale, exchange, or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income test or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above, and any gain or loss recognized on the sale or exchange of the Ordinary Shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

Our Ordinary Shares will be marketable stock as long as they remain listed on the Nasdaq Capital Market and are regularly traded. A mark-to-market election will not apply to the Ordinary Shares for any taxable year during which we are not a PFIC, but it will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the Ordinary Shares.

Our Company and all distributions, interest, and other amounts paid by us in respect to our shares to persons who are not resident in the Cayman Islands are exempt from all provisions of the Income Tax Ordinance in the Cayman Islands. No estate, inheritance, succession, or gift tax, rate, duty, levy, or other charge is payable by persons who are not resident in the Cayman Islands with respect to any of our shares, debt obligations, or other securities. All instruments relating to transactions in respect to our shares, debt obligations, or other securities and all instruments relating to other transactions relating to our business are exempt from payment of stamp duty in the Cayman Islands, except for those that hold interests in land in the Cayman Islands. There are currently no withholding taxes or exchange control regulations in the Cayman Islands applicable to us or our shareholders.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund (“QEF”) election. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership, and disposition of our Ordinary Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Ordinary Shares, and the IRS information reporting obligations with respect to the purchase, ownership, and disposition of Ordinary Shares of a PFIC.

Distributions

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder that receives a distribution with respect to our Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Ordinary Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Ordinary Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on our Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation” to certain non-corporate U.S. Holders may be eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “PFIC Consequences”), we will not be treated as a qualified foreign corporation, and therefore, the reduced capital gains tax rate described above will not apply.

Dividends will be included in a U.S. Holder’s income on the date of the depositary’s receipt of the dividend. The amount of any dividend income paid in Cayman Islands dollars will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect to the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on Ordinary Shares that are readily tradable on an established securities market in the United States.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange, or other disposition of our Ordinary Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange, or other disposition and such U.S. Holder’s adjusted tax basis in the Ordinary Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange, or other disposition, the Ordinary Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates, or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our Ordinary Shares. If you are a U.S. person that is an individual, estate, or trust, you are encouraged to consult your tax advisor regarding the applicability of this Medicare tax to your income and gains in respect to your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Ordinary Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “PFIC Consequences” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than $100,000 for our Ordinary Shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our Ordinary Shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

UNDERWRITING

We have entered into an underwriting agreement (the “Underwriting Agreement”) with Joseph Stone Capital, LLC, as representative of the Underwriters named below (the “Representative”). Subject to the terms and conditions of the underwriting agreement, the Underwriters named below have agreed to purchase from us, and we have agreed to sell to them, the number of Ordinary Shares set forth opposite its name below, at the offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Name of Underwriters	Number of Ordinary Shares
Joseph Stone Capital, LLC	[—]
Total	[—]

The underwriters are offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option described below.

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an additional 300,000 Ordinary Shares (or fifteen percent (15%) of the total number of Ordinary Shares offered in the Offering) at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase the same percentage of the additional shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares listed next to the names of all underwriters in the preceding table.

The underwriters will offer the shares to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $[—] per share. After this offering, the initial public offering price, concession and reallowance to dealers may be reduced by the representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Commissions and Expenses

The underwriting discounts and commissions are equal to 7% of the initial public offering price.

The following table shows the price per share and total initial public offering price, underwriting discounts and commissions, and proceeds before expenses to us. The total amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option and assumes an offering price in the primary offering of $4.50 per share, which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus.

	Total
	Per Share	No Exercise of Over-allotment Option	Full Exercise of Over-allotment Option
IPO price(1)	$4.50	$4.50	$4.50
Underwriting discounts and commissions to be paid by us	$0.315	$630,000	$724,500
Proceeds to us, before expenses	$4.185	$8,370,000	$9,625,500

____________

(1)      Initial public offering price per share is assumed as US$4.50 per share.

We have agreed to pay the Representative an advisory fee of $25,000 and reimburse the Representative up to a maximum of $155,000 for out-of-pocket accountable expenses (including the legal fees and other disbursements). The Representative is also entitled to a non-accountable expense allowance equal to 1.5% of the gross proceeds of this offering.

We have agreed to pay all expenses relating to the offering, including, without limitation: (a) all filing fees and communication expenses relating to the registration of the Ordinary Shares to be sold in the Offering (including the Over-allotment) with the Commission; (b) all corporate finance department filing fees associated with the review of the offering by FINRA; all fees and expenses relating to the listing of such Shares on the Nasdaq Capital Market; (c) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of such Ordinary Shares under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (e) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (f) the costs and expenses of the public relations firm; (g) the costs of preparing, printing and delivering certificates representing the Ordinary Shares; (h) fees and expenses of the transfer agent for the Ordinary Shares; (i) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Representative; (j) the costs associated with post-Closing advertising the Offering in the national editions of the Wall Street Journal and New York Times; (k) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the Closing in such quantities as the Representative may reasonably request; (l) the fees and expenses of the Company’s accountants; (m) the fees and expenses of the Company’s legal counsel and other agents and Representatives;(n) translation cost for due diligence purposes, the reasonable cost for roadshow meetings and the preparation of a power point presentation; and (j) non-accountable expenses in an amount equal to 1.5% of the gross proceeds of this offering. Additionally, we have agreed to provide an expense advance to the Representative of 35,000 to be applied against out-of-pocket accountable expense, which will be returned to us to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and non-accountable expense allowance, will be approximately US$1,146,344.

The foregoing does not purport to be a complete statement of the terms and conditions of the Underwriting Agreement. A form of the Underwriting Agreement is included as an exhibit to the registration statement of which this prospectus forms a part.

Tail Fee

We have also agreed to pay the Representative a cash fee equal to seven percent (7%) of the gross proceeds received by the Company (“Tail Fee”) in a transaction or series of transactions (each of such transactions, a “Tail Financing”) in which the Company’s securities are sold by the Company or any of its affiliates to an investor which the Representative directly or indirectly contacted or introduced to the Company during the Engagement Period (as defined below), and in which the Representative did not act as at least exclusive lead U.S. underwriter or lead placement agent to the Company or its affiliates, as applicable, provided that such Tail Financing is consummated within 12 months after the Engagement Period. In compliance with FINRA Rule 5110(g)(5)(B), the Tail Fee will be terminated upon the Company’s termination of the Underwriting Agreement for cause, in which case the Company will not be responsible for paying for the Tail Fee unless a Tail Financing is consummated within the Engagement Period.

“Engagement Period” means the period beginning on April 30, 2025 and terminable on the earlier of (i) the Closing Date; or (ii) 27 months after December 31, 2026 (such date, the “First Termination Date”), provided, however, that: the Engagement Letter is only terminable after the First Termination Date upon 45 days’ advance written notice by either the Company or Joseph Stone Capital, LLC.

Lock-up Agreements

We have agreed with the underwriters that, for a period of twelve (12) months from the closing of this offering, we and any successors of us will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (a), (b) or (c) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

Our directors and officers and holders of more than 5% of our outstanding shares as of the effective date of this registration statement will enter into customary lock-up agreements in favor of the underwriters for a period of six (6) (twelve (12) months for officers, directors and affiliates) from the closing of this offering, under which each of has agreed with the underwriters, with certain exceptions, not to, without the prior written consent of Representative, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, or announce the intention to otherwise dispose of, any Ordinary Shares now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (including, without limitation, Ordinary Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act (such shares, the “Beneficially Owned Shares”) or securities convertible into or exercisable or exchangeable for Ordinary Shares, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the Ordinary Shares.

No Sales of Similar Securities

We have agreed with the underwriters that, for a period of twelve (12) months from the closing of this offering, we and any successors of us will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (a), (b) or (c) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

Indemnification

We have agreed to indemnify the underwriter and its affiliates, stockholders, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against certain liabilities, including liabilities under the Securities Act and the Exchange Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Application for Nasdaq Listing

We intend to apply to have the Shares approved for listing on the Nasdaq Capital Market under the symbol “CADV”. We will not consummate and close this offering without a listing approval letter from Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of Ordinary Shares in this offering sufficient to satisfy applicable listing criteria, the Shares will in fact be listed.

Electronic Offer, Sale, and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the Underwriters or selling group members, if any, or by their affiliates, and the Underwriters may distribute prospectus electronically. The Underwriters may agree to allocate a number of Ordinary Shares to the selling group members for sale to their online brokerage account holders. The Ordinary Shares to be sold pursuant to Internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriters, and it should not be relied upon by investors.

In connection with this offering, certain of the Underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Pricing of this Offering

Prior to this offering, there was no public market for our Ordinary Shares. The initial public offering price for our ordinary shares will be determined through negotiations between us and the representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development and other factors deemed relevant. The initial public offering price of our ordinary shares in this offering does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of our Company.

Potential Conflicts of Interest

The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our Company. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect to such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action may be taken, and no action has been taken, by us or the Underwriters that would permit a public offering of the Ordinary Shares offered by, or the possession, circulation, or distribution of, this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the offering of the Ordinary Shares in the United States, the Underwriters may, subject to applicable foreign laws, also offer the Ordinary Shares in certain countries.

Stamp Taxes

If you purchase Ordinary Shares offered by this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the initial public offering price listed on the cover page of this prospectus.

Price Stabilization, Short Positions, and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the Underwriters to bid for and to purchase the Shares. As an exception to these rules, the Underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain, or otherwise affect the price of the Shares. The Underwriters may engage in over-allotment sales, syndicate-covering transactions, stabilizing transactions, and penalty bids in accordance with Regulation M.

•        Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

•        Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the Over-Allotment Option described above and/or may engage in syndicate-covering transactions. There is no contractual limit on the size of any syndicate-covering transaction. The Underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the Underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

•        Syndicate-covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the Underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the Underwriters.

•        A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate-covering transactions, and penalty bids may have the effect of raising or maintaining the market price of the Shares or preventing or delaying a decline in the market price of the Shares. As a result, the price of the Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the Underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the Shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors British Virgin Islands

This prospectus does not constitute a public offer of the ordinary shares, whether by way of sale or subscription, in the British Virgin Islands. Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any ordinary shares to any member of the public in the British Virgin Islands.

Notice to Prospective Investors in Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the SFO and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO; and (ii) no advertisement, invitation, or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the PRC

This prospectus has not been and will not be circulated or distributed in the PRC and the shares may not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this section only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau. This prospectus has not been, nor will it be approved by or registered with the relevant Chinese governmental authorities, and it does not constitute nor is it intended to constitute an offer of securities within the meaning prescribed under the PRC securities law or other laws and regulations of the PRC. Accordingly, this prospectus shall not be offered or made available, nor may the ordinary shares be marketed or offered for sale to the general public, directly or indirectly, in the PRC. The ordinary shares shall only be offered or sold to PRC investors that are authorized or qualified to be engaged in the purchase of the ordinary shares being offered. Potential investors in the PRC are responsible for obtaining all the relevant regulatory approvals/licenses from the Chinese government by themselves, including, without limitation, those that may be required from the state administration of foreign exchange, the China banking regulatory commission, the ministry of commerce and the national development and reform commission, where appropriate, and for complying with all the relevant PRC laws and regulations in subscribing for ordinary shares.

Notice to Prospective Investors in Taiwan

The Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan, pursuant to relevant securities laws and regulations, and may not be offered or sold in Taiwan through a public offering or in any manner that would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan.

Notice to Prospective Investors in the Cayman Islands

The shares are not being, and may not be offered to, the public or to any person in the Cayman Islands for purchase or subscription by us or on our behalf. The shares may be offered to exempted companies incorporated under the Companies Act (as revised) (as amended), but only where the offer will be made to, and received by, the relevant Cayman Islands company entirely outside of the Cayman Islands.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and commissions and non-accountable expense allowance, that are expected to be incurred in connection with the sale of Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC, the Nasdaq Capital Market listing fee, and the filing fee payable to FINRA, all amounts are estimates.

SEC registration fee	US$	2,756
The Nasdaq Capital Market listing fee	US$	75,000
FINRA filing fee	US$	4,000
Printing and engraving expenses	US$	24,000
Legal fees and expenses	US$	584,267
Accounting fees and expenses	US$	100,000
Financial advisory fees and expenses	US$	150,000
Transfer agent and registrar fee and expenses	US$	3,000
Miscellaneous expenses	US$	203,321
Total	US$	1,146,344

LEGAL MATTERS

We are being represented by Concord & Sage PC with respect to certain legal matters of U.S. federal securities. We may rely upon Boughton Law Corporation with respect to matters governed by federal and provincial laws of Canada. The validity of our Ordinary Shares and certain other matters of Cayman Islands law will be passed upon for us by Harney Westwood & Riegels. Joseph Stone Capital, LLC, the representative of the underwriters, is being represented by Sichenzia Ross Ference Carmel LLP with respect to certain legal matters as to United States federal securities law.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2024 and 2023, included in this prospectus have been so included in reliance on the report of HTL International, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of HTL International, LLC is located at 12 Greenway Plaza, Suite 1100, Houston, TX 77046.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States, or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any state in the United States.

Enforceability

Harneys, our counsel as to the laws of the Cayman Islands has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Harneys that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons.

Name	Position	Nationality	Residence
Ms. Chung Lin Ching	Director and Chief Executive Officer	Canada	Canada
Ms. Peng Du	Director Appointee and Chief Financial Officer	Canada	Canada
Mr. John Robert Fiore	Independent Director Appointee	United States	United States
Mr. Ming Gu	Independent Director Appointee	Canada	Canada
Mr. Jianhua Zhao	Independent Director Appointee	Canada	Canada

Canada

Boughton Law Corporation, our counsel as to the federal and provincial laws of Canada, has advised us that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Canada at common law by bringing an action in a Canada court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a monetary judgment for a definite sum of money or a non-monetary judgment with sufficiently clear and specific terms. The judgment cannot be for taxes of similar charges to a foreign government taxing authority or a fine or other penalty, and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Canada if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Canada, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Canadian judgment. We have further been advised by Boughton Law Corporation, however, that there is substantial doubt as to whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

Canada has no general arrangement for the reciprocal enforcement of judgments with the United States. However, most provinces have reciprocal enforcement legislation with select states. For example, British Columbia has reciprocal enforcement legislation relating to judgments from Alaska, Washington State, Oregon, California, Colorado and Idaho. As a result, there is uncertainty as to the enforceability in Canada, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted, and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

You may review a copy of the registration statement, including exhibits and any schedule filed therewith, and obtain copies of such materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, like us, which file electronically with the SEC.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The registration statements, reports and other information so filed can be obtained electronically by means of the SEC’s website at http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Club Versante Group Limited

Condensed Consolidated Financial Statements for Six Months Ended June 30, 2025 and 2024 (unaudited)
Consolidated Balance Sheets as of June 30, 2025 (unaudited) and December 31, 2024	F-29
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income for the Six Months Ended June 30, 2025 and 2024	F-30
Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Equity for the Six Months Ended June 30, 2025 and 2024	F-31
Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2025 and 2024	F-32
Notes to Unaudited Condensed Consolidated Financial Statements	F-33 – F-57

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Club Versante Group Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Club Versante Group Limited and its subsidiaries (collectively, the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2024, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ HTL International, LLC

We have served as the Company’s auditor since 2025.

Houston, TX

May 22, 2025 (August 12, 2025, as to the effects of the stock split described in Note 11 of the 2024 and 2023 consolidated financial statements)

Club Versante Group Limited
Consolidated Balance Sheets
(Expressed in U.S. Dollars, except for the number of shares)

	As of December 31,
	2024	2023
Assets
Current Assets
Inventories	$127,637	$160,796
Prepayments and other current assets	95,964	97,201
Total current assets	223,601	257,997

Property and equipment, net	619,430	830,660
Operating lease right-of-use asset, net (related party)	135,351	856,527
Operating lease right-of-use asset, net (third parties)	1,457,029	1,715,230
Finance lease right-of-use asset, net (third party)	16,731	91,249
Deferred tax assets	936,038	1,328,013
Total assets	$3,388,180	$5,079,676

Liabilities and shareholders’ equity

Liabilities
Current liabilities
Accounts payable	$52,760	$18,515
Bank loan	27,778	30,298
Book overdrafts	58,814	272,131
Accrued expenses and other current liabilities	306,024	439,138
Amount due to a related party, current	599,741	1,669,026
Operating lease liabilities, current (related party)	17,331	101,710
Operating lease liabilities, current (third parties)	117,779	121,177
Finance lease liabilities, current (third party)	37,119	68,189
Total current liabilities	1,217,346	2,720,184

Amount due to a related party, non-current	3,125,000	3,408,574
Operating lease liabilities, non-current (related party)	121,854	779,766
Operating lease liabilities, non-current (third parties)	1,348,066	1,598,862
Finance lease liabilities, non-current (third party)	—	40,488
Total liabilities	$5,812,266	$8,547,874

Commitments and contingencies	—	—

Shareholders’ deficit
Ordinary shares ($0.0001 par value, 500,000,000 shares authorized, 13,500,000 shares issued and outstanding as of December 31, 2024 and 2023)*	$1,350	$1,350
Subscription receivable	(1,350)	(1,350)
Additional paid-in capital	74	74
Accumulated deficit	(2,625,796)	(3,420,054)
Accumulated other comprehensive income (loss)	201,636	(48,218)
Total shareholders’ deficit	(2,424,086)	(3,468,198)
Total liabilities and shareholders’ deficit	$3,388,180	$5,079,676

____________

*        Shares and per share data are presented on a retroactive basis to reflect the ordinary shares issuance and share split.

The accompanying notes are an integral part of these consolidated financial statements.

Club Versante Group Limited
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Expressed in U.S. dollar, except for the number of shares)

	For the Years Ended December 31,
	2024	2023
Revenue
Revenue-related parties	$197,803	$66,694
Revenue-third parties	3,757,007	3,922,343
Total revenue	3,954,810	3,989,037

Cost of revenue	(1,982,053)	(2,950,835)

Gross profit	1,972,757	1,038,202

Operating expenses
Selling and marketing	(22,969)	(34,211)
General and administrative	(884,812)	(1,391,505)
Total operating expenses	(907,781)	(1,425,716)

Income (Loss) from operations	1,064,976	(387,514)

Other income (expense)
Interest expense	(1,460)	(1,482)
Other income	26,645	—
Total other income (expense), net	25,185	(1,482)

Income (Loss) before income tax (expense) benefit	1,090,161	(388,996)
Income tax (expense) benefit	(295,903)	104,983
Net income (loss)	794,258	(284,013)

Foreign currency translation adjustments	249,854	(83,785)

Total comprehensive income (loss)	$1,044,112	$(367,798)

Earnings (Loss) per share*
Ordinary shares – basic and diluted	$0.06	$(0.02)

Weighted average shares outstanding used in calculating basic and diluted earnings per share*
Ordinary shares – basic and diluted	13,500,000	13,500,000

____________

*        Shares and per share data are presented on a retroactive basis to reflect the ordinary shares issuance and share split.

The accompanying notes are an integral part of these consolidated financial statements.

Club Versante Group Limited
Consolidated Statements of Changes in Shareholders’ Equity
(Expressed in U.S. dollar, except for the number of shares)

	Ordinary shares*		Subscription receivable	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive (loss) income	Total
	Number issued	Amount
Balance as of December 31, 2022	13,500,000	$1,350	$(1,350)	74	$(3,136,041)	$35,567	$(3,100,400)
Net loss	—	—	—	—	(284,013)	—	(284,013)
Foreign currency translation adjustment	—	—	—	—	—	(83,785)	(83,785)
Balance as of December 31, 2023	13,500,000	1,350	(1,350)	74	(3,420,054)	(48,218)	(3,468,198)
Net income	—	—	—	—	794,258	—	794,258
Foreign currency translation adjustment	—	—	—	—	—	249,854	249,854
Balance as of December 31, 2024	13,500,000	$1,350	$(1,350)	74	$(2,625,796)	$201,636	$(2,424,086)

____________

*        Shares and per share data are presented on a retroactive basis to reflect the ordinary shares issuance and share split.

The accompanying notes are an integral part of these consolidated financial statements.

Club Versante Group Limited
Consolidated Statements of Cash Flows
(Expressed in U.S. dollar)

	For the Years Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$794,258	$(284,013)
Adjustments to reconcile net profit (loss) to net cash provided by operating activities:
Depreciation	149,401	151,663
Amortization of operating lease right-of-use assets	138,006	239,881
Amortization of finance lease right-of-use assets	70,352	71,417
Non-cash gain from lease modification	(19,417)	—
Deferred tax expense (benefit)	295,903	(104,983)

Changes in operating assets and liabilities:
Inventories	20,794	10,668
Prepayments and other current assets	(7,200)	(79,385)
Accounts payable	(79,715)	32,245
Accrued expenses and other current liabilities	(184,632)	252,420
Operating lease liabilities	(133,968)	(238,327)
Net cash provided by operating activities	1,043,782	51,586

Cash flows from financing activities:
Repayments of advances from a related party	(978,065)	—
Advances from a related party	—	12,841
Repayment of principal portion of finance lease liabilities	(65,717)	(64,427)
Net cash used in financing activities	(1,043,782)	(51,586)

Effect of exchange rate changes on cash and cash equivalents	—	—

Net increase in cash and cash equivalents	—	—
Cash and cash equivalents, beginning of year	—	—
Cash and cash equivalents, end of year	$—	$—

Reconciliation of cash and cash equivalents to the consolidated balance sheets
Cash and cash equivalents	$—	$—

Supplemental disclosures of cash flow information:
Income tax paid	$—	$—
Changes in book overdraft to reinstatement of accrued expenses and other current liabilities	$83,106	$101,378
Changes in book overdraft to reinstatement of accounts payable	$117,333	$55,800
Interest paid	$1,460	$1,482

Supplemental disclosure of non-cash activities:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$—	$1,037,848

The accompanying notes are an integral part of these consolidated financial statements.

Club Versante Group Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

1. Organization and Description of Business

Club Versante Group Limited (“Club Versante”) (“the Company”) is a company incorporated in the Cayman Islands with limited liability on April 9, 2025. Club Versante is a parent holding company with no operations.

Club Versante Business Limited (“Club Versante BVI”), a wholly-owned subsidiary of the Company, is a company incorporated in the British Virgin Islands (“B.V.I.”) with limited liability on April 22, 2025. Club Versante BVI has 1,000 ordinary shares outstanding with US$1 par value per share. Club Versante BVI is an investment holding company with no operations.

Club Versante Management Ltd (“Club Versante Canada”), a wholly-owned subsidiary of Club Versante BVI, is a private company limited by shares incorporated in the Province of British Columbia, Canada on December 3, 2013. Club Versante Canada had a share capital of CA$100 as of both December 31, 2024 and 2023. Club Versante Canada is primarily engaged in the food and beverage industry, operating a portfolio of restaurants and bars. Club Versante Canada provides a range of hospitality services, including on-site catering, private event hosting, and venue rental solutions, catering to both individual and corporate customers.

Club Versante together with its subsidiaries (collectively, “the Group”) primarily operate in Canada, focusing on the running of restaurants and bars to provide catering, event hosting, and venue rental services.

The accompanying consolidated financial statements reflect the activities of the Company, and each of the following entities as of December 31, 2024:

Name of Company	Place of Incorporation	Attributable equity interest %	Issued share capital
Club Versante BVI	B.V.I.	100%	USD	1,000
Club Versante Canada	Canada	100%		CA$ 100

Reorganization

The Reorganization was completed on April 25, 2025 through a series of planned transactions. As a result of the Reorganization, the Company has become the holding company for all previously mentioned entities.

Immediately prior to the Reorganization, Club Versante Canada was wholly owned and controlled by Bygenteel Capital Inc., a private company incorporated in Canada and wholly owned and controlled by Chung Lin Ching. Club Versante was incorporated on April 9, 2025, by a registered agent in the Cayman Islands for the sole purpose of serving as the holding company of the Group. On the date of incorporation, one share with a par value of US$1 was issued by Club Verante. On the same day, 100% ownership of Club Versante was transferred from the registered agent to Club Versante Investment Limited, a B.V.I. company wholly owned by Chung Lin Ching. Subsequently, on the same day, an additional 999 ordinary shares, each with a par value of US$1, were allotted by Club Versante to Club Versante Investment Limited. As a result of these transactions, the issued share capital of Club Versante was US$1,000 as of April 9, 2025.

Club Versante BVI was incorporated on April 22, 2025, by Club Versante as an intermediate holding company. It had not engaged in any business activities prior to the Reorganization. On April 25, 2025, Club Versante BVI acquired 100,000 shares of Club Versante Canada from Bygenteel Capital Inc., representing the entire issued share capital of Club Versante Canada at that time, for a consideration of CA$100, thereby completing the Reorganization.

Immediately before and after the Reorganization, Club Versante, Club Versante BVI, and Club Versante Canada remained under the common ownership and control of Chung Lin Ching. Accordingly, the Reorganization is accounted for as a transaction among entities under common control in accordance with ASC 805-50.

Following this, the consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in these consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-group transactions.

Club Versante Group Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

2. Liquidity

In assessing the Group’s liquidity position, management regularly monitors and evaluates its cash-on-hand, operating cash flows, and obligations related to working capital, operating expenses, and capital expenditures. The Group’s liquidity needs are primarily funded through equity financing in the form of capital contributions from shareholders, advances from related parties and cash generated from operating activities.

As of December 31, 2024 and 2023, the Group had no cash and cash equivalents recorded on its consolidated balance sheets. This was due to the netting of cash held at banks against outstanding unpresented checks as of the year ends, resulting in a net book overdraft position. While no cash was reported on the consolidated balance sheets, the Group maintained active bank accounts and continued to meet its payment obligations through these accounts.

As of December 31, 2024, the Group reported a working capital deficit of $993,745. During the year ended December 31, 2024, the Group generated positive net cash flows from operating activities of $1,043,782. Management anticipates continued positive cash flows from operations and expects the Group to sustain profitability in the coming year, supported by its ongoing business activities and operating performance. Subsequently, on May 8, 2025, the Company entered into subscription agreements with three individuals who subscribed for an aggregate of 158 Ordinary Shares for a total consideration of US$816,070. The Company has issued the 158 Ordinary Shares to the three individuals on May 8, 2025. The consideration was fully settled in July 2025, significantly improving our working capital position and supporting our future operational needs. Furthermore, some related parties had committed to providing additional financial support to the Group, should the need arise.

Considering all facts and information on hand, management expects the Group’s cash on hand and the cash generated from operation are sufficient to finance its working capital requirements within the normal operating cycle of a twelve-months period from the date of these financial statements are issued.

If the Group is unable to have sufficient fund to finance its working capital requirements within the normal operating cycle of a twelve-months period from the date of these financial statements are issued, the Group may consider supplementing its available sources of funds through the following sources:

•        addition equity financing from major shareholders or third-party investors; and/or

•        financial support from the financial institutions and the Group’s related parties.

Based on the above considerations, management is of the opinion that the Group has sufficient funds to meet its working capital requirements and current liabilities as they become due within twelve months from the date of these financial statements are issued. Therefore, these consolidated financial statements for the years ended December 31, 2024 and 2023 have been prepared on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the inability of the Company to continue as a going concern.

3. Summary of Significant Accounting Policies

Basis of presentation and principle of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

These consolidated financial statements include the financial statements of the Company and its subsidiaries. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Club Versante Group Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

3. Summary of Significant Accounting Policies (cont.)

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant accounting estimates include, but not limited to the realization of deferred tax assets, accounting of right-of-use assets, and lease liabilities. These estimates and judgments are based on historical information, information that is currently available to the Group and on various other assumptions that the Group believes to be reasonable under the circumstances. Actual results could differ from the estimates, and as such, differences could be material to these consolidated financial statements.

Cash and cash equivalents

Cash includes balances maintained with a bank in Canada that are unrestricted and readily available for withdrawal and use, as well as cash on hand. Book overdrafts represent outstanding checks that exceed available cash balances in certain bank accounts, primarily due to the timing of unpresented checks at year-end.

As of December 31, 2024 and 2023, the Group had cash at bank of US$22,416 and US$15,253, respectively. After accounting for the impact of unpresented checks at the year ends, the book overdrafts recorded in the consolidated financial statements amounted to US$58,814 and US$272,131 as of December 31, 2024 and 2023, respectively.

Book overdrafts are not reflected as financing activities in the Consolidated Statements of Cash Flows because they do not represent actual cash outflows or borrowing arrangements with financial institutions. Rather, they reflect a temporary reinstatement of accounts payable and accrued liabilities due to outstanding checks. Accordingly, changes in the book overdraft position are included within “Net cash provided by operating activities” in the Consolidated Statements of Cash Flows.

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost of inventories are determined using the first in first out method. Management reviews inventories for obsolescence and slow-moving inventories periodically and records an allowance against the inventories when the carrying value exceeds net realizable value. As of December 31, 2024 and 2023, no write-downs of inventories was recognized.

Prepayments and other current assets

Prepayments and other current assets are comprised of other current assets and prepaid expenses. The Group adopted ASC 326 on its other current assets on December 31, 2022. The new credit losses guidance replaces the old model for measuring the allowance for credit losses with a model that is based on the expected losses. Under this accounting guidance, the Group measures expected credit losses against its other current assets using the current expected credit loss model under ASC 326. As of December 31, 2024 and 2023, no allowance for expected credit loss against other current assets was recognized.

Leases

The Group adopted Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), which requires lessees to recognize lease liabilities and corresponding right-of-use (“ROU”) assets on the consolidated balance sheets for both operating and finance leases.

The Group is a lessee under non-cancellable lease arrangements, which include leases for three commercial properties, and one lease for kitchen equipment, all used for restaurant and bar operations. At lease inception, the Group determines whether an arrangement is, or contains, a lease and classifies each lease as either an operating lease or a finance lease based on the criteria set forth in ASC 842.

Club Versante Group Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

3. Summary of Significant Accounting Policies (cont.)

A lease is classified as a finance lease if any of the following criteria are met: (i) ownership of the underlying asset transfers to the lessee by the end of the lease term; (ii) the lease contains a bargain purchase option; (iii) the lease term is for the major part of the remaining economic life of the asset; (iv) the present value of lease payments equals or exceeds substantially all of the fair value of the underlying asset; or (v) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor.

Leases that do not meet the criteria above are classified as operating leases.

Based on this requirement, the leases of three commercial properties are classified as operating leases, as substantially all risks and rewards of ownership remain with the lessor. The lease of kitchen equipment is classified as a finance lease, as ownership of the equipment will transfer to the Group by the end of the lease term.

The Group has elected the short-term lease exemption under ASC 842 for leases with a term of 12 months or less. Accordingly, such leases are not recognized on the balance sheet and related lease payments are recognized on a straight-line basis over the lease term.

Operating lease ROU assets and lease liabilities are recognized at the commencement date based on the present value of future lease payments over the lease term. The Group uses its incremental borrowing rate at lease commencement to discount lease payments, estimated using a market-based approach. ROU assets also include any lease payments made prior to lease commencement, less any lease incentives received. Operating lease costs are recognized on a straight-line basis over the lease term and are included in the consolidated statements of operations.

Finance lease ROU assets are amortized over the shorter of the lease term or the estimated useful life of the asset. Lease liabilities are increased by interest expense and decreased by lease payments made. Interest expense is recognized to produce a constant periodic rate of interest on the remaining lease liability. Interest expense and amortization of ROU assets under finance leases are recognized separately in the consolidated statements of operations and comprehensive income (loss).

Any lease modifications are evaluated in accordance with ASC 842-10-15-6 to determine their impact on the existing lease classification and measurement. A partial lease termination is accounted for by proportionally reducing both the lease liability and the ROU asset. Any difference between the reduction in the lease liability and the corresponding reduction in the ROU asset is recognized as a gain or loss in the consolidated statements of operations and comprehensive income (loss). During the years ended December 31, 2024 and 2023, the Group modified a lease arrangement in each respective year to reduce leased space, resulting in lower monthly rental obligations. For the year ended December 31, 2024, the modification resulted in an adjustment of $19,417, which was recorded as a gain in the consolidated statements of operations and comprehensive income (loss). No gain or loss was recognized from lease modifications for the year ended December 31, 2023.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment losses. Depreciation is provided using the straight-line method based on the estimated useful life. The estimated useful lives of property and equipment are as follows:

Kitchen equipment	10 years
Furniture and fixture	5 years
Leasehold improvement	Lesser of useful life and lease term (10 years)

Expenditures for repairs and maintenance, which do not materially extend the useful lives of the assets, are expensed as incurred. Expenditures for major renewals and betterments which substantially extend the useful lives of assets are capitalized. The cost and related accumulated depreciation of assets disposed of or retired are removed from the accounts, and any resulting gain or loss is reflected in the consolidated statements of operations and comprehensive income (loss) under other income or expenses.

Club Versante Group Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

3. Summary of Significant Accounting Policies (cont.)

Impairment of long-lived assets

The Group reviews long-lived assets, including ROU assets, property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets or a related group of assets is measured by a comparison of the carrying amount of the assets to the undiscounted future pre-tax cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair value is generally determined by discounting the cash flows expected to be generated by the assets or asset group, when the market prices are not readily available. The adjusted carrying amount of the assets is the new cost basis and is depreciated over the asset’s remaining useful life. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. As of December 31, 2024 and 2023, no impairment of long-lived assets was recognized.

Accounts payable

Accounts payable represent obligations to pay for goods and services received or incurred in the ordinary course of the Group’s revenue cycle that remain unpaid as of the reporting date. These liabilities are initially recognized at fair value and are subsequently measured at amortized cost using the effective interest method. Accounts payable are classified as current liabilities when payment is due within one year or within the Company’s normal operating cycle, whichever is longer. If payment is not expected within this timeframe, the amounts are classified as non-current liabilities. As of December 31, 2024 and 2023, all accounts payable were classified as current liabilities.

Bank loan

Bank loans comprise borrowings from banks. Bank loans are recognized initially at fair value, net of transaction costs incurred. Bank loans are subsequently stated at amortized cost; any difference between the proceeds net of transaction costs and the redemption value is recognized in profit or loss over the period of the borrowings using the effective interest method. Bank loans are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities.

Accrued expenses and other current liabilities

Accrued expenses and other liabilities primarily represent obligations to operating service providers for services received but not yet paid as of the reporting date. These liabilities are initially recognized at fair value and subsequently measured at amortized cost using the effective interest method.

Revenue recognition

The Group follows the rules and guidance set out under ASC 606, Revenue from Contracts with Customers (“ASC 606”), when recognizing revenue from contracts with customers. The core principle of ASC 606 requires an entity to recognize revenues to depict the transfer of goods to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods recognized as performance obligations are satisfied. In accordance with ASC 606, revenues are recognized when the Group satisfies the performance obligations by delivering the promised goods to the customers, in an amount that reflects the consideration the Group expects to be entitled to in exchange for those goods. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation.

Club Versante Group Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

3. Summary of Significant Accounting Policies (cont.)

The Group identifies each distinct sales transaction as a performance obligation. The recognition and measurement of revenues is based on the assessment of individual contract terms. The Group applies a practical expedient to expense contract acquisition costs as incurred when those costs would be amortized over one year or less. The Group has no material incremental costs of obtaining contracts with customers that the Group expects the benefit of those costs to be longer than one year, which need to be recognized as assets.

The Group has four principal revenue streams, which are the catering income, event and venue rental income, service fee income and revenue sharing income. The Group carried out all its business activities and operations in Canada.

Catering income

Revenue from catering, primarily from operating restaurants and bars, is recognized at the point in time when control of the goods transfers to the customer. This transfer occurs when the food and beverages are delivered, and the customer assumes the risks and rewards of ownership. The performance obligation is satisfied upon delivery, with no further obligations outstanding. Transaction prices are clearly indicated on the menu, and revenue is recognized net of any discounts or incentives offered to customers. Payments are typically received immediately via cash, checks, or credit cards after the food and beverages are served. The Group does not have obligations related to returns, refunds, or similar contingencies.

Event income

The Group rents out its venues, including restaurants, bars, and event halls, for events and film productions in exchange for a fixed service fee. Contracts detail all pertinent aspects of the services provided, such as date, venue specifications, decoration requirements, food and beverage orders, and pricing. Although these contracts encompass multiple elements, they are considered a single performance obligation due to the integrated nature of the services provided, culminating in a comprehensive event experience.

Revenue is recognized over time, as customers simultaneously receive and consume the benefits during the event. The measure of progress is based on the passage of time over the event duration. Given the typically short duration of events, performance obligations are generally satisfied within a single reporting period.

The Group requires upfront deposits to confirm reservations, which are recorded as contract liabilities. The remaining balance is due upon completion of the event. These amounts are recognized as revenue over the event duration. Revenue is recognized net of any customer discounts or incentives. The Group has no obligations related to returns, refunds, or warranties in this revenue stream.

Service fee income

The Group provides breakfast and lunch services to a hotel under a fixed monthly fee arrangement, which constitutes a single performance obligation. This obligation is characterized as a stand-ready commitment, wherein the Group is obligated to make catering services available to the hotel as and when required throughout the contract period. The hotel benefits evenly from the Group’s continuous availability to provide these services, irrespective of the actual usage.

In accordance with ASC 606, revenue from stand-ready obligations is recognized over time, as the customer simultaneously receives and consumes the benefits of the entity’s performance as it occurs. Given the nature of the stand-ready obligation and the consistent benefit to the customer, the Group has determined that a time-based measure of progress, specifically a straight-line basis, faithfully depicts the transfer of control. Consequently, revenue is recognized evenly over the contract period.

Club Versante Group Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

3. Summary of Significant Accounting Policies (cont.)

The transaction price is fixed and explicitly stated in the contract, with payments due on a monthly basis as specified in the agreement. There are no provisions for returns, refunds, or similar contingencies. This aligns with the guidance provided in ASC 606-10-25-27(a), which states that an entity recognizes revenue over time if the customer simultaneously receives and consumes the benefits provided by the entity’s performance as the entity performs.

Revenue sharing income

The Group has entered into an arrangement with a third-party partner to operate one of its restaurants. Under this agreement, the Group provides kitchen facilities, equipment, and necessary operating licenses, while the partner manages the restaurant’s daily operations. In return, the Group receives variable consideration equivalent to 20% of the restaurant’s monthly sales.

The Group’s primary performance obligation in this arrangement is to provide the partner with access to the kitchen facilities, equipment, and necessary operating licenses. This obligation is satisfied over time, as the partner simultaneously receives and consumes the benefits provided by the Group throughout the contract period.

The consideration the Group receives is variable, contingent upon the restaurant’s monthly sales. In accordance with ASC 606-10-32-8, the Group estimates the amount of variable consideration to which it will be entitled using the most likely amount method. This estimate is constrained to the extent that it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved, as outlined in ASC 606-10-32-11. The sales data is shared by and agreed upon with the partner on a monthly basis. The Group recognizes revenue monthly, based on the sales figures provided by the partner, and makes estimates on the variable consideration if necessary for that particular month.

Based on the agreed-upon sales data, the Group invoices the partner monthly for its 20% share of the restaurant’s sales. Payments are due upon presentation of the invoices.

The Group has no obligations related to returns, refunds, or warranties in this revenue stream.

The Group follows the rules and guidance set out under ASC 606 when determining whether it is acting as a principal or an agent in the contract with its customers. The core principle of ASC 606 requires an entity to determine whether the nature of its promise is a performance obligation to provide the goods itself (that is, the entity is a principal) or to arrange for those goods to be provided by the other party (that is, the entity is an agent). The following steps are applied to achieve that core principle:

Step 1: Identify the specified goods to be provided to the customer

Step 2: Assess whether it controls each specified good before that good is transferred to the customer

In the arrangement with the third-party partner to operate one of its restaurants, the Group provides kitchen facilities, equipment, and necessary operating licenses but does not control the day-to-day operations or the direct provision of food and beverage services to end customers. The partner independently manages the restaurant’s operations, including menu selection, pricing, procurement, and staff management. Furthermore, the Group does not bear inventory risk related to the food and beverages, nor does it have discretion in establishing the prices charged to end customers. These factors indicate that the Group does not control the specified goods or services before they are transferred to the customer. Consequently, the Group concludes that it acts as an agent in this arrangement. In accordance with ASC 606-10-55-38, the Group recognizes revenue on a net basis, representing its 20% share of the restaurant’s monthly sales.

Club Versante Group Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

3. Summary of Significant Accounting Policies (cont.)

Sources of revenue

Disaggregated information of revenue by major sources are as follows:

	For the years ended December 31,
	2024	2023
Revenue from contracts with customers recognized over time
Event income	$948,082	$310,967
Service fee income	175,200	88,925
Revenue sharing income	78,377	—
	1,201,659	399,892

Revenue from contracts with customers recognized at a point in time
Catering income	2,753,151	3,589,145
Total	$3,954,810	$3,989,037

Contract assets and contract liabilities

The Group classifies its right to consideration in exchange for goods and services transferred to a customer as either a receivable or a contract asset. A receivable is a right to consideration that is unconditional as compared to a contract asset which is a right to consideration that is conditional upon factors other than the passage of time. The Group recognizes accounts receivable in its consolidated balance sheets when it transfers the goods in advance of receiving consideration and it has the unconditional right to receive consideration. A contract asset is recorded when the Group has transferred the goods to the customer before payment is received or is due, and the Group’s right to consideration is conditional on future performance or other factors in the contract. As of December 31, 2024 and 2023, the Group did not have any accounts receivable or contract assets.

Contract liabilities are recognized if the Group receives consideration prior to satisfying the performance obligations, which include customer deposits or advance payments under sales arrangements. As of December 31, 2024 and 2023, the Group did not have any contract liabilities.

Cost of revenue

Cost of revenue consists of expenses directly related to revenue-generating activities, primarily including the cost of food and beverages, personnel-related compensation, depreciation of restaurant equipment, and other operating expenses directly associated with revenue generation.

Borrowing costs

All borrowing costs are recognized as finance expense in the consolidated statements of operations and comprehensive income (loss) in the period in which they are incurred.

Income taxes

The Group accounts for income taxes under ASC 740, Income Taxes. Provision for income taxes consists of current taxes and deferred taxes.

Current tax is recognized based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Club Versante Group Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

3. Summary of Significant Accounting Policies (cont.)

Deferred tax is recognized in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the consolidated statements of operations and comprehensive income (loss), except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Group did not have any significant uncertain tax positions nor interest and penalty associated with tax positions as of December 31, 2024 and 2023.

Segment reporting

In November 2023, the FASB issued Accounting Standards Update, or ASU 2023-07 — Improvements to Reportable Segment Disclosures, which enhances the disclosures required for reportable segments in annual and interim consolidated financial statements, including additional, more detailed information about a reportable segment’s expenses. The standard is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Group adopted ASU 2023-07 for the year ended December 31, 2024, retrospectively to all periods presented in the consolidated financial statement. The adoption of this ASU had no material impact on reportable segments identified and had no effect on the Group’s consolidated financial position, results of operations, or cash flows.

Based on the criteria established by ASC 280, Segment Reporting, the Group uses the management approach in determining its operating segments. The Group’s chief operating decision maker (“CODM”), specifically the Group’s CEO and CFO, reviews consolidated results when making decisions, allocating resources and assessing performance of the Group. The Group carries out all its business activities and operations in Vancouver, Canada. All transactions are concluded and completed in Vancouver, Canada with similar terms and conditions. Internally, the Group reports costs and expenses by nature as a whole for management decision-making and assessment. Therefore, the Group has only one operating segment and one reportable segment.

The Group’s CODM assesses performance for the segment and decides how to allocate resources by regularly reviewing the segment net income (loss) that also is reported as consolidated net income (loss) on the consolidated statements of operations and comprehensive income (loss), after taking into account the Group’s strategic priorities, its cash balance, and its expected use of cash. Further, the CODM reviews and utilizes functional expenses (i.e., selling and marketing and general and administrative) at the consolidated level to manage the Company’s operations. Other segment items included interest expense, other income, and income tax (expense) benefit, which are reflected in the segment and consolidated net income (loss). The measure of segment assets is reported on the consolidated balance sheet as total consolidated assets.

Comprehensive income (loss)

Comprehensive income (loss) is defined as the changes in equity of the Group during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under U.S. GAAP

Club Versante Group Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

3. Summary of Significant Accounting Policies (cont.)

are recorded as an element of shareholders’ equity but are excluded from net income (loss). Other comprehensive income (loss) consists of a foreign currency translation adjustment resulting from the Group not using the U.S. Dollars as its functional currency.

Earnings (loss) per share

Earnings (loss) per share is calculated in accordance with ASC 260, Earnings Per Share. Basic earnings per share is computed by dividing net income attributable to each class of ordinary shareholders by the weighted average number of shares of that particular class outstanding during the year.

Diluted earnings per share is calculated by dividing net income attributable to each class of ordinary shareholders, as adjusted for the effect of dilutive ordinary equivalent shares of that class, if any, by the weighted average number of that particular class of ordinary and dilutive ordinary equivalent shares outstanding during the period. Ordinary share equivalents are excluded from the computation of diluted earnings per share if their effects would be anti-dilutive. Basic and diluted earnings per ordinary share are presented in the Group’s consolidated statements of operations and comprehensive income (loss). For the years ended December 31, 2024 and 2023, there were no dilutive shares.

Translation of foreign currencies

The Group’s principal place of operations is Canada. The financial position and results of its operations are determined using Canadian Dollars (“CAD” or “CA$”), as the functional currency. The Group’s consolidated financial statements are presented in U.S. Dollars (“US$” or “$”). The results of operations and the consolidated statements of cash flows, denominated in the functional currency, are translated to US$ at the average rate of exchange during the reporting period. Assets and liabilities denominated in the functional currency at the balance sheet dates are translated to US$ at the applicable rates of exchange in effect at those dates. The equity, denominated in the functional currency, is translated to US$ at the historical rate of exchange at the time of the transaction. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) the consolidated statements of changes in shareholders’ equity. Gains and losses from foreign currency transactions are included in the Group’s consolidated statements of operations and comprehensive income (loss).

The following table outlines the exchange rates between CA$ and US$ that are used in preparing these consolidated financial statements:

	As of December 31,
	2024	2023
Year-end spot rate	1.4400	1.3202
	For the Years Ended December 31,
	2024	2023
Average rate	1.3699	1.3494

Club Versante Group Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

3. Summary of Significant Accounting Policies (cont.)

Fair value of financial instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1	—	Quoted prices in active markets for identical assets and liabilities.
Level 2	—

Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3	—

Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

As of December 31, 2024 and 2023, the Group’s financial instruments comprised primarily cash at bank, other current assets, accounts payable, book overdraft, bank loan, amount due to a related party and other current liabilities. For these financial instruments, the carrying amounts approximate their fair values due to the short-term nature of these instruments.

Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence of the same party, such as a family member or relative, shareholder, or a related corporation.

Commitments and contingencies

In the normal course of business, the Group is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Group’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Recent accounting pronouncements

The Group considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Group meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies. Therefore, the Group’s financial statements may not be comparable to those of companies that comply with public company effective dates.

Club Versante Group Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

3. Summary of Significant Accounting Policies (cont.)

Recently issued accounting pronouncements adopted

In April 2019, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, which amends and clarifies several provisions of Topic 326. In May 2019, the FASB issued ASU 2019-05, Financial Instruments-Credit Losses (Topic 326) Targeted Transition Relief, which amends Topic 326 to allow the fair value option to be elected for certain financial instruments upon adoption. ASU 2019-10 extended the effective date of ASU 2016-13 until December 15, 2022. This standard replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. CECL requires an estimate of credit losses for the remaining estimated life of the financial asset using historical experience, current conditions, and reasonable and supportable forecasts and generally applies to financial assets measured at amortized cost, including loan receivables and held-to-maturity debt securities, and some off-balance sheet credit exposures such as unfunded commitments to extend credit. Financial assets measured at amortized cost will be presented at the net amount expected to be collected by using an allowance for credit losses. The Group adopted this accounting guidance on December 31, 2022. The adoption of the standard did not have a material impact on the Group’s consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280)” (“ASU 2023-07”). The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision useful financial analyses. Topic 280 requires a public entity to report a measure of segment profit or loss that the chief operating decision maker (CODM) uses to assess segment performance and make decisions about allocating resources. Topic 280 also requires other specified segment items and amounts, such as depreciation, amortization, and depletion expense, to be disclosed under certain circumstances. The amendments in ASU 202307 do not change or remove those disclosure requirements. The amendments in ASU 2023-07 also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in ASU 2023-07 are effective for years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024, adopted retrospectively. The Group adopted this accounting guidance for the year ended December 31, 2024, and applied it retrospectively to all prior periods presented in the consolidated financial statements. The adoption had no material impact on reportable segments identified and had no effect on the Group’s consolidated financial position, results of operations, or cash flows.

Recent accounting pronouncements not yet adopted

In December 2023, the FASB issued ASU 2023-09, Improvement to Income Tax Disclosure. This standard requires more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. This standard also includes certain other amendments to improve the effectiveness of income tax disclosures. ASU 2023-09 is effective for public business entities, for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. The Group is in the process of evaluation the impact of adopting this new guidance on its consolidated financial statement.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), and in January 2025, the FASB issued ASU No. 2025-01, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date (“ASU 2025-01”). ASU 2024-03 requires additional disclosure of the nature of expenses included in the income statement as well as disclosures about specific types of expenses included in the expense captions presented in the income statement. ASU 2024-03, as clarified by ASU 2025-01, is effective for annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Both early adoption and retrospective application are permitted. The Group is currently evaluating the impact of this accounting standard update on its consolidated financial statements and related disclosures.

Club Versante Group Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

3. Summary of Significant Accounting Policies (cont.)

The Group does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position statements of operations and comprehensive income (loss). and statements of cash flows.

4. Significant Risks

Currency risk

The functional currency of the Group is CA$ and these consolidated financial statements are presented in US$. The Group’s sales, operation activities and assets and liabilities are predominately denominated in the functional currency, and the Group is exposed to foreign exchange risk. If CA$ depreciates or appreciates against US$, it could have an impact on the Group’s consolidated financial statements.

As of December 31, 2024, the Group had net CA$-denominated liabilities of $2,424,086. The Group estimates that a 10% depreciation of CA$ against US$ based on the currency exchange rate on December 31, 2024 would result in a decrease of $242,409 against the Company’s shareholders’ deficit, whilst the Company estimates that a 10% appreciation of CA$ against the US$ based on the currency exchange rate on December 31, 2024 would result in an increase of $242,409 against the Company’s shareholders’ deficit respectively.

The Group considers that the overall foreign exchange risk is not significant, and the Group has not used any instruments or derivatives to manage or hedge the risk.

Concentration and credit risks

Financial instruments that potentially subject the Group to credit risk consist primarily of cash at bank and other current assets. The maximum exposure to credit risk for these financial instruments is equal to their carrying amounts as of the respective balance sheet dates.

The Group maintains its cash deposits with a reputable financial institution in Canada. As of December 31, 2024 and 2023, cash balances held at the bank amounted to $22,416 and $15,253, respectively. The Group has not experienced any losses in its bank accounts, and management believes that the Group is not exposed to any significant credit risk related to its cash holdings.

Other current assets that potentially subject the Group to credit risk are monitored through regular and ongoing assessments of the counterparties’ financial condition and credit history. In addition, the Group evaluates historical collection trends, the aging profile of receivables, and prevailing economic conditions. Based on these assessments, management believes that adequate controls are in place to minimize credit risk associated with these assets. As of December 31, 2024 and 2023, no allowance for expected credit losses was recorded against these assets, and the allowance balances remained at $nil for both reporting periods.

For the years ended December 31, 2024 and 2023, most of the Group’s assets were in Canada. At the same time, the Group considers that it is exposed to the following concentrations of risk:

(a)     Major customers

For the years ended December 31, 2024 and 2023, there was no customer accounted for 10% or more of the Group’s revenue.

Club Versante Group Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

4. Significant Risks (cont.)

(b)    Major vendors

For the year ended December 31, 2024, two vendors accounted for 10% or more of the Group’s total purchase. Total purchase from these two vendors accounted for 35% and 16% of the Group’s total purchase, respectively. For the year ended December 31, 2023, three vendors accounted for 10% or more of the Group’s total purchase. Total purchase from these three vendors accounted for 15%, 13% and 11% of the Group’s total purchase, respectively.

	Year ended December 31, 2024		As of December 31, 2024
Vendor	Purchase	Percentage of total purchase	Accounts payable
Vendor A	$252,839	35%	$5,300
Vendor B	117,559	16%	13,488
Total	$370,398	51%	18,788
	Year ended December 31, 2023		As of December 31, 2023
Vendor	Purchase	Percentage of total purchase	Accounts payable
Vendor C	$175,740	15%	$—
Vendor B	153,123	13%	369
Vendor D	124,440	11%	—
Total	$453,303	39%	369

As of December 31, 2024, there were four vendors whose payables accounted for 10% or more of the Group’s total balances of accounts payable and accounted for 26%, 16%, 16% and 10% of the total balance of accounts payable as of that date, respectively. As of December 31, 2023, there was one vendor whose payables accounted for 10% or more of the Group’s total balances of accounts payable and it accounted for approximately 51% of the total balances of accounts payable as of that date.

Interest rate risk

Fluctuations in market interest rates may adversely affect the Group’s financial position and results of operations. The Group is exposed to interest rate risk primarily through its bank deposits and bank loan, which are subject to floating interest rates. This exposure may be more pronounced during periods of significant interest rate volatility. However, given the relatively modest amounts of bank deposits and bank loan involved, the Group considers its exposure to interest rate risk to be immaterial. As of the reporting date, the Group has not entered into any interest rate hedging arrangements or derivative instruments to manage this exposure.

5. Inventories

As of December 31, 2024 and 2023, inventories consisted of the following balances:

	As of December 31,
	2024	2023
Beer	$792	$1,773
Liqour	103,889	121,937
Wine	22,956	37,086
Total inventories	$127,637	$160,796

The write-downs of inventories were $nil for the years ended December 31, 2024 and 2023.

Club Versante Group Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

6. Leases

As of December 31, 2024 and 2023, the Group subsisted of the following non-cancellable lease arrangements.

Description of lease	Lease term	Lease Type
Property at Ground Floor, 12F & 13F, 8499 Bridgeport Road(1)	August 1, 2021 to July 30, 2031	Operating lease
Property at Unit 110,115&605, 8400 West Road(2)	October 15, 2021 to October 14, 2031	Operating lease
Property at #105, 8400 West Road	February 1, 2023 to January 31, 2038	Operating lease
Kitchen equipment	December 10, 2021 to March 9, 2025	Finance lease

____________

(1)      On June 1, 2023, the Group and the lessor entered into an amendment contract to partially terminate the leased space with a corresponding reduction in the monthly rental fee. The modified lease term would be effective since the date of modification. There is no change of the other lease terms of the contract.

(2)      On January 1, 2024, the Group and the lessor entered into an amendment contract to partially terminate the leased space with a corresponding reduction in the monthly rental fee. The modified lease term would be effective since the date of modification. There is no change of the other lease terms of the contract.

Operating leases as lessee

As of December 31, 2024 and 2023, the Group held three operating leases for properties designated for the operation of a restaurant and bars.

The following table summarizes the classification of operating lease ROU assets and operating lease liabilities in the Group’s consolidated balance sheets:

	As of December 31,
	2024	2023
Assets
Operating lease right-of-use asset, net (related party)	$135,351	$856,527
Operating lease right-of-use asset, net (third parties)	1,457,029	1,715,230
Total operating lease right-of-use asset, net	$1,592,380	$2,571,757

Liabilities
Operating lease liabilities, current (related party)	$17,331	$101,710
Operating lease liabilities, current (third parties)	117,779	121,177
Operating lease liabilities, non-current (related party)	121,854	779,766
Operating lease liabilities, non-current (third parties)	1,348,066	1,598,862
Total operating lease liabilities	$1,605,030	$2,601,515

Information related to operating lease activities during the years ended December 31, 2024 and 2023 are as follows:

	For the years ended December 31,
	2024	2023
Amortization of operating lease ROU assets	$138,006	$239,881
Accretion of interest on operating lease liabilities	101,753	126,941
Total operating lease expenses	$239,759	$366,822

Operating lease ROU assets obtained in exchange for operating lease liabilities	$—	$1,037,848

Club Versante Group Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

6. Leases (cont.)

The following table summarizes the remaining contractual maturities of lease liabilities, categorized by the years in which such operating lease liabilities are required to be settled, under operating leases as of December 31, 2024:

During the years ended December 31,
2025	$224,242
2026	224,242
2027	224,242
2028	228,650
2029 and after	1,230,307
Total future lease payments	$2,131,683
Less: imputed interest	(526,653)
Present value of lease obligations	$1,605,030

As of December 31, 2024 and 2023, the weighted average discount rate of operating leases was 5.18% and 4.55%, respectively and the weighted average remaining operating lease terms are 10.14 years and 10.13 years, respectively.

Lease modification

During the years ended December 31, 2024 and 2023, the Group executed partial terminations of leased space under two lease agreements, resulting in corresponding reductions in monthly rental payments. In accordance with ASC 842, Leases, partial lease terminations are accounted for by proportionately reducing both the lease liability and the ROU asset. The ROU asset is reduced based on the proportion of the lease that has been terminated, and the lease liability is remeasured based on the updated lease payments. The difference between the decrease in the lease liability and the proportionate reduction in the ROU asset is recognized as a gain or loss in the consolidated statements of operations and comprehensive income (loss) in the period of modification. These lease modifications did not result in reclassification of the lease types. The Group continues to assess lease changes in accordance with ASC 842-10-15-6 to determine whether modifications represent separate contracts or modifications of the existing lease. The impact of these lease modifications on the consolidated statements of operations and comprehensive income (loss) is summarized as follows:

	For the years ended December 31,
	2024	2023
Decrease of ROU assets caused by lease modifications	$666,601	$560,329
Decrease of lease liabilities caused by lease modifications	686,018	560,329
(Gain) loss recorded in the consolidated statements of operations and comprehensive income (loss)	$(19,417)	$—

Finance lease as lessee

As of December 31, 2024 and 2023, the Group had a financing lease of kitchen equipment on its consolidated balance sheets.

Club Versante Group Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

6. Leases (cont.)

The following table summarizes the classification of finance lease ROU assets and finance lease liabilities in the Group’s consolidated balance sheets:

	As of December 31,
	2024	2023
Assets
Finance lease ROU assets, net	$16,731	$91,249

Liabilities
Finance lease liabilities, current	$37,119	$68,189
Finance lease liabilities, non-current	—	40,488
Total finance lease liabilities	$37,119	$108,677

Finance lease expenses consist of the following:

	For the years ended December 31,
	2024	2023
Amortization of finance lease ROU assets	$70,352	$71,417
Interest on finance lease liabilities	$2,611	$4,935

The following table summarizes the remaining contractual maturities of lease liabilities, categorized by the years in which such finance lease liabilities are required to be settled, under operating leases as of December 31, 2024:

During the year ended December 31,
2025	$37,458
Total future lease payments	$37,458
Less: imputed interest	(339)
Present value of lease obligations	$37,119

As of December 31, 2024 and 2023, the weighted average discount rate of financing lease was 3.49% and 3.49%, respectively and the weighted average remaining financing lease terms are 0.25 year and 1.25 years, respectively.

For the years ended December 31, 2024 and 2023, cash paid for amounts included in the measurement of lease liabilities are as follows:

	For the years ended December 31,
	2024	2023
Cash paid for amounts included in the measurement of lease liabilities
Operating leases	$235,722	$365,268
Finance lease	$68,328	$69,362

Club Versante Group Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

7. Property and Equipment, Net

As of December 31, 2024 and 2023, property and equipment, net, consisted of the following:

	As of December 31,
	2024	2023
Furniture and fixture	$172,672	$188,340
Kitchen equipment	689,228	751,771
Leasehold improvement	386,683	421,772
Less: accumulated depreciation	(629,153)	(531,223)
Total property and equipment, net	$619,430	$830,660

Depreciation expenses were $149,401 and $151,663 for the years ended December 31, 2024 and 2023, respectively.

8. Prepayments and Other Current Assets

As of December 31, 2024 and 2023, prepayments and other current assets, consisted of the following:

	As of December 31,
	2024	2023
Prepaid expenses	$95,964	$95,758
Other current assets	—	1,443
Total prepayments and other current assets	$95,964	$97,201

9. Book overdrafts

As of December 31, 2024 and 2023, the book overdrafts consisted of the following:

	As of December 31,
	2024	2023
Book overdrafts	$58,814	$272,131

As of December 31, 2024 and 2023, the Group had cash balances of $22,416 and $15,253, respectively, held with a bank in Canada. The Group recorded book overdrafts as of those dates, which represent outstanding checks issued in excess of available cash balances in specific bank accounts. These checks were issued primarily to settle accounts payable, accrued expenses, and other current liabilities, and were subsequently cleared in the following reporting periods. As of the date these consolidated financial statements are issued, the Group maintains a sufficient cash balance of $110,931 in its bank account to support daily operations, with no book overdrafts recorded on the consolidated balance sheet.

10. Bank loan

As of December 31, 2024 and 2023, bank loan consisted of the following:

	As of December 31,
	2024	2023
Canada Emergency Business Account (“CEBA”) Loan	$27,778	$30,298

The Group secured a Canada Emergency Business Account (“CEBA”) loan of CA$40,000 on April 23, 2020, as part of the Government of Canada’s COVID-19 relief measures aimed at supporting small businesses during the pandemic. The loan is unsecured and was initially interest-free until December 31, 2022. Subsequently, any outstanding balance began accruing interest at an annual rate of 5%, with the full principal due by December 31, 2025. As of December 31, 2024, the outstanding principal balance of the loan was $27,778. Interest expenses related to this loan were $1,460 and $1,482 for the years ended December 31, 2024, and 2023, respectively. As of the date these consolidated financial statements are issued, the loan of $27,778 remains outstanding.

Club Versante Group Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

11. Shareholders’ Equity

Ordinary shares

The Company was established under the laws of Cayman Islands on April 9, 2025. The authorized number of ordinary shares was 50,000 shares and the outstanding number of ordinary shares was 1,000, with par value of $1 per share, on the date of incorporation. As of the date these consolidated financial statements are issued, the consideration of these 1,000 ordinary shares had not been settled by the Company’s shareholder and was recognized as subscription receivable in these consolidated financial statements.

Subsequently, on May 8, 2025, the Company entered into subscription agreements with three individuals, pursuant to which they subscribed for an aggregate of 158 ordinary shares for a total consideration of US$816,070. The 158 ordinary shares were issued on May 8, 2025 the same day, and the entire consideration was fully settled by the subscribers in July 2025.

On July 16, 2025, the Company effected a 1-for-10,000 share subdivision, resulting in a change in the par value of its ordinary shares from $1.00 to $0.0001 per share. On the same day, the Company further allotted a total of 4,053,000 ordinary shares on a pro rata basis to all existing shareholders at par value. Of this total, 3,500,000 ordinary shares were allotted to the founding shareholder, and 553,000 ordinary shares were allotted to the investors who had subscribed for shares on May 8, 2025. The purpose of the allotment was to increase the total number of outstanding shares proportionately following the subdivision.

The Company considers the 1-for-10,000 share subdivision and the pro rata allotment of 3,500,000 ordinary shares to the founding shareholder constitute a share split. These transactions are regarded as part of the Company’s recapitalization in anticipation of its initial public offering and have been reflected on a retrospective basis, in accordance with the guidance under ASC 260, Earnings Per Share. All shares and per share amounts presented herein and in the accompanying consolidated financial statements have been retroactively adjusted to reflect these transactions.

The issuance of 158 ordinary shares on May 8, 2025, was not treated as a share split. Rather, it was considered a discrete capital transaction and accounted for prospectively. Correspondingly, the subsequent pro rata allotment of 553,000 ordinary shares in July 2025, which related to the 158 ordinary shares originally issued, was treated as a share subdivision of those shares. The 553,000 shares were recognized retroactively as of May 8, 2025, in accordance with the guidance under ASC 260, Earnings Per Share, which requires retrospective application for share splits

As of December 31, 2024 and 2023, the authorized share capital of the Company is $50,000 divided into 500,000,000 ordinary shares of a par value of $0.0001 each, and the Company has 13,500,000 ordinary shares issued and outstanding.

12. Income Taxes

Cayman Islands and British Virgin Islands

Under the current and applicable laws of Cayman Islands and British Virgin Islands, the Company is not subject to tax on income or capital gains under this jurisdiction.

Canada

Club Versante Canada is incorporated in the province of British Columbia (B.C.), Canada, and is subject to both Canadian federal and B.C. provincial corporate income taxes. Taxable income is determined based on the statutory financial statements, with adjustments made in accordance with applicable Canadian tax laws. For the years ended December 31, 2024 and 2023, the federal corporate income tax rate was 15%. In B.C., the general provincial corporate tax rate was 12% on taxable income. The combined federal and provincial corporate income tax rate was 27%.

Club Versante Group Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

12. Income Taxes (cont.)

The current and deferred portions of the income tax expense (benefit) included in the consolidated statements of operations and comprehensive income (loss) as determined in accordance with ASC 740 are as follows:

	For the Years Ended December 31,
	2024	2023
Current income tax expense	$—	$—
Deferred income tax expense (benefit)	295,903	(104,983)
Income tax expense (benefit)	$295,903	$(104,983)

A reconciliation of the difference between the expected income tax expense (benefit) computed at Canada B.C Province income tax rate of 27% and the Group’s reported income tax expense is shown in the following table:

	For the Years Ended December 31,
	2024	2023
Income (loss) before income tax expense	$1,090,161	$(388,996)
Canada statutory income tax rate	27%	27%
Computed income tax expense with Canada statutory income tax rate	$294,344	$(105,028)
Non-deductible expenses	1,559	45
Income tax expense (benefit)	$295,903	$(104,983)

Deferred tax

The Group measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Group’s deferred tax assets and liabilities are as follows:

	As of December 31,
	2024	2023
Deferred tax assets:
Depreciation of property and equipment	$(11,435)	$3,394
Net operating losses carry forwards	947,473	1,324,619
Total deferred tax assets, net	$936,038	$1,328,013

Movement of the Group’s deferred tax assets, net during the years is as follows:

	As of December 31,
	2024	2023
Balance at January 1	$1,328,013	$1,190,936
(Credited) debited to the consolidated statements of operations and comprehensive income (loss)	(295,903)	104,983
Exchange rate differences	(96,072)	32,094
Balance at December 31	$936,038	$1,328,013

Uncertain tax positions

The Group evaluates each uncertain tax position, including the potential application of interest and penalties, based on its technical merits, and measures the unrecognized benefits associated with such positions. As of December 31, 2024, and 2023, the Group did not have any significant unrecognized uncertain tax positions and does not anticipate any changes to this status over the next twelve months. For the years ended December 31, 2024, and 2023, the Group did not incur any significant interest or penalties related to potential underpaid income tax expenses.

Club Versante Group Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

12. Income Taxes (cont.)

The Group’s primary tax jurisdiction is Canada. Under Canadian tax laws, the Canada Revenue Agency (CRA) generally has a reassessment period of three years from the date it issues the original notice of assessment to assess a Canadian-Controlled Private Corporation (CCPC). For corporations that are not CCPCs, this assessment period extends to four years. However, if the CRA determines that a taxpayer has made a misrepresentation attributable to neglect, carelessness, willful default, or fraud in fling the return or supplying information, there is no time limit for reassessment.

13. Related Party Transactions and Balances

a. Nature of relationships with related parties

Name	Relationship with the Group
Mo Yeung Ching	Father of Chung Lin Ching, who is a director and the controlling shareholder of the Group
1322956 BC Ltd.	100% controlled by Mo Yeung Ching
International Trade Centre Properties Ltd.	100% controlled by Mo Yeung Ching
Bygenteel Capital Inc.	The parent company of Club Versante Canada before reorganization date, and 100% controlled by Chung Lin Ching

b. Transactions with related parties

			For the Years Ended December 31,
Name		Nature	2024	2023
1322956BC Ltd	(1)	Lease expense of the property at Unit 110,115&605, 8400 West Road	$25,683	$122,828
1322956BC Ltd	(2)	Revenue	197,803	—
International Trade Centre Properties Ltd.	(2)	Revenue	—	66,694

____________

(1)      For the years ended December 31, 2024, and 2023, this amount represented the lease expense charged by 1322956BC Ltd for the property located at Units 110, 115, and 605, 8400 West Road, Canada. Refer to Note 6 for further details.

(2)      For the years ended December 31, 2024, and 2023, this amount represented event income from related parties.

c. Balances with related parties

			As of December 31,
Name		Nature	2024	2023
Bygenteel Capital Inc	(3)	Amount due to a related party, current	$599,741	$1,669,026
Bygenteel Capital Inc.	(4)	Amount due to a related party, non-current	3,125,000	3,408,574
			$3,724,741	$5,077,600

____________

(3)      The outstanding balance as of December 31, 2024 and 2023 represented financial support provided by Bygenteel Capital Inc., which is the Club Versante Canada’s parent company before the reorganization date, to meet the Group’s operational and financial requirements. The balances were interest-free, unsecured and repayable on demand.

(4)      The outstanding balances with an amount of CA$4.5 million (approximately US$3.4 million and US$3.1 million as of December 31, 2023 and 2024, respectively) had a fixed maturity date of December 31, 2027. All amounts due to Bygenteel Capital Inc. were interest-free and unsecured.

Club Versante Group Limited
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

14. Commitments and Contingencies

Commitments

As of December 31, 2024 and 2023, the Group had neither significant financial nor capital commitment.

Contingencies

As of December 31, 2024 and 2023, the Group was not a party to any legal or administrative proceedings. The Group further concludes that there were no legal or regulatory proceedings, either individually or in the aggregate, that could have resulted in an unfavorable outcome with a material adverse effect on the Group’s results of operations, consolidated financial condition, or cash flows.

15. Segment information

The Group uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s CODM, specifically the Group’s CEO and CFO, for making decisions, allocating resources and assessing performance.

The CODM considers the Group carries out all its business activities and operations in Vancouver, Canada. All transactions are concluded and completed in Vancouver, Canada with similar terms and conditions. Internally, the Group reports costs and expenses by nature as a whole for management decision-making and assessment. Based on management’s assessment, the Group determines that it has only one operating segment and therefore one reportable segment as defined by ASC 280. Furthermore, since all the Group’s revenue is derived in Canada with all operations being carried out in Vancouver Canada, no geographical segment is presented. The Group concludes that it has only one reportable segment.

The CODM of the Group primarily utilizes the net (loss) income to monitor budget-to-actual performance and to assess the adequacy of capital resources for marketing and development. The following table presents the significant revenue and expense categories in the Group’s single operating segment:

	For the Years Ended December 31,
	2024	2023
Revenue	$3,954,810	$3,989,037
Cost of revenue	(1,982,053)	(2,950,835)
Selling and marketing	(22,969)	(34,211)
General and administrative	(884,812)	(1,391,505)
Income tax (expense) benefit	(295,903)	104,983
Other income (expenses)	25,185	(1,482)
Net income (loss) of single operating segment	$794,258	$(284,013)

16. Subsequent Events

The Group evaluates all events and transactions that occur after December 31, 2024 up through May 22, 2025, except for the events described in Note 11 as to which the date is August 12, 2025. Other than the event disclosed elsewhere in these consolidated financial statements, there is no other subsequent event occurred that would require recognition or disclosure in the Group’s consolidated financial statements.

Club Versante Group Limited
Unaudited Condensed Consolidated Balance Sheets
(Expressed in U.S. Dollars, except for the number of shares)

	As of
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Assets
Current Assets
Cash and cash equivalents	$119,409	$—
Accounts receivable	109,908	—
Inventories	141,717	127,637
Prepayments and other current assets	142,917	95,964
Total current assets	513,951	223,601

Property and equipment, net	579,769	619,430
Operating lease right-of-use asset, net (related party)	134,374	135,351
Operating lease right-of-use asset, net (third parties)	1,476,788	1,457,029
Finance lease right-of-use asset, net (third party)	—	16,731
Deferred initial public offering (“IPO”) costs	310,269	—
Deferred tax assets	823,772	936,038
Total assets	$3,838,923	$3,388,180

Liabilities and shareholders’ equity

Liabilities
Current liabilities
Accounts payable	$28,836	$52,760
Bank loan	29,369	27,778
Book overdrafts	—	58,814
Accrued expenses and other current liabilities	406,593	306,024
Amount due to a related party, current	558,040	599,741
Operating lease liabilities, current (related party)	18,865	17,331
Operating lease liabilities, current (third parties)	128,216	117,779
Finance lease liabilities, current (third party)	—	37,119
Total current liabilities	1,169,919	1,217,346

Amount due to a related party, non-current	3,303,965	3,125,000
Operating lease liabilities, non-current (related party)	119,263	121,854
Operating lease liabilities, non-current (third parties)	1,360,223	1,348,066
Total liabilities	$5,953,370	$5,812,266

Commitments and contingencies		—

Shareholders’ deficit
Ordinary shares ($0.0001 par value, 500,000,000 shares authorized, 15,633,000 shares issued and outstanding as of June 30, 2025 and 13,500,000 shares issued and outstanding as of December 31, 2024)*	$1,563	$1,350
Subscription receivable	(817,475)	(1,350)
Additional paid-in capital	815,986	74
Accumulated deficit	(2,192,482)	(2,625,796)
Accumulated other comprehensive income	77,961	201,636
Total shareholders’ deficit	(2,114,447)	(2,424,086)
Total liabilities and shareholders’ deficit	$3,838,923	$3,388,180

____________

*        Shares and per share data are presented on a retroactive basis to reflect the ordinary shares issuance and share split.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Club Versante Group Limited
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income
(Expressed in U.S. dollar, except for the number of shares)

	For the Six Months Ended June 30,
	2025	2024
	(Unaudited)	(Unaudited)
Revenue
Revenue-related parties	$—	$199,472
Revenue-third parties	1,869,203	1,934,730
Total revenue	1,869,203	2,134,202

Cost of revenue	(818,303)	(1,077,653)

Gross profit	1,050,900	1,056,549

Operating expenses
Selling and marketing	(10,263)	(12,173)
General and administrative	(522,208)	(497,975)
Total operating expenses	(532,471)	(510,148)

Income from operations	518,429	546,401

Other income (expense)
Interest expense	(710)	(736)
Other income	75,861	5,521
Total other income, net	75,151	4,785

Income before income tax expense	593,580	551,186
Income tax expense	(160,266)	(150,398)
Net income	433,314	400,788

Foreign currency translation adjustments	(123,675)	119,238
Total comprehensive income	$309,639	$520,026

Earnings per share*
Ordinary shares – basic and diluted	$0.0307	$0.0297

Weighted average shares outstanding used in calculating basic and diluted earnings per share*
Ordinary shares – basic and diluted	14,124,580	13,500,000

____________

*        Shares and per share data are presented on a retroactive basis to reflect the ordinary shares issuance and share split.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Club Versante Group Limited
Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Equity
(Expressed in U.S. dollar, except for the number of shares)

For the Six Months Ended June 30, 2024

	Ordinary shares*		Subscription receivable	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive (loss) income	Total
	Number issued	Amount
Balance as of December 31, 2023 (Audited)	13,500,000	$1,350	$(1,350)	$74	$(3,420,054)	$(48,218)	$(3,468,198)
Net income	—	—	—	—	400,788	—	400,788
Foreign currency translation adjustment	—	—	—	—	—	119,238	119,238
Balance as of June 30, 2024 (Unaudited)	13,500,000	$1,350	$(1,350)	$74	$(3,019,266)	$71,020	$(2,948,172)

For the Six Months Ended June 30, 2025

	Ordinary shares*		Subscription receivable	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income	Total
	Number issued	Amount
Balance as of December 31, 2024 (Audited)	13,500,000	$1,350	$(1,350)	$74	$(2,625,796)	$201,636	$(2,424,086)
Issuance of ordinary shares	2,133,000	213	(816,125)	815,912	—	—	—
Net income	—	—	—	—	433,314	—	433,314
Foreign currency translation adjustment	—	—	—	—	—	(123,675)	(123,675)
Balance as of June 30, 2025 (Unaudited)	15,633,000	$1,563	$(817,475)	$815,986	$(2,192,482)	$77,961	$(2,114,447)

____________

*        Shares and per share data are presented on a retroactive basis to reflect the ordinary shares issuance and share split.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Club Versante Group Limited
Unaudited Condensed Consolidated Statements of Cash Flows
(Expressed in U.S. dollar)

	For the Six Months Ended June 30,
	2025	2024
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$433,314	$400,788
Adjustments to reconcile net profit to net cash provided by operating activities:
Depreciation	72,594	75,331
Amortization of operating lease right-of-use assets	69,964	68,599
Amortization of finance lease right-of-use assets	17,092	35,473
Non-cash gain from lease modification	—	(19,580)
Deferred tax expense	160,266	150,398

Changes in operating assets and liabilities:
Accounts receivable	(106,194)	—
Inventories	(6,541)	4,406
Prepayments and other current assets	(40,056)	(682)
Accounts payable	(66,568)	(135,435)
Accrued expenses and other current liabilities	60,688	(144,925)
Operating lease liabilities	(68,003)	(66,564)
Net cash provided by operating activities	526,556	367,809

Cash flows from financing activities:
Repayments of advances from a related party	(73,477)	(334,966)
Payments of offering costs related to Initial Public Offering (“IPO”)	(299,785)	—
Repayment of principal portion of finance lease liabilities	(37,915)	(32,843)
Net cash used in financing activities	(411,177)	(367,809)

Effect of exchange rate changes on cash and cash equivalents	4,030	—

Net increase in cash and cash equivalents	119,409	—
Cash and cash equivalents, beginning of period	—	—
Cash and cash equivalents, end of period	$119,409	$—

Reconciliation of cash and cash equivalents to the unaudited condensed consolidated balance sheets
Cash and cash equivalents	$119,409	$—

Supplemental disclosures of cash flow information:
Changes in book overdraft to reinstatement of accrued expenses and other current liabilities	$19,549	$30,845
Changes in book overdraft to reinstatement of accounts payable	$40,533	$160,545
Interest paid	$710	$736

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Club Versante Group Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

1. Organization and Description of Business

Club Versante Group Limited (“Club Versante”) (“the Company”) is a company incorporated in the Cayman Islands with limited liability on April 9, 2025. Club Versante is a parent holding company with no operations.

Club Versante Business Limited (“Club Versante BVI”), a wholly-owned subsidiary of the Company, is a company incorporated in the British Virgin Islands (“B.V.I.”) with limited liability on April 22, 2025. Club Versante BVI has 1,000 ordinary shares outstanding with US$1 par value per share. Club Versante BVI is an investment holding company with no operations.

Club Versante Management Ltd (“Club Versante Canada”), a wholly-owned subsidiary of Club Versante BVI, is a private company limited by shares incorporated in Canada on December 3, 2013. Club Versante Canada had a share capital of CA$100 as of both June 30, 2025 and December 31, 2024. Club Versante Canada is primarily engaged in the food and beverage industry, operating a portfolio of restaurants and bars. Club Versante Canada provides a range of hospitality services, including on-site catering, private event hosting, and venue rental solutions, catering to both individual and corporate customers.

Club Versante together with its subsidiaries (collectively, “the Group”) primarily operate in Canada, focusing on the running of restaurants and bars to provide catering, event hosting, and venue rental services.

The accompanying unaudited condensed consolidated financial statements reflect the activities of the Company, and each of the following entities as of June 30, 2025:

Name of Company	Place of Incorporation	Attributable equity interest %	Issued share capital
Club Versante BVI	B.V.I.	100%	USD 1,000
Club Versante Canada	Canada	100%	CA$ 100

Reorganization

The Reorganization was completed on April 25, 2025 through a series of planned transactions. As a result of the Reorganization, the Company has become the holding company for all previously mentioned entities.

Immediately prior to the Reorganization, Club Versante Canada was wholly owned and controlled by Bygenteel Capital Inc., a private company incorporated in Canada and wholly owned and controlled by Chung Lin Ching. Club Versante was incorporated on April 9, 2025, by a registered agent in the Cayman Islands for the sole purpose of serving as the holding company of the Group. On the date of incorporation, one share with a par value of $1 was issued by Club Verante. On the same day, 100% ownership of Club Versante was transferred from the registered agent to Club Versante Investment Limited, a B.V.I. company wholly owned by Chung Lin Ching. Subsequently, on the same day, an additional 999 ordinary shares, each with a par value of $1, were allotted by Club Versante to Club Versante Investment Limited. As a result of these transactions, the issued share capital of Club Versante was $1,000 as of April 9, 2025.

Club Versante BVI was incorporated on April 22, 2025, by Club Versante as an intermediate holding company. It had not engaged in any business activities prior to the Reorganization. On April 25, 2025, Club Versante BVI acquired 100,000 shares of Club Versante Canada from Bygenteel Capital Inc., representing the entire issued share capital of Club Versante Canada at that time, for a consideration of CA$100, thereby completing the Reorganization.

Immediately before and after the Reorganization, Club Versante, Club Versante BVI, and Club Versante Canada remained under the common ownership and control of Chung Lin Ching. Accordingly, the Reorganization is accounted for as a transaction among entities under common control in accordance with ASC 805-50.

Following this, the consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in these unaudited condensed consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-group transactions.

Club Versante Group Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

2. Liquidity

In assessing the Group’s liquidity position, management regularly monitors and evaluates its cash-on-hand, operating cash flows, and obligations related to working capital, operating expenses, and capital expenditures. The Group’s liquidity needs are primarily funded through equity financing in the form of capital contributions from shareholders, advances from related parties and cash generated from operating activities.

As of June 30, 2025, the Group reported a working capital deficit of $655,968 and the Group had $119,409 in cash at bank. During the six months ended June 30, 2025, the Group generated positive net cash flows from operating activities of $526,556. Management anticipates continued positive cash flows from operations and expects the Group to sustain profitability in the coming year, supported by its ongoing business activities and operating performance. In addition, on May 8, 2025, the Company entered into subscription agreements with three individuals who subscribed for an aggregate of 158 ordinary shares for a total consideration of $816,070. This capital injection was fully settled in July 2025 and expected to significantly improve the Group’s working capital position. Furthermore, some related parties had committed to providing additional financial support to the Group, should the need arise.

Considering all facts and information on hand, management expects the Group’s cash on hand and the cash generated from operation are sufficient to finance its working capital requirements within the normal operating cycle of a twelve-months period from the date of these unaudited condensed consolidated financial statements are issued.

If the Group is unable to have sufficient fund to finance its working capital requirements within the normal operating cycle of a twelve-months period from the date these financial statements are issued, the Group may consider supplementing its available sources of funds through the following sources:

•        addition equity financing from major shareholders or third-party investors; and/or

•        financial support from the financial institutions and the Group’s related parties.

Based on the above considerations, management is of the opinion that the Group has sufficient funds to meet its working capital requirements and current liabilities as they become due within twelve months from the date these financial statements are issued. Therefore, these unaudited condensed consolidated financial statements for six months ended June 30, 2025 and 2024 have been prepared on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the inability of the Company to continue as a going concern.

3. Summary of Significant Accounting Policies

Basis of presentation and principle of consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). The unaudited condensed consolidated financial statements for the six months ended June 30, 2025 and 2024 include all adjustments (consisting of only normal recurring adjustments) considered necessary to present fairly the financial position, results of operations and cash flows for such interim periods. The results of operations for the six months ended June 30, 2025 and 2024 are not necessarily indicative of results to be expected for the full years ending or ended December 31, 2025 and 2024. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements for the years ended December 31, 2024 and 2023.

These unaudited condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Club Versante Group Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

3. Summary of Significant Accounting Policies (cont.)

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Use of estimates and assumptions

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant accounting estimates include, but not limited to the realization of deferred tax assets, accounting of right-of-use assets, and lease liabilities. These estimates and judgments are based on historical information, information that is currently available to the Group and on various other assumptions that the Group believes to be reasonable under the circumstances. Actual results could differ from the estimates, and as such, differences could be material to these unaudited condensed consolidated financial statements.

Cash and cash equivalents

Cash includes balances maintained with a bank in Canada that are unrestricted and readily available for withdrawal and use, as well as cash on hand. Book overdrafts represent outstanding checks that exceed available cash balances in certain bank accounts, primarily due to the timing of unpresented checks at year-end.

As of June 30, 2025 and December 31, 2024, the Group had cash at bank of $119,409 and $22,416, respectively. After accounting for the impact of unpresented checks at the year end, book overdrafts amounted to $58,814 as of December 31, 2024 and no book overdrafts was recorded as of June 30, 2025.

Book overdrafts are not reflected as financing activities in the unaudited condensed consolidated statements of cash flows because they do not represent actual cash outflows or borrowing arrangements with financial institutions. Rather, they reflect a temporary reinstatement of accounts payable and accrued liabilities due to outstanding checks. Accordingly, changes in the book overdraft position are included within “Net cash provided by operating activities” in the unaudited condensed consolidated statements of cash flows.

Accounts receivable

Accounts receivable are recognized and carried at the original invoiced amount less an allowance for credit losses and do not bear interest. The Group adopted ASU No.2016-13 Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASC 326”) on its accounts receivable and records the allowance for credit losses as an offset to accounts receivable, and the estimated credit losses charged to the allowance is recognized under “general and administrative” in the unaudited condensed consolidated statements of operations and comprehensive income. The Group assesses collectability by reviewing accounts receivable on a collective basis where similar characteristics exist, primarily based on similar business line or product offered and on an individual basis when the Group identifies specific customers with known disputes or collectability issues. In determining the amount of the allowance for expected credit losses, the Group considers historical collectability based on past due status, the age of the accounts receivable balances, credit quality of the Group’s customers based on ongoing credit evaluations, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect the Group’s ability to collect from customers. Under this accounting guidance, the Group measures credit losses on its accounts receivable using the current expected credit loss model under ASC 326. As of June 30, 2025 and December 31, 2024, no allowance for expected credit losses against accounts receivable was recognized.

Club Versante Group Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

3. Summary of Significant Accounting Policies (cont.)

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost of inventories are determined using the first in first out method. Management reviews inventories for obsolescence and slow-moving inventories periodically and records an allowance against the inventories when the carrying value exceeds net realizable value. As of June 30, 2025 and December 31, 2024, no write-downs of inventories was recognized.

Prepayments and other current assets

Prepayments and other current assets are comprised of other current assets and prepaid expenses. The Group adopted ASC 326 on its other current assets on December 31, 2022. The new credit losses guidance replaces the old model for measuring the allowance for credit losses with a model that is based on the expected losses. Under this accounting guidance, the Group measures expected credit losses against its other current assets using the current expected credit loss model under ASC 326. As of June 30, 2025 and December 31, 2024, no allowance for expected credit loss against other current assets was recognized.

Leases

The Group adopted Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), which requires lessees to recognize lease liabilities and corresponding right-of-use (“ROU”) assets on the unaudited condensed consolidated balance sheets for both operating and finance leases.

The Group is a lessee under non-cancellable lease arrangements, which include leases for three commercial properties, and one lease for kitchen equipment, all used for restaurant and bar operations. At lease inception, the Group determines whether an arrangement is, or contains, a lease and classifies each lease as either an operating lease or a finance lease based on the criteria set forth in ASC 842.

A lease is classified as a finance lease if any of the following criteria are met: (i) ownership of the underlying asset transfers to the lessee by the end of the lease term; (ii) the lease contains a bargain purchase option; (iii) the lease term is for the major part of the remaining economic life of the asset; (iv) the present value of lease payments equals or exceeds substantially all of the fair value of the underlying asset; or (v) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor.

Leases that do not meet the criteria above are classified as operating leases.

Based on this requirement, the leases of three commercial properties are classified as operating leases, as substantially all risks and rewards of ownership remain with the lessor. The lease of kitchen equipment is classified as a finance lease, as ownership of the equipment will transfer to the Group by the end of the lease term.

The Group has elected the short-term lease exemption under ASC 842 for leases with a term of 12 months or less. Accordingly, such leases are not recognized on the balance sheet and related lease payments are recognized on a straight-line basis over the lease term.

Operating lease ROU assets and lease liabilities are recognized at the commencement date based on the present value of future lease payments over the lease term. The Group uses its incremental borrowing rate at lease commencement to discount lease payments, estimated using a market-based approach. ROU assets also include any lease payments made prior to lease commencement, less any lease incentives received. Operating lease costs are recognized on a straight-line basis over the lease term and are included in the unaudited condensed consolidated statements of operations and comprehensive income.

Club Versante Group Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

3. Summary of Significant Accounting Policies (cont.)

Finance lease ROU assets are amortized over the shorter of the lease term or the estimated useful life of the asset. Lease liabilities are increased by interest expense and decreased by lease payments made. Interest expense is recognized to produce a constant periodic rate of interest on the remaining lease liability. Interest expense and amortization of ROU assets under finance leases are recognized separately in the unaudited condensed consolidated statements of operations and comprehensive income.

Any lease modifications are evaluated in accordance with ASC 842-10-15-6 to determine their impact on the existing lease classification and measurement. A partial lease termination is accounted for by proportionally reducing both the lease liability and the ROU asset. Any difference between the reduction in the lease liability and the corresponding reduction in the ROU asset is recognized as a gain or loss in the unaudited condensed consolidated statements of operations and comprehensive income. During the six months ended June 30, 2024, the Group modified a lease arrangement to reduce leased space, resulting in lower monthly rental obligations. For the six months ended June 30, 2024, the modification resulted in an adjustment of $19,580, which was recorded as a gain in the unaudited condensed consolidated statements of operations and comprehensive income. No gain or loss was recognized from lease modifications for the six months ended June 30, 2025.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment losses. Depreciation is provided using the straight-line method based on the estimated useful life. The estimated useful lives of property and equipment are as follows:

Kitchen equipment	10 years
Furniture and fixture	5 years
Leasehold improvement	Lesser of useful life and lease term (10 years)

Expenditures for repairs and maintenance, which do not materially extend the useful lives of the assets, are expensed as incurred. Expenditures for major renewals and betterments which substantially extend the useful lives of assets are capitalized. The cost and related accumulated depreciation of assets disposed of or retired are removed from the accounts, and any resulting gain or loss is reflected in the unaudited condensed consolidated statements of operations and comprehensive income under other income or expenses.

Impairment of long-lived assets

The Group reviews long-lived assets, including ROU assets, property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets or a related group of assets is measured by a comparison of the carrying amount of the assets to the undiscounted future pre-tax cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair value is generally determined by discounting the cash flows expected to be generated by the assets or asset group, when the market prices are not readily available. The adjusted carrying amount of the assets is the new cost basis and is depreciated over the asset’s remaining useful life. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. As of June 30, 2025 and December 31, 2024, no impairment of long-lived assets was recognized.

Club Versante Group Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

3. Summary of Significant Accounting Policies (cont.)

Deferred IPO costs

Deferred IPO costs consist of costs incurred in connection with the Company’s planned initial public offering in the United States. These costs, together with the underwriting discounts and commissions, will be charged to additional paid-in capital upon completion of the planned initial public offering or charged to unaudited condensed consolidated statements of operations and comprehensive income if the planned initial public offering is not completed. As of June 30, 2025 and December 31, 2024, the Company had deferred IPO costs of $310,269 and nil, respectively.

Accounts payable

Accounts payable represent obligations to pay for goods and services received or incurred in the ordinary course of the Group’s revenue cycle that remain unpaid as of the reporting date. These liabilities are initially recognized at fair value and are subsequently measured at amortized cost using the effective interest method. Accounts payable are classified as current liabilities when payment is due within one year or within the Company’s normal operating cycle, whichever is longer. If payment is not expected within this timeframe, the amounts are classified as non-current liabilities. As of June 30, 2025 and December 31, 2024, all accounts payable were classified as current liabilities.

Bank loan

Bank loans comprise borrowings from banks. Bank loans are recognized initially at fair value, net of transaction costs incurred. Bank loans are subsequently stated at amortized cost; any difference between the proceeds net of transaction costs and the redemption value is recognized in profit or loss over the period of the borrowings using the effective interest method. Bank loans are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities.

Accrued expenses and other current liabilities

Accrued expenses and other liabilities primarily represent obligations to operating service providers for services received but not yet paid as of the reporting date. These liabilities are initially recognized at fair value and subsequently measured at amortized cost using the effective interest method.

Revenue recognition

The Group follows the rules and guidance set out under ASC 606, Revenue from Contracts with Customers (“ASC 606”), when recognizing revenue from contracts with customers. The core principle of ASC 606 requires an entity to recognize revenues to depict the transfer of goods to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods recognized as performance obligations are satisfied. In accordance with ASC 606, revenues are recognized when the Group satisfies the performance obligations by delivering the promised goods to the customers, in an amount that reflects the consideration the Group expects to be entitled to in exchange for those goods. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation.

Club Versante Group Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

3. Summary of Significant Accounting Policies (cont.)

The Group identifies each distinct sales transaction as a performance obligation. The recognition and measurement of revenues is based on the assessment of individual contract terms. The Group applies a practical expedient to expense contract acquisition costs as incurred when those costs would be amortized over one year or less. The Group has no material incremental costs of obtaining contracts with customers that the Group expects the benefit of those costs to be longer than one year, which need to be recognized as assets.

The Group has four principal revenue streams, which are the catering income, event and venue rental income, service fee income and revenue sharing income. The Group carried out all its business activities and operations in Canada.

Catering income

Revenue from catering, primarily from operating restaurants and bars, is recognized at the point in time when control of the goods transfers to the customer. This transfer occurs when the food and beverages are delivered, and the customer assumes the risks and rewards of ownership. The performance obligation is satisfied upon delivery, with no further obligations outstanding. Transaction prices are clearly indicated on the menu, and revenue is recognized net of any discounts or incentives offered to customers. Payments are typically received immediately via cash, checks, or credit cards after the food and beverages are served. The Group does not have obligations related to returns, refunds, or similar contingencies.

Event income

The Group rents out its venues, including restaurants, bars, and event halls, for events and film productions in exchange for a fixed service fee. Contracts detail all pertinent aspects of the services provided, such as date, venue specifications, decoration requirements, food and beverage orders, and pricing. Although these contracts encompass multiple elements, they are considered a single performance obligation due to the integrated nature of the services provided, culminating in a comprehensive event experience.

Revenue is recognized over time, as customers simultaneously receive and consume the benefits during the event. The measure of progress is based on the passage of time over the event duration. Given the typically short duration of events, performance obligations are generally satisfied within a single reporting period.

The Group requires upfront deposits to confirm reservations, which are recorded as contract liabilities. The remaining balance is due upon completion of the event. These amounts are recognized as revenue over the event duration. Revenue is recognized net of any customer discounts or incentives. The Group has no obligations related to returns, refunds, or warranties in this revenue stream.

Service fee income

The Group provides breakfast and lunch services to a hotel under a fixed monthly fee arrangement, which constitutes a single performance obligation. This obligation is characterized as a stand-ready commitment, wherein the Group is obligated to make catering services available to the hotel as and when required throughout the contract period. The hotel benefits evenly from the Group’s continuous availability to provide these services, irrespective of the actual usage.

In accordance with ASC 606, revenue from stand-ready obligations is recognized over time, as the customer simultaneously receives and consumes the benefits of the entity’s performance as it occurs. Given the nature of the stand-ready obligation and the consistent benefit to the customer, the Group has determined that a time-based measure of progress, specifically a straight-line basis, faithfully depicts the transfer of control. Consequently, revenue is recognized evenly over the contract period.

Club Versante Group Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

3. Summary of Significant Accounting Policies (cont.)

The transaction price is fixed and explicitly stated in the contract, with payments due on a monthly basis as specified in the agreement. There are no provisions for returns, refunds, or similar contingencies. This aligns with the guidance provided in ASC 606-10-25-27(a), which states that an entity recognizes revenue over time if the customer simultaneously receives and consumes the benefits provided by the entity’s performance as the entity performs.

Revenue sharing income

The Group has entered into an arrangement with a third-party partner to operate one of its restaurants. Under this agreement, the Group provides kitchen facilities, equipment, and necessary operating licenses, while the partner manages the restaurant’s daily operations. In return, the Group receives variable consideration equivalent to 20% of the restaurant’s monthly sales.

The Group’s primary performance obligation in this arrangement is to provide the partner with access to the kitchen facilities, equipment, and necessary operating licenses. This obligation is satisfied over time, as the partner simultaneously receives and consumes the benefits provided by the Group throughout the contract period.

The consideration the Group receives is variable, contingent upon the restaurant’s monthly sales. In accordance with ASC 606-10-32-8, the Group estimates the amount of variable consideration to which it will be entitled using the most likely amount method. This estimate is constrained to the extent that it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved, as outlined in ASC 606-10-32-11. The sales data is shared by and agreed upon with the partner on a monthly basis. The Group recognizes revenue monthly, based on the sales figures provided by the partner, and makes estimates on the variable consideration if necessary for that particular month.

Based on the agreed-upon sales data, the Group invoices the partner monthly for its 20% share of the restaurant’s sales. Payments are due upon presentation of the invoices.

The Group has no obligations related to returns, refunds, or warranties in this revenue stream.

The Group follows the rules and guidance set out under ASC 606 when determining whether it is acting as a principal or an agent in the contract with its customers. The core principle of ASC 606 requires an entity to determine whether the nature of its promise is a performance obligation to provide the goods itself (that is, the entity is a principal) or to arrange for those goods to be provided by the other party (that is, the entity is an agent). The following steps are applied to achieve that core principle:

Step 1: Identify the specified goods to be provided to the customer

Step 2: Assess whether it controls each specified good before that good is transferred to the customer

In the arrangement with the third-party partner to operate one of its restaurants, the Group provides kitchen facilities, equipment, and necessary operating licenses but does not control the day-to-day operations or the direct provision of food and beverage services to end customers. The partner independently manages the restaurant’s operations, including menu selection, pricing, procurement, and staff management. Furthermore, the Group does not bear inventory risk related to the food and beverages, nor does it have discretion in establishing the prices charged to end customers. These factors indicate that the Group does not control the specified goods or services before they are transferred to the customer. Consequently, the Group concludes that it acts as an agent in this arrangement. In accordance with ASC 606-10-55-38, the Group recognizes revenue on a net basis, representing its 20% share of the restaurant’s monthly sales.

Club Versante Group Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

3. Summary of Significant Accounting Policies (cont.)

Sources of revenue

Disaggregated information of revenue by major sources are as follows:

	For the six months ended June 30,
	2025	2024
	(Unaudited)	(Unaudited)
Revenue from contracts with customers recognized over time
Event income	$806,552	$598,924
Service fee income	85,129	88,339
Revenue sharing income	83,818	24,255
	975,499	711,518

Revenue from contracts with customers recognized at a point in time
Catering income	893,704	1,422,684
Total	$1,869,203	$2,134,202

Contract assets and contract liabilities

The Group classifies its right to consideration in exchange for goods and services transferred to a customer as either a receivable or a contract asset. A receivable is a right to consideration that is unconditional as compared to a contract asset which is a right to consideration that is conditional upon factors other than the passage of time. The Group recognizes accounts receivable in its unaudited condensed consolidated balance sheets when it transfers the goods in advance of receiving consideration and it has the unconditional right to receive consideration. A contract asset is recorded when the Group has transferred the goods to the customer before payment is received or is due, and the Group’s right to consideration is conditional on future performance or other factors in the contract. As of June 30, 2025 and December 31, 2024, the Group did not have any contract assets.

Contract liabilities are recognized if the Group receives consideration prior to satisfying the performance obligations, which include customer deposits or advance payments under sales arrangements. As of June 30, 2025 and December 31, 2024, the Group did not have any contract liabilities.

Cost of revenue

Cost of revenue consists of expenses directly related to revenue-generating activities, primarily including the cost of food and beverages, personnel-related compensation, depreciation of restaurant equipment, and other operating expenses directly associated with revenue generation.

Borrowing costs

All borrowing costs are recognized as finance expense in the unaudited condensed consolidated statements of operations and comprehensive income in the period in which they are incurred.

Income taxes

The Group accounts for income taxes under ASC 740, Income Taxes. Provision for income taxes consists of current taxes and deferred taxes.

Current tax is recognized based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Club Versante Group Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

3. Summary of Significant Accounting Policies (cont.)

Deferred tax is recognized in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the unaudited condensed consolidated financial statements and the corresponding tax basis. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the unaudited condensed consolidated statements of operations and comprehensive income, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Group did not have any significant uncertain tax positions nor interest and penalty associated with tax positions as of June 30, 2025 and December 31, 2024.

Segment reporting

In November 2023, the FASB issued Accounting Standards Update, or ASU 2023-07 — Improvements to Reportable Segment Disclosures, which enhances the disclosures required for reportable segments in annual and interim consolidated financial statements, including additional, more detailed information about a reportable segment’s expenses. The standard is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Group adopted ASU 2023-07 for the year ended December 31, 2024, retrospectively to all periods presented in the unaudited condensed consolidated financial statement. The adoption of this ASU had no material impact on reportable segments identified and had no effect on the Group’s unaudited condensed consolidated financial position, results of operations, or cash flows.

Based on the criteria established by ASC 280, Segment Reporting, the Group uses the management approach in determining its operating segments. The Group’s chief operating decision maker (“CODM”), specifically the Group’s CEO and CFO, reviews consolidated results when making decisions, allocating resources and assessing performance of the Group. The Group carries out all its business activities and operations in Vancouver, Canada. All transactions are concluded and completed in Vancouver, Canada with similar terms and conditions. Internally, the Group reports costs and expenses by nature as a whole for management decision-making and assessment. Therefore, the Group has only one operating segment and one reportable segment.

The Group’s CODM assesses performance for the segment and decides how to allocate resources by regularly reviewing the segment net income that also is reported as consolidated net income on the unaudited condensed consolidated statements of operations and comprehensive income, after taking into account the Group’s strategic priorities, its cash balance, and its expected use of cash. Further, the CODM reviews and utilizes functional expenses (i.e., selling and marketing and general and administrative) at the consolidated level to manage the Company’s operations. Other segment items included interest expense, other income, and income tax expense, which are reflected in the segment and consolidated net income. The measure of segment assets is reported on the unaudited condensed consolidated balance sheet as total consolidated assets.

Comprehensive income (loss)

Comprehensive income (loss) is defined as the changes in equity of the Group during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Comprehensive income (loss) consists of two components, net income and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under U.S. GAAP are

Club Versante Group Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

3. Summary of Significant Accounting Policies (cont.)

recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of a foreign currency translation adjustment resulting from the Group not using the U.S. Dollars as its functional currency.

Earnings per share

Earnings per share is calculated in accordance with ASC 260, Earnings Per Share. Basic earnings per share is computed by dividing net income attributable to each class of ordinary shareholders by the weighted average number of shares of that particular class outstanding during the year.

Diluted earnings per share is calculated by dividing net income attributable to each class of ordinary shareholders, as adjusted for the effect of dilutive ordinary equivalent shares of that class, if any, by the weighted average number of that particular class of ordinary and dilutive ordinary equivalent shares outstanding during the period. Ordinary share equivalents are excluded from the computation of diluted earnings per share if their effects would be anti-dilutive. Basic and diluted earnings per ordinary share are presented in the Group’s unaudited condensed consolidated statements of operations and comprehensive income. For the six months ended June 30, 2025 and 2024, there were no dilutive shares.

Translation of foreign currencies

The Group’s principal place of operations is Canada. The financial position and results of its operations are determined using Canadian Dollars (“CAD” or “CA$”), as the functional currency. The Group’s unaudited condensed consolidated financial statements are presented in U.S. Dollars (“US$” or “$”). The results of operations and the unaudited condensed consolidated statements of cash flows, denominated in the functional currency, are translated to US$ at the average rate of exchange during the reporting period. Assets and liabilities denominated in the functional currency at the balance sheet dates are translated to US$ at the applicable rates of exchange in effect at those dates. The equity, denominated in the functional currency, is translated to US$ at the historical rate of exchange at the time of the transaction. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the unaudited condensed consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the unaudited condensed consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income the unaudited condensed consolidated statements of changes in shareholders’ equity. Gains and losses from foreign currency transactions are included in the Group’s unaudited condensed consolidated statements of operations and comprehensive income.

The following table outlines the exchange rates between CA$ and US$ that are used in preparing these unaudited condensed consolidated financial statements:

	As of
	June 30, 2025	December 31, 2024
Year-end spot rate	1.3620	1.4400
	For the six months ended June 30,
	2025	2024
Average rate	1.4096	1.3584

Club Versante Group Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

3. Summary of Significant Accounting Policies (cont.)

Fair value of financial instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1	—	Quoted prices in active markets for identical assets and liabilities.
Level 2	—

Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3	—

Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

As of June 30, 2025 and December 31, 2024, the Group’s financial instruments comprised primarily cash at bank, accounts receivable, other current assets, accounts payable, book overdraft, bank loan, amount due to a related party and other current liabilities. For these financial instruments, the carrying amounts approximate their fair values due to the short-term nature of these instruments.

Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence of the same party, such as a family member or relative, shareholder, or a related corporation.

Commitments and contingencies

In the normal course of business, the Group is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Group’s unaudited condensed consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Recent accounting pronouncements

The Group considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Group meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies. Therefore, the Group’s financial statements may not be comparable to those of companies that comply with public company effective dates.

Club Versante Group Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

3. Summary of Significant Accounting Policies (cont.)

Recently issued accounting pronouncements adopted

In April 2019, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, which amends and clarifies several provisions of Topic 326. In May 2019, the FASB issued ASU 2019-05, Financial Instruments-Credit Losses (Topic 326) Targeted Transition Relief, which amends Topic 326 to allow the fair value option to be elected for certain financial instruments upon adoption. ASU 2019-10 extended the effective date of ASU 2016-13 until December 15, 2022. This standard replaces the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. CECL requires an estimate of credit losses for the remaining estimated life of the financial asset using historical experience, current conditions, and reasonable and supportable forecasts and generally applies to financial assets measured at amortized cost, including loan receivables and held-to-maturity debt securities, and some off-balance sheet credit exposures such as unfunded commitments to extend credit. Financial assets measured at amortized cost will be presented at the net amount expected to be collected by using an allowance for credit losses. The Group adopted this accounting guidance on December 31, 2022. The adoption of the standard did not have a material impact on the Group’s unaudited condensed consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280)” (“ASU 2023-07”). The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision useful financial analyses. Topic 280 requires a public entity to report a measure of segment profit or loss that the chief operating decision maker (CODM) uses to assess segment performance and make decisions about allocating resources. Topic 280 also requires other specified segment items and amounts, such as depreciation, amortization, and depletion expense, to be disclosed under certain circumstances. The amendments in ASU 202307 do not change or remove those disclosure requirements. The amendments in ASU 2023-07 also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in ASU 2023-07 are effective for years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024, adopted retrospectively. The Group adopted this accounting guidance for the year ended December 31, 2024, and applied it retrospectively to all prior periods presented in the unaudited condensed consolidated financial statements. The adoption had no material impact on reportable segments identified and had no effect on the Group’s unaudited condensed consolidated financial position, results of operations, or cash flows.

In December 2023, FASB issued Accounting Standards Update (“ASU”) 2023-09, “Income Taxes (Topic 740)” (“ASU 2023-09”). The amendments in ASU 2023-09 address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. One of the amendments in ASU 2023-09 includes disclosure of, on an annual basis, a tabular rate reconciliation of (i) the reported income tax expense (or benefit) from continuing operations, to (ii) the product of the income (or loss) from continuing operations before income taxes and the applicable statutory federal income tax rate of the jurisdiction of domicile using specific categories, including separate disclosure for any reconciling items within certain categories that are equal to or greater than a specified quantitative threshold of 5%. ASU 2023-09 also requires disclosure of, on an annual basis, the year-to-date amount of income taxes paid (net of refunds received) disaggregated by federal, state, and foreign jurisdictions, including additional disaggregated information on income taxes paid (net of refunds received) to an individual jurisdiction equal to or greater than 5% of total income taxes paid (net of refunds received). The amendments in ASU2023-09 are effective for annual periods beginning after December 15, 2024. The Group adopted this accounting guidance on January 31, 2025. The adoption of the standard did not have a material impact on the Group’s unaudited condensed consolidated financial statements.

Club Versante Group Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

3. Summary of Significant Accounting Policies (cont.)

Recent accounting pronouncements not yet adopted

In November 2024, the FASB issued ASU No. 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), and in January 2025, the FASB issued ASU No. 2025-01, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date (“ASU 2025-01”). ASU 2024-03 requires additional disclosure of the nature of expenses included in the income statement as well as disclosures about specific types of expenses included in the expense captions presented in the income statement. ASU 2024-03, as clarified by ASU 2025-01, is effective for annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Both early adoption and retrospective application are permitted. The Group is currently evaluating the impact of this accounting standard update on its unaudited condensed consolidated financial statements and related disclosures.

In January 2025, the FASB issued ASU 2025-01 Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40). The FASB issued ASU 2024-03 on November 4, 2024. ASU 2024-03 states that the amendments are effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Following the issuance of ASU 2024-03, the FASB was asked to clarify the initial effective date for entities that do not have an annual reporting period that ends on December 31 (referred to as non-calendar year-end entities). Because of how the effective date guidance was written, a non-calendar year-end entity may have concluded that it would be required to initially adopt the disclosure requirements in ASU 2024-03 in an interim reporting period, rather than in an annual reporting period. The FASB’s intent in the basis for conclusions of ASU 2024-03 is clear that all public business entities should initially adopt the disclosure requirements in the first annual reporting period beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. The Group is currently evaluating the impact of this accounting standard update on its unaudited condensed consolidated financial statements and related disclosures.

The Group does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the unaudited condensed consolidated financial position, statements of operations and comprehensive income and statements of cash flows.

4. Significant Risks

Currency risk

The functional currency of the Group is CA$ and these unaudited condensed consolidated financial statements are presented in US$. The Group’s sales, operation activities and assets and liabilities are predominately denominated in the functional currency, and the Group is exposed to foreign exchange risk. If CA$ depreciates or appreciates against US$, it could have an impact on the Group’s unaudited condensed consolidated financial statements.

As of June 30, 2025, the Group had net CA$-denominated liabilities of $2,114,447. The Group estimates that a 10% depreciation of CA$ against US$ based on the currency exchange rate on June 30, 2025 would result in a decrease of $211,445 against the Company’s shareholders’ deficit, whilst the Company estimates that a 10% appreciation of CA$ against the US$ based on the currency exchange rate on June 30, 2025 would result in an increase of $211,445 against the Company’s shareholders’ deficit respectively.

Club Versante Group Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

4. Significant Risks (cont.)

The Group considers that the overall foreign exchange risk is not significant, and the Group has not used any instruments or derivatives to manage or hedge the risk.

Concentration and credit risks

Financial instruments that potentially subject the Group to credit risk consist primarily of cash at bank, accounts receivable and other current assets. The maximum exposure to credit risk for these financial instruments is equal to their carrying amounts as of the respective balance sheet dates.

The Group maintains its cash deposits with a reputable financial institution in Canada. As of June 30, 2025 and December 31, 2024, cash balances held at the bank amounted to $119,409 and $22,416, respectively. The Group has not experienced any losses in its bank accounts, and management believes that the Group is not exposed to any significant credit risk related to its cash holdings.

Accounts receivable and other current assets that potentially subject the Group to credit risk are monitored through regular and ongoing assessments of the counterparties’ financial condition and credit history. In addition, the Group evaluates historical collection trends, the aging profile of receivables, and prevailing economic conditions. Based on these assessments, management believes that adequate controls are in place to minimize credit risk associated with these assets. As of June 30, 2025 and December 31, 2024, no allowance for expected credit losses was recorded against these accounts receivable and other assets, and the allowance balances remained at $nil for both reporting periods.

For the six months ended June 30, 2025 and 2024, most of the Group’s assets were in Canada. At the same time, the Group considers that it is exposed to the following concentrations of risk:

(a)     Major customers

For the six months ended June 30, 2025, there was only one customer that accounted for 10% or more of the Group’s revenue. Revenue from the customer accounted for 10% of the Group’s total revenue for that period. For the six months ended June 30, 2024, there was no customer accounting for 10% or more of the Group’s revenue.

	For the six months ended June 30, 2025		As of June 30, 2025 Accounts receivable, gross
Customer	Revenue	Percentage of total revenue
Customer A	$187,838	10%	$—

As of June 30, 2025, there were four customers whose receivables accounted for 10% or more of the Group’s total balances of accounts receivable and they accounted for approximately 30%, 29%, 28% and 13% of the total balances of receivables from customers as of that date, respectively. All the concentration percentages of accounts receivables are calculated before allowance for expected credit losses. The accounts receivables as of June 30, 2025 have been fully collected as of the date of this report. As of December 31, 2024, the Group had no outstanding accounts receivable.

Club Versante Group Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

4. Significant Risks (cont.)

(b)    Major vendors

For the six months ended June 30, 2025, three vendors accounted for 10% or more of the Group’s total purchase. Total purchase from these three vendors accounted for 36%, 18% and 12% of the Group’s total purchase, respectively. For the six months ended June 30, 2024, four vendors accounted for 10% or more of the Group’s total purchase. Total purchase from these four vendors accounted for 33%, 15%, 12% and 12% of the Group’s total purchase, respectively.

	For the six months ended June 30, 2025		As of June 30, 2025 Accounts payable
Vendor	Purchase	Percentage of total purchase
Vendor A	$117,726	36%	$17,113
Vendor B	59,466	18%	—
Vendor C	38,144	12%	—
Total	$215,336	66%	$17,113
	For the six months ended June 30, 2024		As of December 31, 2024 Accounts payable
Vendor	Purchase	Percentage of total purchase
Vendor A	$150,829	33%	$5,300
Vendor D	66,193	15%	—
Vendor C	55,091	12%	13,488
Vendor E	53,144	12%	—
Total	$325,257	72%	$18,788

As of June 30, 2025, there were two vendors whose payables accounted for 10% or more of the Group’s total balances of accounts payable and accounted for 59% and 12% of the total balance of accounts payable as of that date, respectively. As of December 31, 2024, there were four vendors whose payables accounted for 10% or more of the Group’s total balances of accounts payable and accounted for 26%, 16%, 16% and 10% of the total balance of accounts payable as of that date, respectively.

Interest rate risk

Fluctuations in market interest rates may adversely affect the Group’s financial position and results of operations. The Group is exposed to interest rate risk primarily through its bank deposits and bank loan, which are subject to floating interest rates. This exposure may be more pronounced during periods of significant interest rate volatility. However, given the relatively modest amounts of bank deposits and bank loan involved, the Group considers its exposure to interest rate risk to be immaterial. As of the reporting date, the Group has not entered into any interest rate hedging arrangements or derivative instruments to manage this exposure.

Club Versante Group Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

5. Accounts Receivable

As of June 30, 2025 and December 31, 2024, accounts receivable consisted of the following balances:

	As of
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Accounts receivable	$109,908	$—

As of June 30, 2024, the Group had not recognized any allowance for expected credit losses against accounts receivable. The full amount was subsequently collected as of the date these unaudited condensed consolidated financial statements are issued.

6. Inventories

As of June 30, 2025 and December 31, 2024, inventories consisted of the following balances:

	As of
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Beer	$6,530	$792
Liqour	98,587	103,889
Wine	36,600	22,956
Total inventories	$141,717	$127,637

The write-downs of inventories were $nil for the six months ended June 30, 2025 and 2024, respectively.

7. Leases

As of June 30, 2025 and December 31, 2024, the Group subsisted of the following non-cancellable lease arrangements.

Description of lease	Lease term	Lease Type
Property at Ground Floor, 12F & 13F, 8499 Bridgeport Road(1)	August 1, 2021 to July 30, 2031	Operating lease
Property at Unit 110,115&605, 8400 West Road(2)	October 15, 2021 to October 14, 2031	Operating lease
Property at #105, 8400 West Road	February 1, 2023 to January 31, 2038	Operating lease
Kitchen equipment	December 10, 2021 to March 9, 2025	Finance lease

____________

(1)      On June 1, 2023, the Group and the lessor entered into an amendment contract to partially terminate the leased space with a corresponding reduction in the monthly rental fee. The modified lease term would be effective since the date of modification. There is no change of the other lease terms of the contract.

(2)      On January 1, 2024, the Group and the lessor entered into an amendment contract to partially terminate the leased space with a corresponding reduction in the monthly rental fee. The modified lease term would be effective since the date of modification. There is no change of the other lease terms of the contract.

Operating leases as lessee

As of June 30, 2025 and December 31, 2024, the Group held three operating leases for properties designated for the operation of a restaurant and bars.

Club Versante Group Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

7. Leases (cont.)

The following table summarizes the classification of operating lease ROU assets and operating lease liabilities in the Group’s unaudited condensed consolidated balance sheets:

	As of
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Assets
Operating lease right-of-use asset, net (related party)	$134,374	$135,351
Operating lease right-of-use asset, net (third parties)	1,476,788	1,457,029
Total operating lease right-of-use asset, net	$1,611,162	$1,592,380

Liabilities
Operating lease liabilities, current (related party)	$18,865	$17,331
Operating lease liabilities, current (third parties)	128,216	117,779
Operating lease liabilities, non-current (related party)	119,263	121,854
Operating lease liabilities, non-current (third parties)	1,360,223	1,348,066
Total operating lease liabilities	$1,626,567	$1,605,030

Information related to operating lease activities during the six months ended June 30, 2025 and 2024 are as follows:

	For the six months ended June 30,
	2025	2024
	(Unaudited)	(Unaudited)
Amortization of operating lease ROU assets	$69,964	$68,599
Accretion of interest on operating lease liabilities	46,533	52,292
Total operating lease expenses	$116,497	$120,891

The following table summarizes the remaining contractual maturities of lease liabilities, categorized by the years in which such operating lease liabilities are required to be settled, under operating leases as of June 30, 2025:

During the years ending:
2026	$237,084
2027	237,084
2028	239,414
2029	241,744
2030 and after	1,179,894
Total future lease payments	$2,135,220
Less: imputed interest	(508,653)
Present value of lease obligations	$1,626,567

As of June 30, 2025 and December 31, 2024, the weighted average discount rate of operating leases was 5.77% and 5.18%, respectively and the weighted average remaining operating lease terms were 9.70 years and 10.14 years, respectively.

Lease modification

During the six months ended June 30, 2024, the Group executed partial terminations of leased space under one lease agreement, resulting in corresponding reductions in monthly rental payments. In accordance with ASC 842, Leases, partial lease terminations are accounted for by proportionately reducing both the lease liability and the

Club Versante Group Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

7. Leases (cont.)

ROU asset. The ROU asset is reduced based on the proportion of the lease that has been terminated, and the lease liability is remeasured based on the updated lease payments. The difference between the decrease in the lease liability and the proportionate reduction in the ROU asset is recognized as a gain or loss in the unaudited condensed consolidated statements of operations and comprehensive income in the period of modification. These lease modifications did not result in reclassification of the lease types. The Group continues to assess lease changes in accordance with ASC 842-10-15-6 to determine whether modifications represent separate contracts or modifications of the existing lease. The impact of these lease modifications on the unaudited condensed consolidated statements of operations and comprehensive income is summarized as follows:

	For the six months ended June 30,
	2025	2024
	(Unaudited)	(Unaudited)
Decrease of ROU assets caused by lease modifications	$—	$670,452
Decrease of lease liabilities caused by lease modifications	—	690,032
Gain recorded in the unaudited condensed consolidated statements of operations and comprehensive income	$—	$(19,580)

Finance lease as lessee

As of December 31, 2024, the Group had a finance lease for kitchen equipment recorded on its unaudited condensed consolidated balance sheet, which matured on March 9, 2025.

The following table summarizes the classification of finance lease ROU assets and finance lease liabilities in the Group’s unaudited condensed consolidated balance sheets:

	As of
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Assets
Finance lease ROU assets, net	$—	$16,731

Liabilities
Finance lease liabilities, current	$—	$37,119

Finance lease expenses consist of the following:

	For the six months ended June 30,
	2025	2024
	(Unaudited)	(Unaudited)
Amortization of finance lease ROU assets	$17,092	$35,473

Interest on finance lease liabilities	$346	$1,605

As of June 30, 2025, the Company had no outstanding finance lease liabilities. As of December 31, 2024, the weighted average discount rate of financing lease was 3.49% and the weighted average remaining financing lease terms was 0.25 year.

Club Versante Group Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

7. Leases (cont.)

For the six months ended June 30, 2025 and 2024, cash paid for amounts included in the measurement of lease liabilities are as follows:

	For the six months ended June 30,
	2025	2024
	(Unaudited)	(Unaudited)
Cash paid for amounts included in the measurement of lease liabilities
Operating leases	$114,538	$118,855
Finance lease	$38,265	$34,452

8. Property and Equipment, Net

As of June 30, 205 and December 31, 2024, property and equipment, net, consisted of the following:

	As of
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Furniture and fixture	$182,560	$172,672
Kitchen equipment	728,699	689,228
Leasehold improvement	408,827	386,683
Less: accumulated depreciation	(740,317)	(629,153)
Total property and equipment, net	$579,769	$619,430

Depreciation expenses were $72,594 and $75,331 for the six months ended June 30, 2025 and 2024, respectively.

9. Prepayments and Other Current Assets

As of June 30, 2025 and December 31, 2024, prepayments and other current assets, consisted of the following:

	As of
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Prepaid expenses	$137,134	$95,964
Other current assets	5,783	—
Total prepayments and other current assets	$142,917	$95,964

10. Book overdrafts

As of June 30, 2025 and December 31, 2024, the book overdrafts consisted of the following:

	As of
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Book overdrafts	$—	$58,814

As of December 31, 2024, the Group had cash balances of $22,416, held with a bank in Canada. The Group recorded book overdrafts as of December 31, 2024, which represent outstanding checks issued in excess of available cash balances in specific bank accounts. These checks were issued primarily to settle accounts payable, accrued expenses, and other current liabilities, and were subsequently cleared in the following reporting periods.

Club Versante Group Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

11. Bank loan

As of June 30, 2025 and December 31, 2024, bank loan consisted of the following:

	As of
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Canada Emergency Business Account (“CEBA”) Loan	$29,369	$27,778

The Group secured a Canada Emergency Business Account (“CEBA”) loan of CA$40,000 on April 23, 2020, as part of the Government of Canada’s COVID-19 relief measures aimed at supporting small businesses during the pandemic. The loan is unsecured and was initially interest-free until December 31, 2022. Subsequently, any outstanding balance began accruing interest at an annual rate of 5%, with the full principal due by December 31, 2025. As of June 30, 2025, the outstanding principal balance of the loan was $29,369. Interest expenses related to this loan were $710 and $736 for the six months ended June 30, 2025 and 2024, respectively. As of the date these unaudited condensed consolidated financial statements are issued, the loan of $29,369 remains outstanding.

12. Shareholders’ Equity

Ordinary shares

The Company was established under the laws of Cayman Islands on April 9, 2025. The authorized number of ordinary shares was 50,000 shares and the outstanding number of ordinary shares was 1,000, with a par value of $1 per share, on the date of incorporation. As of the date these unaudited condensed consolidated financial statements are issued, the consideration amounted to $1,000 had not been settled by the Company’s shareholder and was recognized as a subscription receivable in these unaudited condensed consolidated financial statements.

Subsequently, on May 8, 2025, the Company entered into subscription agreements with three individuals, pursuant to which they subscribed for an aggregate of 158 ordinary shares for a total consideration of $816,070. The 158 ordinary shares were issued on the same day, and the entire consideration was fully settled by the subscribers in July 2025.

On July 16, 2025, the Company effected a 1-for-10,000 share subdivision, resulting in a change in the par value of its ordinary shares from $1.00 to $0.0001 per share. On the same day, the Company further allotted a total of 4,053,000 ordinary shares on a pro rata basis to all existing shareholders at par value. Of this total, 3,500,000 ordinary shares were allotted to the founding shareholder, and 553,000 ordinary shares were allotted to the investors who had subscribed for shares on May 8, 2025. The purpose of the allotment was to increase the total number of outstanding shares proportionately following the subdivision. As of the date these unaudited condensed consolidated financial statements are issued, no consideration had been received for the 4,053,000 ordinary shares, and the aggregate consideration of $405 was recognized as a subscription receivable.

The Company considers the 1-for-10,000 share subdivision and the pro rata allotment of 3,500,000 ordinary shares to the founding shareholder constitute a share split. These transactions are regarded as part of the Company’s recapitalization in anticipation of its initial public offering and have been reflected on a retrospective basis, in accordance with the guidance under ASC 260, Earnings Per Share. All shares and per share amounts presented herein and in the accompanying unaudited condensed consolidated financial statements have been retroactively adjusted to reflect these transactions.

The issuance of 158 ordinary shares on May 8, 2025, was not treated as a share split. Rather, it was considered a discrete capital transaction and accounted for prospectively. Correspondingly, the subsequent pro rata allotment of 553,000 ordinary shares in July 2025, which related to the 158 ordinary shares originally issued, was treated as a share subdivision of those shares. The 553,000 shares were recognized retroactively as of May 8, 2025, in accordance with the guidance under ASC 260, Earnings Per Share, which requires retrospective application for share splits.

Club Versante Group Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

12. Shareholders’ Equity (cont.)

As of the date these unaudited condensed consolidated financial statements are issued, the authorized share capital of the Company is $50,000 divided into 500,000,000 ordinary shares of a par value of $0.0001 each, and the Company has 15,633,000 ordinary shares issued and outstanding.

13. Income Taxes

Cayman Islands and British Virgin Islands

Under the current and applicable laws of Cayman Islands and British Virgin Islands, the Company is not subject to tax on income or capital gains under this jurisdiction.

Canada

Club Versante Canada is incorporated in the province of British Columbia (B.C.), Canada, and is subject to both Canadian federal and B.C. provincial corporate income taxes. Taxable income is determined based on the statutory financial statements, with adjustments made in accordance with applicable Canadian tax laws. For the six months ended June 30, 2025 and 2024, the federal corporate income tax rate was 15%. In B.C., the general provincial corporate tax rate was 12% on taxable income. The combined federal and provincial corporate income tax rate was 27%.

The current and deferred portions of the income tax expense included in the unaudited condensed consolidated statements of operations and comprehensive income as determined in accordance with ASC 740 are as follows:

	For the six months ended June 30,
	2025	2024
	(Unaudited)	(Unaudited)
Current income tax expense	$—	$—
Canada-federal corporate income tax	—	—
Canada-general provincial corporate tax	—	—
Foreign	—	—

Deferred income tax expense
Canada-federal corporate income tax	89,037	83,554
Canada-general provincial corporate tax	71,229	66,844
Foreign	—	—
Income tax expense	$160,266	$150,398

A reconciliation of the difference between the expected income tax expense computed at Canada federal income tax rate of 15% and the Group’s reported income tax expense is shown in the following table:

	For the six months ended June 30,
	2025	2024
	(Unaudited)	(Unaudited)
Income before income tax expense	$593,580	$551,186
Canada federal corporate income tax rate	15%	15%
Computed income tax expense with Canada federal corporate income tax rate	$89,037	$82,678
General provincial corporate tax expense, net of federal effect	71,229	66,142
Non-deductible expense	—	1,578
Income tax expense	$160,266	$150,398

Club Versante Group Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

13. Income Taxes (cont.)

The following table reconciles the statutory tax rate to the Company’s effective tax rate for the six months ended June 30, 2025 and 2024:

	For the six months ended June 30,
	2025	2024
	(Unaudited)	(Unaudited)
Canada federal corporate income tax rate	15%	15%
General provincial corporate tax rate, net of federal effect	12%	12%
Effective tax rate	27%	27%

Deferred tax

The Group measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Group’s deferred tax assets and liabilities are as follows:

	As of
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Deferred tax assets:
Depreciation of property and equipment	$(19,779)	$(11,435)
Net operating losses carry forwards	843,551	947,473
Total deferred tax assets, net	$823,772	$936,038

Movement of the Group’s deferred tax assets, net during the period/year is as follows:

	During the period/year ended
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Beginning balance	$936,038	$1,328,013
Deferred income tax expenses recognized during the period/year	(160,266)	(295,903)
Exchange rate differences	48,000	(96,072)
Ending balance	$823,772	$936,038

Uncertain tax positions

The Group evaluates each uncertain tax position, including the potential application of interest and penalties, based on its technical merits, and measures the unrecognized benefits associated with such positions. As of June 30, 2025 and December 31, 2024, the Group did not have any significant unrecognized uncertain tax positions and does not anticipate any changes to this status over the next twelve months. For the six months ended June 30, 2025 and 2024, the Group did not incur any significant interest or penalties related to potential underpaid income tax expenses.

The Group’s primary tax jurisdiction is Canada. Under Canadian tax laws, the Canada Revenue Agency (CRA) generally has a reassessment period of three years from the date it issues the original notice of assessment to assess a Canadian-Controlled Private Corporation (CCPC). For corporations that are not CCPCs, this assessment period extends to four years. However, if the CRA determines that a taxpayer has made a misrepresentation attributable to neglect, carelessness, willful default, or fraud in fling the return or supplying information, there is no time limit for reassessment.

Club Versante Group Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

14. Related Party Transactions and Balances

a. Nature of relationships with related parties

Name	Relationship with the Group
Mo Yeung Ching	Father of Chung Lin Ching, who is a director and the controlling shareholder of the Group
1322956 BC Ltd.	100% controlled by Mo Yeung Ching
Bygenteel Capital Inc.	100% controlled by Chung Lin Ching

b. Transactions with related parties

		For the six months ended June 30,
Name	Nature	2025	2024
		(Unaudited)	(Unaudited)
1322956BC Ltd(1)	Lease expense of the property at Unit 110,115&605, 8400 West Road	$12,479	$12,950
1322956BC Ltd(2)	Revenue	—	199,472

____________

(1)      For the six months ended June 30, 2025 and 2024, this amount represented the lease expense charged by 1322956BC Ltd for the property located at Units 110, 115, and 605, 8400 West Road, Canada. Refer to Note 7 for further details.

(2)      For the six months ended June 30, 2024, this amount represented event income from related party.

c. Balances with related parties

		As of
Name	Nature	June 30, 2025	December 31, 2024
		(Unaudited)	(Audited)
Bygenteel Capital Inc(3)	Amount due to a related party, current	$558,040	$599,741
Bygenteel Capital Inc.(4)	Amount due to a related party, non-current	3,303,965	3,125,000
		$3,862,005	$3,724,741

____________

(3)      The outstanding balance as of June 30, 2025 and December 31, 2024, represented financial support provided by Bygenteel Capital Inc., which is Club Versante Canada’s parent company before the reorganization date, to meet the Group’s operational and financial requirements. The balances were interest-free, unsecured and repayable on demand.

(4)      The outstanding balances with an amount of CA$4.5 million (approximately $3.3 million and $3.1 million as of June 30, 2025 and December 31, 2024, respectively) had a fixed maturity date of December 31, 2027. All amounts due to Bygenteel Capital Inc. were interest-free and unsecured.

15. Commitments and Contingencies

Commitments

As of June 30, 2025 and December 31, 2024, the Group had neither significant financial nor capital commitment.

Contingencies

As of June 30, 2025 and December 31, 2024, the Group was not a party to any legal or administrative proceedings. The Group further concludes that there were no legal or regulatory proceedings, either individually or in the aggregate, that could have resulted in an unfavorable outcome with a material adverse effect on the Group’s results of operations, unaudited condensed consolidated financial condition, or cash flows.

Club Versante Group Limited
Notes to Unaudited Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

16. Segment information

The Group uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s CODM, specifically the Group’s CEO and CFO, for making decisions, allocating resources and assessing performance.

The CODM considers the Group carries out all its business activities and operations in Vancouver, Canada. All transactions are concluded and completed in Vancouver, Canada with similar terms and conditions. Internally, the Group reports costs and expenses by nature as a whole for management decision-making and assessment. Based on management’s assessment, the Group determines that it has only one operating segment and therefore one reportable segment as defined by ASC 280. Furthermore, since all the Group’s revenue is derived in Canada with all operations being carried out in Vancouver Canada, no geographical segment is presented. The Group concludes that it has only one reportable segment.

The CODM of the Group primarily utilizes the net income to monitor budget-to-actual performance and to assess the adequacy of capital resources for marketing and development. The following table presents the significant revenue and expense categories in the Group’s single operating segment:

	For the six months ended June 30,
	2025	2024
	(Unaudited)	(Unaudited)
Revenue	$1,869,203	$2,134,202
Cost of revenue	(818,303)	(1,077,653)
Selling and marketing	(10,263)	(12,173)
General and administrative	(522,208)	(497,975)
Income tax expense	(160,266)	(150,398)
Other income	75,151	4,785
Net income of single operating segment	$433,314	$400,788

17. Subsequent Events

The Group evaluates all events and transactions that occur after June 30, 2025 up through September 5, 2025. Other than the event disclosed elsewhere in these unaudited condensed consolidated financial statements, there is no other subsequent event occurred that would require recognition or disclosure in the Group’s unaudited condensed consolidated financial statements.

Club Versante Group Limited

Ordinary Shares

______________________________

PRELIMINARY PROSPECTUS

______________________________

Joseph Stone Capital, LLC

[—]

            , 2025

Until and including            , 2025 (25 days after the date of this prospectus), all dealers that buy, sell, or trade our Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

RESALE PROSPECTUS ALTERNATE PAGE

Club Versante Group Limited

PRELIMINARY PROSPECTUS

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED SEPTEMBER 5, 2025

Club Versante Group Limited

2,133,000 Ordinary Shares

This prospectus relates to the resale of an aggregate of 2,133,000 Ordinary Shares of Club Versante Group Limited (of which 702,000 Ordinary Shares are held by Kon Teck Tien, 675,000 Ordinary Shares are held by Leong Kah Yee, 756,000 Ordinary Shares are held by Yang Shengguang, collectively the “Resale Shareholders”), that may be sold from time to time by the Resale Shareholders. We will not receive any of the proceeds from the sale of Ordinary Shares by the Resale Shareholders.

No Ordinary Shares may be sold by the Resale Shareholders until our Ordinary Shares are listed or quoted on an established public trading market. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Resale Shareholders. No sales of the shares covered by this prospectus shall occur until the Ordinary Shares sold in our initial public offering begin trading on the Nasdaq Capital Market.

On [•], 2025, a registration statement under the Securities Act with respect to our initial public offering of Ordinary Shares was declared effective by the Securities and Exchange Commission. We received approximately US$[•] million in net proceeds from our initial public offering after payment of underwriting discounts and commissions.

Concurrent with our initial public offering, our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “CADV”.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

An investment in our Ordinary Shares involves significant risks. You should carefully consider the risk factors beginning on page 14 of the Public Offering Prospectus before you make your decision to invest in our Ordinary Shares.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2025

RESALE PROSPECTUS ALTERNATE PAGE

Neither we nor any of the Resale Shareholders have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor the Resale Shareholders take any responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the U.S. to permit a public offering of our securities or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the U.S. are required to inform themselves about and to observe any restrictions about this offering and the distribution of this prospectus applicable to those jurisdictions.

CVGL is incorporated under the laws of the Cayman Islands as an exempted company with limited liability and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act.

Until and including [•], 2025 (the 25th day after the date of this prospectus), all dealers that buy, sell, or trade our Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Alt-i

THE OFFERING

Ordinary Shares being offered by the Resale Shareholders	In aggregate 2,133,000 Ordinary Shares (as to 702,000 Ordinary Shares by Kon Teck Tien, 675,000 Ordinary Shares by Leong Kah Yee, 756,000 Ordinary Shares by Yang Shengguang)
Number of Ordinary Shares outstanding after this offering:

Assuming the issuance and sale of 2,000,000 Ordinary Shares pursuant to the Public Offering Prospectus filed contemporaneously herewith:

17,633,000 Ordinary Shares (assuming no exercise of the underwriters’ over-allotment option)

Use of proceeds	We will not receive any proceeds from the sale of Ordinary Shares held by the Resale Shareholders being registered in this prospectus.
Nasdaq Capital Market symbol	CADV
Term of this offering	The Resale Shareholder will determine when and how it will sell the securities offered in this prospectus.
Risk factors

An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 14 of the Public Offering Prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Alt-1

USE OF PROCEEDS

The Resale Shareholder will receive all of the proceeds from any sales of the ordinary shares offered hereby. In addition, the underwriter will not receive any compensation from the sale of the ordinary shares offered hereby. However, we will incur expenses in connection with the registration of our ordinary shares offered hereby.

Alt-2

RESALE SHAREHOLDERS

The 702,000 Ordinary Shares being offered by Kon Teck Tien, of which 520,000 Ordinary Shares were issued to him on May 8, 2025, and remaining 182,000 Ordinary shares were issued to him on July 16, 2025 for an aggregate consideration of US$268,598.20. We are registering 702,000 Ordinary Shares for him in order to permit him to offer the Ordinary Shares for resale from time to time. Kon Teck Tien’s address is at NO 196, JALAN PINANG 1, TAMAN KOTA KULAI, 81000 KULAI, JOHOR, MALAYSIA. There have been no position, office or other material relationship between Kon Teck Tien and the Company or its predecessors or affiliates within the past three years.

The 675,000 Ordinary Shares being offered by Leong Kah Yee, of which 500,000 Ordinary Shares were issued to him on May 8, 2025, and remaining 175,000 Ordinary shares were issued to him on July 16, 2025 for an aggregate consideration of US$258,267.50. We are registering 675,000 Ordinary Shares for him in order to permit him to offer the Ordinary Shares for resale from time to time. Leong Kah Yee’s address is at 233 JALAN SEKATA, TAMAN UNITED, JALAN KLANG LAMA, 58200 KUALA LUMPUR, W. PERSEKUTUAN(KL), MALAYSIA. There have been no position, office or other material relationship between Leong Kah Yee and the Company or its predecessors or affiliates within the past three years.

The 756,000 Ordinary Shares being offered by Yang Shengguang, of which 560,000 Ordinary Shares were issued to him on May 8, 2025, and remaining 196,000 Ordinary shares were issued to him on July 16, 2025 for an aggregate consideration of US$289,259.60. We are registering 756,000 Ordinary Shares for him in order to permit him to offer the Ordinary Shares for resale from time to time. Yang Shengguang’s address is at 101 CAIRNHILL CIRCLE, #11-14, SINGAPORE 229809. There have been no position, office or other material relationship between Yang Shengguang and the Company or its predecessors or affiliates within the past three years.

This prospectus and any prospectus supplement will only permit the Resale Shareholders to sell the number of Ordinary Shares identified in the column “Number of Ordinary Shares to be Sold.” The Ordinary Shares issued to the Resale Shareholders are “restricted” securities under applicable U.S. federal and state securities laws and are being registered to provide the Resale Shareholders the opportunity to sell those Ordinary Shares.

The following table sets forth the name of the Resale Shareholders who are offering the Ordinary Shares for resale by this prospectus, the number and percentage of Ordinary Shares beneficially owned by them, the number of Ordinary Shares that may be offered for resale by this prospectus and the number and percentage of Ordinary Shares they will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the Resale Shareholders. We will not receive any proceeds from the resale of the Ordinary Shares by the Resale Shareholders. The Resale Shareholders may sell all, some or none of their Ordinary Shares in this offering. See “Plan of Distribution.”

	Ordinary shares beneficially owned prior to this offering†		Number of Ordinary Shares to be Sold	Ordinary shares beneficially owned after this offering
	Number of Ordinary Shares	Percentage of beneficial ownership(1)		Number of Ordinary Shares	Percentage of beneficial ownership(2)
Kon Teck Tien	702,000	3.98%	702,000	—	0%
Leong Kah Yee	675,000	3.83%	675,000	—	0%
Yang Shengguang	756,000	4.29%	756,000	—	0%

____________

(1)      Based on 17,633,000 Ordinary Shares (assuming no exercise of the over-allotment option granted to the underwriters) issued and outstanding post to completion of the Company’s initial public offering.

(2)      Since we do not have the ability to control how many, if any, of the shares the Resale Shareholders will sell, we have assumed that they will sell all of the shares offered herein for purposes of determining how many shares they will own after the offering and their percentage of ownership following the offering.

Alt-3

PLAN OF DISTRIBUTION

The Resale Shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Ordinary Shares covered hereby on the Nasdaq Capital Market, market or trading facility on which the Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. They may use any one or more of the following methods when selling his/her/its Ordinary Shares:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        settlement of short sales;

•        in transactions through broker-dealers that agree with the Resale Shareholders to sell a specified number of such securities at a stipulated price per security;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        a combination of any such methods of sale; or

•        any other method permitted pursuant to applicable law.

The Resale Shareholders may also sell its Ordinary Shares under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Resale Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Resale Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Ordinary Shares or interests therein, The Resale Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Resale Shareholders may also sell Ordinary Shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Resale Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Resale Shareholders and any broker-dealers or agents that are involved in selling the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Resale Shareholders have informed the Company that none of them have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Ordinary Shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Ordinary Shares.

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We agreed to keep this prospectus effective until the earlier of (i) the date on which the Ordinary Shares may be resold by the Resale Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect; or (ii) all of the Ordinary Shares held by the Resale Shareholders have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Ordinary Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Ordinary Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Ordinary Shares may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Resale Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the Resale Shareholders or any other person. We will make copies of this prospectus available to the Resale Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the Ordinary Shares being offered by this prospectus will be passed upon for us by Harney Westwood & Riegels.

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Club Versante Group Limited

2,133,000 Ordinary Shares

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PROSPECTUS

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[•], 2025

You should rely only on the information contained in this resale prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this resale prospectus. This resale prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this resale prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

Until and including             , 2025 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against fraud or dishonesty.

Pursuant to our Amended and Restated Memorandum and Articles of Association that will become effective immediately prior to the completion of this offering, the directors, alternate directors, secretary and other officers for the time being of the Company and the trustees (if any) for the time being acting in relation to any of the affairs of the Company, and their respective executors or administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their executors or administrators, shall or may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own dishonesty, wilful default or fraud, and none of them shall be answerable for the acts, receipts, neglects or defaults of any other of them, or for joining in any receipt for the sake of conformity, or for any bankers or other persons with whom any moneys or effects of the Company shall be lodged or deposited for safe custody, or for the insufficiency or deficiency of any security upon which any moneys of the Company shall be placed out or invested, or for any other loss, misfortune or damage which may arise in the execution of their respective offices or trusts, or in relation thereto, except as the same shall happen by or through their own dishonesty, wilful default or fraud.

We intend to enter into indemnification agreements with each of our directors and executive officers in connection with this offering. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

The underwriting agreement in connection with this offering also provides for indemnification of us and our officers, directors, or persons controlling us for certain liabilities.

We intend to obtain directors’ and officers’ liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Purchaser	Date of Issuance	Number and Class of Securities	Consideration	Underwriting Discount and Commission
McGrath Tonner Corporate Services Limited(1)	April 9, 2025	1 ordinary share	USD1.00 per share	—
Club Versante Investment Limited(1)	April 9, 2025	999 ordinary shares	USD1.00 per share	—
Kon Teck Tien(2)	May 8, 2025	52 ordinary shares	USD5,165.00 per share	—
Leong Kah Yee(2)	May 8, 2025	50 ordinary shares	USD5,165.00 per share	—
Yang Shengguang(2)	May 8, 2025	56 ordinary shares	USD5,165.00 per share	—

Purchaser	Date of Issuance	Number and Class of Securities	Consideration	Underwriting Discount and Commission
Club Versante Investment Limited(3)	July 16, 2025	10,000,000 Ordinary Shares	Nil (1-for 10,000 share subdivision)	—
Club Versante Investment Limited	July 16, 2025	3,500,000 Ordinary Shares	USD0.0001 per share	—
Kon Teck Tien(3)	July 16, 2025	520,000 Ordinary Shares	Nil (1-for 10,000 share subdivision)	—
Kon Teck Tien	July 16, 2025	182,000 Ordinary Shares	USD0.0001 per share
Leong Kah Yee(3)	July 16, 2025	500,000 Ordinary Shares	Nil (1-for 10,000 share subdivision)	—
Leong Kah Yee	July 16, 2025	175,000 Ordinary Shares	USD0.0001 per share
Yang Shengguang(3)	July 16, 2025	560,000 Ordinary Shares	Nil (1-for 10,000 share subdivision)	—
Yang Shengguang	July 16, 2025	196,000 Ordinary Shares	USD0.0001 per share

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(1)      Upon the incorporation of CVGL on April 9, 2025, CVGL issued 1,000 ordinary shares to two then shareholders in connection with the incorporation of the Company, among which 1 ordinary share was issued to our registered office provider as initial subscriber, who then transferred the subscriber share to Club Versante Investment Limited on the same day.

(2)      On May 8, 2025, CVGL issued 52, 50 and 56 Ordinary Shares to Kon Teck Tien, Leong Kah Yee and Yang Shengguang at a total consideration of US$268,580.00, US$258,250.00 and US$289,240.00 respectively.

(3)      On July 16, 2025, a 1-for-10,000 share split/share subdivision was effected by CVGL, and as a result of the Company issued 11,580,000 ordinary shares in proportion to all existing shareholders.

Item 8. Exhibits and Financial Statement Schedules.

(a)     The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings.

(a)     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)     The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1†	Form of Underwriting Agreement
3.1*	Memorandum and Articles of Association, as adopted at incorporation
3.2*	Amended and Restated Memorandum and Articles of Association, as currently in effect
3.3*	Form of Amended and Restated Memorandum and Articles of Association (to be effective immediately prior to the completion of this offering)
4.1*	Specimen certificate evidencing Ordinary Shares
5.1†	Opinion of Harney Westwood & Riegels regarding the validity of the Ordinary Shares being registered
8.1†	Opinion of Harney Westwood & Riegels regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2†	Opinion of Boughton Law Corporation regarding certain legal matters and tax matters of the subsidiary in Canada
10.1*	Form of Indemnification Agreement between the registrant and its officers and directors
10.2*	Form of Director Agreement between the registrant and its directors
10.3*	Form of Independent Director Agreement between the registrant and its independent directors
10.4*	Form of Employment Agreement between the registrant and its officers
10.5*	Commercial Sublease Agreement, by and between Hotel Versante Ltd. and Club Versante Management Ltd., dated as of August 1, 2021
10.6*	Amendment to Commercial Sublease, by and between Hotel Versante Ltd. and Club Versante Management Ltd., dated as of June 1, 2023
10.7*	Lease Agreement, by and between Kangaloo Investment Ltd. and Club Versante Management Ltd., dated as of October 19, 2022
10.8*	Lease Agreement, by and between 1322956BC and Club Versante Management Ltd., dated as of September 1, 2021
10.9*	Amendment to Lease Agreement, by and between 1322956BC and Club Versante Management Ltd., dated as of January 1, 2024
10.10*	Commercial Lease Agreement, by and between Club Versante Management Ltd. and Yandoux Patisserie Ltd., dated as of March 6, 2025
21.1*	List of Subsidiaries
23.1*	Consent of HTL International, LLC, an independent registered public accounting firm
23.2†	Consent of Harney Westwood & Riegels (included in Exhibits 5.1 and 8.1)
23.3†	Consent of Boughton Law Corporation (included in Exhibit 8.2)
23.4*	Consent of Migo Corporation Limited
24.1	Power of Attorney (included in the signature page in Part II of the registration statement)
99.1*	Code of Business Conduct and Ethics
99.2*	Audit Committee Charter
99.3*	Nominating and Corporate Governance Committee Charter
99.4*	Compensation Committee Charter
99.5*	Consent of Mr. John Robert Fiore
99.6*	Consent of Mr. Ming Gu
99.7*	Consent of Mr. Jianhua Zhao
99.8*	Consent of Ms. Peng Du
99.9*	Compensation Recovery Policy of the registrant
99.10*	Insider Trading Policy of the registrant
99.11*	Whistleblower Policy of the registrant
107†	Calculation of Filing Fee Table

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*        Previously Filed.

†        Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Canada, on September 5, 2025.

CLUB VERSANTE GROUP LIMITED
By:	/s/ Chung Lin Ching
Name:	Chung Lin Ching
Title:	Director

KNOW ALL BY THOSE PRESENT, that each person whose signature appears below hereby constitutes and appoints Chung Lin Ching and Peng Du, and each of them may act without the joinder of the other, as his or her true and lawful agent, proxy, and attorney-in-fact, with full power of substitution and re-substitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto; (2) act on, sign, and file such certificates, instruments, agreements, and other documents as may be necessary or appropriate in connection therewith; (3) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act; and (4) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying, and confirming all that such agent, proxy, and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Chung Lin Ching	Chief Executive Officer and Director	September 5, 2025
Name: Chung Lin Ching
/s/ Peng Du	Chief Finance Officer and Director	September 5, 2025
Name: Peng Du	(Principal Accounting and Financial Officer)
/s/ John Robert Fiore	Independent Director	September 5, 2025
Name: John Robert Fiore
/s/ Ming Gu	Independent Director	September 5, 2025
Name: Ming Gu
/s/ Jianhua Zhao	Independent Director	September 5, 2025
Name: Jianhua Zhao

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of CVGL, has signed this registration statement or amendment thereto in New York, New York on September 5, 2025.

Authorized U.S. Representative Cogency Global Inc.
By:	/s/ Colleen A. DeVries
Name:	Colleen A. DeVries
Title:	Senior Vice-President on behalf of Cogency Global Inc.